Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 dated as of August 5, 2022 (this “Amendment”), to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, including by that certain Incremental Term Loan Assumption Agreement, dated as of December 20, 2018, that certain Incremental Assumption Agreement, dated as of March 4, 2019, that certain Incremental Assumption Agreement, dated as of July 9, 2021, and that certain Amendment, dated as of December 10, 2021, the “Existing Credit Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CBRE LIMITED, a limited company organized under the laws of England and Wales (with company no: 3536032) (the “U.K. Borrower”), CBRE LIMITED, a corporation organized under the laws of the province of New Brunswick, CBRE PTY LIMITED, a company organized under the laws of Australia and registered in New South Wales, CBRE LIMITED, a company organized under the laws of New Zealand, CBRE GLOBAL ACQUISITION COMPANY, a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12D, Impasse Drosbach L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B 150.692 (the “Luxembourg Borrower” and, together with the U.S. Borrower and the U.K. Borrower, the “Borrowers”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity “CS” or the “Existing Administrative Agent”) for the Lenders.

A. Each of Holdings and the Borrowers have requested that the Existing Credit Agreement be amended to, among other things, (i) amend certain of the representations and warranties, affirmative covenants and negative covenants in the Existing Credit Agreement, in a manner consistent with the new 5-year senior unsecured revolving credit facility agreement (the “New Revolving Facility Agreement”) to be entered into by Holdings and the U.S. Borrower as of the date hereof and (ii) reflect the resignation of the Existing Administrative Agent (the “Resigning Agent”) and the appointment of Wells Fargo Bank, National Association (“Wells Fargo”) as administrative agent under the Amended Credit Agreement (as defined below) (the “Successor Agent”).

B. Holdings, the Luxembourg Borrower, the Existing Administrative Agent and the Successor Agent have agreed to amend the Existing Credit Agreement as provided for herein (the Existing Credit Agreement, as so amended, being referred to herein as the “Amended Credit Agreement”), effective as of the Effective Date (as defined below).

Accordingly, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Terms Generally. The rules of construction set forth in Section 1.02 of the Amended Credit Agreement shall apply mutatis mutandis to this Amendment. This Amendment shall be a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. Capitalized terms used but not defined herein have the meanings assigned thereto in the Amended Credit Agreement.

SECTION 2. Amendments to the Existing Credit Agreement.

(a) The Existing Credit Agreement is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text or double-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto.

(b) Exhibits A – I-4 to the Existing Credit Agreement are hereby amended by replacing all references to “Credit Suisse AG, Cayman Islands Branch, as Administrative Agent” with “Wells Fargo Bank, National Association, as Administrative Agent”. Exhibits J-1 – J-4 to the Existing Credit Agreement shall no longer be of any effect under the Amended Credit Agreement.

(a) Schedules 1.01(c), 6.01(a) and 6.02(a) to the Credit Agreement are hereby amended and restated in their respective entirety as set forth in Exhibit B hereto. Except as set forth in Exhibit B, the schedules to the Existing Credit Agreement will continue in their present forms as schedules to the Amended Credit Agreement.

SECTION 3. Resignation and Appointment. As of the Effective Date,

(a) the Resigning Agent hereby resigns as administrative agent under the Existing Credit Agreement and the other Loan Documents, and is hereby discharged from its duties and obligations under the Existing Credit Agreement and the other Loan Documents, including the Guarantee Agreement, without any further act or deed on the part of the Resigning Agent or any of the parties to the Existing Credit Agreement, the Amended Credit Agreement or the other Loan Documents;

(b) in connection with the foregoing, the Successor Agent has been appointed and accepts such appointment under the Amended Credit Agreement and the other Loan Documents as successor Administrative Agent under the Amended Credit Agreement and the other Loan Documents, and succeeds to and becomes vested with all the rights, powers, privileges and duties of the Administrative Agent under the Amended Credit Agreement and the other Loan Documents, including the Guarantee Agreement;

(c) each of the Lenders party hereto, Holdings and the Luxembourg Borrower hereby consent to Wells Fargo’s appointment as Successor Agent, and hereby waive any required notice of the Resigning Agent’s resignation; and

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(d) the parties hereby agree and acknowledge that, from and after the Effective Date, Wells Fargo shall for all purposes be the Administrative Agent under the Amended Credit Agreement and the other Loan Documents, including the Guarantee Agreement.

SECTION 4. Delineation of Responsibilities. It is understood and agreed that (x) Wells Fargo, in its individual capacity and in its capacity as the Successor Agent, and its Affiliates shall bear no responsibility and shall not be liable for (A) any actions taken or omitted to be taken by the Resigning Agent or any of its Affiliates, or that otherwise occurred, prior to the Effective Date and (B) any and all claims under or related to the Loan Documents that may have arisen or accrued prior to the Effective Date and (y) the Resigning Agent shall not bear any responsibility or be liable for (A) any actions taken or omitted to be taken by the Successor Agent (or its successors), or that otherwise occur, from and after the Effective Date and (B) any and all claims under or related to the Loan Documents that may arise or accrue from events occurring from and after the Effective Date. Each of Holdings and the Luxembourg Borrower, with respect to their applicable indemnification obligations under the Loan Documents, hereby agrees and confirms that the Successor Agent’s and its Affiliates’ right to indemnification, as set forth in the Loan Documents, shall apply with respect to any and all losses, claims, damages, liabilities and related expenses that the Successor Agent or any of its Affiliates suffers, incurs or is threatened with relating to actions taken or omitted by any of the parties to this Amendment prior to the Effective Date. The parties hereto agree that neither CS, in its individual capacity or in its capacity as the Resigning Agent, nor any of its Affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by the Successor Agent under this Amendment, the Amended Credit Agreement or the other Loan Documents or any actions taken or omitted to be taken by the Successor Agent in connection with the transactions contemplated hereby or thereby.

SECTION 5. Representations and Warranties of the Resigning Agent and the Successor Agent.

(a) The Resigning Agent hereby represents and warrants that it is legally authorized to enter into and has duly executed and delivered this Amendment and it is duly authorized to perform its obligations hereunder.

(b) The Successor Agent hereby represents and warrants that it is legally authorized to enter into and has duly executed and delivered this Amendment and it is duly authorized to perform its obligations hereunder and under the Amended Credit Agreement and the other Loan Documents. The Successor Agent (i) has made, and will continue to make, independently and without reliance upon the Resigning Agent and based on such documents and information as it shall deem appropriate at the time, its own credit decisions in taking and not taking action under the Amended Credit Agreement and the other Loan Documents, and (ii) agrees to be bound by the provisions of the Amended Credit Agreement and the other Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Amended Credit Agreement and the other Loan Documents are required to be performed by it as the Successor Agent. The Successor Agent hereby acknowledges that neither the Resigning Agent nor any of its Related Parties has made or shall be deemed to have made any representation or warranty to it except those expressly set forth in Section 5(a) above.

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SECTION 6. Representations and Warranties of Holdings and the Luxembourg Borrower. To induce the Successor Agent and the Resigning Agent to enter into this Amendment, each of Holdings and the Luxembourg Borrower represents and warrants to the Successor Agent and the Resigning Agent and the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by Holdings and the Luxembourg Borrower and constitutes a legal, valid and binding obligation of Holdings and the Luxembourg Borrower enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) On and as of the date hereof, each of the representations and warranties made by Holdings and the Luxembourg Borrower in Article III of the Amended Credit Agreement is true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(c) On and as of the date hereof, no Event of Default or Default has occurred and is continuing.

SECTION 7. Conditions Precedent to Effectiveness. This Amendment shall become effective on and as of August 5, 2022 (the “Effective Date”), but only if, on or prior to such date, the following conditions precedent are satisfied or waived by the Required Lenders:

(a) Amendment Agreement. The Resigning Agent and the Successor Agent (or their respective counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) the Luxembourg Borrower, (iii) the Resigning Agent, (iv) the Successor Agent and (v) the Required Lenders;

(b) Representations and Warranties. At the time of and immediately after giving effect to this Amendment and the other transactions contemplated hereby, the representations and warranties set forth in Section 6 hereof shall be true and correct;

(c) New Revolving Facility Agreement. The New Revolving Facility Agreement shall have become effective in accordance with its terms;

(d) Register. The Successor Agent shall have received a copy of the Register which shall include a list of all the Lenders and their respective outstanding Loan and Commitment amounts as of the date of this Amendment (before giving effect to the repayment of the Revolving Loans and N.Z. Swingline Loans (each as defined in the Existing Credit Agreement)), the termination of the Revolving Credit Commitments (as defined in the Existing Credit Agreement) and other transactions contemplated by this Amendment), and information as to the accrued and unpaid interest and fees under the Loan Documents;

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(e) Repayment of Revolving Loans; Termination of Revolving Credit Commitments; Borrowing Subsidiary Termination.

(i) The Borrowers shall repay all outstanding Revolving Loans and N.Z. Swingline Loans and, to the extent the same are not deemed issued under the New Revolving Facility Agreement on the Effective Date, backstop or cash collateralize letters of credit outstanding under the Existing Credit Agreement.

(ii) The Borrowers under the Existing Credit Agreement shall, as of the Effective Date, have permanently terminated the Revolving Credit Commitments under the Existing Credit Agreement by providing at least three Business Days’ prior notice to the Resigning Agent in accordance with Section 2.09 of the Existing Credit Agreement.

(iii) The Resigning Agent and the Successor Agent (or their respective counsel) shall have received counterparts of a Borrowing Subsidiary Termination (as defined in the Existing Credit Agreement) in respect of each Borrower under the Existing Credit Agreement (other than the Luxembourg Borrower) that, when taken together, bear the signatures of (A) such Subsidiary and (B) the U.S. Borrower, in accordance with Section 9.18 of the Existing Credit Agreement (which termination shall be effective as of the Effective Date immediately prior to giving effect to the transactions contemplated herein); and

(f) Payment of Fees and Expenses. Each of the Successor Agent and the Resigning Agent shall have received payment (subject to the receipt by the U.S. Borrower of invoices) in immediately available funds of its accrued and unpaid fees and all reasonable and documented out-of-pocket expenses (including, without limitation, legal expenses) pertaining to its role as Successor Agent or Resigning Agent, respectively, including, without limitation, with respect to the Successor Agent only, any fees, costs and expenses pursuant to the Fee Letter dated July 8, 2022 (the “Fee Letter”), between the U.S. Borrower and the Successor Agent.

SECTION 8. Successor Agent’s Fees. From and after the Effective Date, the Successor Agent shall be entitled to receive the agency fees separately agreed upon by the U.S. Borrower and the Successor Agent pursuant to the Fee Letter, and such fees shall constitute “Obligations” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 9. Resigning Agent’s Fees; Post-Effective Date Payments. The Resigning Agent hereby agrees that, from and after the Effective Date, it shall not be entitled to receive the annual administrative agent fee referred to in the Fee Letter dated October 31, 2017, between the Borrowers and the Resigning Agent. Notwithstanding

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anything in this Amendment to the contrary, the Resigning Agent shall remain entitled to receive from the U.S. Borrower any unpaid expenses (including, without limitation, legal expenses) owed to it pursuant to Section 9.05 of the Existing Credit Agreement, which shall constitute Obligations for all purposes of the Loan Documents and shall be entitled to the priority currently afforded thereto by the terms of the Existing Credit Agreement and the other Loan Documents.

SECTION 10. Further Assurances.

(a) Each of Holdings, the Luxembourg Borrower and the Resigning Agent covenants and agrees that it will, in each case at its sole expense (in accordance with and pursuant to Article VIII and Section 9.05 of the Existing Credit Agreement), execute such documents as may be reasonably requested by the Successor Agent to vest the rights and privileges of the “Administrative Agent” under the Amended Credit Agreement and the other Loan Documents, including the Guarantee Agreement, and take, or cause to be taken, all actions reasonably requested by the Successor Agent to facilitate the transfer of information in the Resigning Agent’s possession relating to its rights or duties under the Loan Documents from the Resigning Agent to the Successor Agent; provided that any assignment, conveyance or other document to be furnished or executed by, or other action to be taken by, the Resigning Agent shall be reasonably satisfactory to it, and the Resigning Agent shall be reasonably satisfied that the delivery of any information requested of it would not breach any confidentiality restrictions binding on it; provided, further, that nothing in this Section 10 shall require the Resigning Agent to incur any expenses or liabilities for which it would not be entitled to reimbursement or indemnification under this Amendment or the Loan Documents.

(b) The Resigning Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Resigning Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Without limiting the foregoing, it is understood and agreed that (i) the Resigning Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any information with respect to any Lender provided by such Lender and (ii) except to the extent expressly set forth in Section 5(a) above, any information heretofore or hereafter provided by the Resigning Agent to the Successor Agent is being provided without any representation or warranty by the Resigning Agent. The Resigning Agent may at Holdings’ and the Borrowers’ sole expense (in accordance with and pursuant to Article VIII and Section 9.05 of the Existing Credit Agreement) consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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SECTION 11. Effect of this Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of each of the Resigning Agent, the Issuing Banks or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Existing Credit Agreement specifically referred to herein. After the Effective Date, any reference to the Credit Agreement shall mean the Amended Credit Agreement.

(b) Notwithstanding this Amendment and the resignation of the Resigning Agent effected pursuant hereto, the parties hereto hereby agree that the provisions of Article VII and Section 9.05 of the Existing Credit Agreement shall continue in effect for the benefit of the Resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent under the Existing Credit Agreement and the other Loan Documents, and any actions taken or omitted to be taken by it under or in connection with this Amendment, whether prior to or after the date hereof and notwithstanding the effectiveness of the resignation effected hereby. In furtherance of the foregoing, Holdings, the Luxembourg Borrower and the Successor Agent hereby acknowledge and agree that (i) any action taken or omitted to be taken by the Resigning Agent, its sub-agents and its and their Related Parties under or in connection with this Amendment prior to the Effective Date or actions taken or omitted to be taken by the Resigning Agent as the sub-agent of the Successor Agent in accordance with Section 10, including pursuant to any request or instruction made by or on behalf of the Successor Agent, and any costs and expenses incurred by the Resigning Agent, its sub-agents and its and their Related Parties in connection therewith, shall be entitled to all the benefits of the exculpatory provisions of Article VII and Section 9.05 of the Existing Credit Agreement, (ii) the Resigning Agent, its sub-agents and its and their Related Parties will continue to have the benefit of all indemnification provisions contained in the Loan Documents, including Section 9.05 of the Existing Credit Agreement, and (iii) any amounts owed to the Resigning Agent under this Agreement or under the Loan Documents in its capacity as Administrative Agent under the Loan Documents prior to the Effective Date and/or the Resigning Agent hereunder shall constitute “Obligations” for all purposes of the Amended Credit Agreement and the other Loan Documents and shall be entitled to the priority currently afforded thereto by the terms of the Loan Documents. The agreements in this Section 11(b) shall survive the repayment of the Loans, termination of the Commitments or the termination of the Existing Credit Agreement or the Amended Credit Agreement.

SECTION 12. No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Existing Credit Agreement or instruments guaranteeing the same, which shall remain in full force and effect, except as expressly modified hereby

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or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of a Borrower under the Existing Credit Agreement or of a Borrower or any other Loan Party under any other Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Existing Credit Agreement and each of the other Loan Documents shall remain in full force and effect until, and except as, modified hereby. Notwithstanding anything in this Section 12 to the contrary, following the delivery of the Borrowing Subsidiary Termination in respect of each Borrower (other than the Luxembourg Borrower), each such Borrower shall be released and discharged from any of its obligations and liabilities under the Existing Credit Agreement and each other Loan Document; provided, however, that in accordance with the Guarantee Agreement the U.S. Borrower shall remain a Guarantor.

SECTION 13. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Amended Credit Agreement.

SECTION 14. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 15. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.11 (WAIVER OF JURY TRIAL) and 9.15 (Jurisdiction; Consent to Service of Process) of the Amended Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 16. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

CBRE GROUP, INC., as Holdings

by

/s/ Emma Giamartino
Name: Emma Giamartino
Title: Global Group President, Chief Financial Officer & Chief Investment Officer

[Signature Page to CBRE Amendment No. 2]

CBRE GLOBAL ACQUISITION COMPANY, as Luxembourg Borrower

by	/s/ Meltem Amiot-Karakoc
Name: Meltem Amiot-Karakoc
Title: Type B manager

[Signature Page to CBRE Amendment No. 2]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Resigning Agent

by	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

by	/s/ Nawshaer Safi
Name: Nawshaer Safi
Title: Authorized Signatory

[Signature Page to CBRE Amendment No. 2]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Successor Agent

by	/s/ Brian Gilstrap
Name: Brian Gilstrap
Title: Senior Vice President

[Signature Page to CBRE Amendment No. 2]

Bank of America, N.A., as a Lender

by	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Senior Vice President

[Signature Page to CBRE Amendment No. 2]

HSBC Bank USA, National Association, as a Lender

By	/s/ Rumesha Ahmed
Name: Rumesha Ahmed
Title: Director

[Signature Page to CBRE Amendment No. 2]

JPMorgan Chase Bank, N.A., as Issuing Lender and Lender

by	/s/ Brian Smolowitz
Name: Brian Smolowitz
Title: Vice President

[Signature Page to CBRE Amendment No. 2]

The Royal Bank of Scotland plc, as a Lender

by	/s/ Jonathan Eady
Name: Jonathan Eady
Title: Director

[Signature Page to CBRE Amendment No. 2]

EXHIBIT A

Amended Credit Agreement

[Attached]

EXECUTION VERSION

EXHIBIT A

DDTL CUSIP: 12508LAB1

~~DRCF CUSIP: 12508LAC9~~

~~MCRCF CUSIP: 12508LAD7~~

~~UKRCF CUSIP: 12508LAE5~~

CREDIT AGREEMENT

dated as of October 31, 2017,

among

CBRE SERVICES, INC.,

CBRE GROUP, INC.,

CERTAIN SUBSIDIARIES OF

CBRE SERVICES, INC.,

THE LENDERS NAMED HEREIN

and

~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH~~

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

THE BANK OF NOVA SCOTIA,

HSBC BANK USA, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

THE ROYAL BANK OF SCOTLAND PLC,

as Joint Lead Arrangers and Joint Bookrunners

WELLS FARGO SECURITIES, LLC,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents

THE BANK OF NOVA SCOTIA,

HSBC BANK USA, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

THE ROYAL BANK OF SCOTLAND PLC,

as Co-Documentation Agents

Table of Contents

Page
ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Terms Generally	~~44~~53
SECTION 1.03.	Classification of Loans and Borrowings	~~44~~53
SECTION 1.04.	Exchange Rate Calculations	~~44~~53
SECTION 1.05.	Accounting Terms	~~44~~54
SECTION 1.06.	Divisions	~~44~~54
SECTION 1.07.	Covenant Compliance Generally	54

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~45~~55
SECTION 2.02.	Loans	~~46~~56
SECTION 2.03.	Borrowing Procedure	~~48~~58
SECTION 2.04.	Evidence of Debt; Repayment of Loans	~~48~~59
SECTION 2.05.	Fees	~~49~~60
SECTION 2.06.	Interest on Loans	~~51~~62
SECTION 2.07.	Default Interest	~~52~~63
SECTION 2.08.	Alternate Rate of Interest	~~53~~63
SECTION 2.09.	Termination and Reduction of Commitments	~~53~~64
SECTION 2.10.	Conversion and Continuation of Borrowings	~~54~~65
SECTION 2.11.	Repayment of Term Borrowings	~~55~~66
SECTION 2.12.	Prepayment	~~56~~67
SECTION 2.13.	Mandatory Prepayments	~~57~~68
SECTION 2.14.	Reserve Requirements; Change in Circumstances	~~58~~69
SECTION 2.15.	Change in Legality	~~59~~71
SECTION 2.16.	Indemnity	~~60~~72
SECTION 2.17.	Pro Rata Treatment	~~60~~72
SECTION 2.18.	Sharing of Setoffs	~~61~~73
SECTION 2.19.	Payments	~~62~~74
SECTION 2.20.	Taxes	~~63~~75
SECTION 2.21.	Assignment of Commitments Under Certain Circumstances; Duty to Mitigate	~~67~~80
SECTION 2.22.	N.Z. Swingline Loans	~~68~~81
SECTION 2.23.	Letters of Credit	~~70~~83
SECTION 2.24.	Bankers’ Acceptances	~~75~~89
SECTION 2.25.	Incremental Revolving Credit Commitments	~~77~~92
SECTION 2.26.	Incremental Term Loan Commitments	~~79~~93
SECTION 2.27.	Competitive Bid Procedure	~~80~~95

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ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	~~82~~97
SECTION 3.02.	Authorization	~~82~~97
SECTION 3.03.	Enforceability	~~83~~98
SECTION 3.04.	~~Governmental Approvals~~	~~83~~
	[Reserved]	98
SECTION 3.05.	Financial Statements	~~83~~98
SECTION 3.06.	No Material Adverse Change	~~83~~98
SECTION 3.07.	Litigation~~; Compliance with Laws~~	~~83~~98
SECTION 3.08.	Federal Reserve Regulations	~~84~~99
SECTION 3.09.	Investment Company Act	~~84~~99
SECTION 3.10.	Patriot Act; FCPA; OFAC	~~84~~99
SECTION 3.11.	Use of Proceeds	~~85~~100
SECTION 3.12.	~~Tax Returns~~ 	~~85~~
	[Reserved]	100
SECTION 3.13.	No Material Misstatements	~~85~~100

ARTICLE IV

Conditions of Lending

SECTION 4.01.	All Credit Events	~~85~~100
SECTION 4.02.	Closing Date	~~86~~101

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Existence; Businesses and Properties; Compliance with Laws	~~88~~103
SECTION 5.02	. ~~Insurance~~ 	~~88~~
	[Reserved]	103
SECTION 5.03.	~~Obligations and Taxes~~	~~88~~
	[Reserved]	104
SECTION 5.04.	Financial Statements, Reports, etc.	~~89~~104
SECTION 5.05.	Notices of Default	~~90~~106
SECTION 5.06.	[Reserved]	~~90~~106
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	~~90~~106
SECTION 5.08.	Use of Proceeds	~~90~~106
SECTION 5.09.	Additional Loan Parties	~~90~~106

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness	~~91~~107
SECTION 6.02.	Liens	~~92~~108
SECTION 6.03.	~~[Reserved]~~	~~94~~
	Sale Leasebacks	110

SECTION 6.04.	~~Mergers, Consolidations and Sales of Assets~~	~~94~~
~~SECTION 6.05.~~	Interest Coverage Ratio	~~94~~113
SECTION ~~6.06~~6.05.	Maximum Leverage Ratio	~~94~~113

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

SECTION 8.01.	Appointment and Authority	116
SECTION 8.02.	Rights as a Lender	116
SECTION 8.03.	Exculpatory Provisions	117
SECTION 8.04.	Reliance by the Administrative Agent	118
SECTION 8.05.	Delegation of Duties	119
SECTION 8.06.	Resignation of Administrative Agent	119
SECTION 8.07.	Non-Reliance on Administrative Agent and Other Lenders	121
SECTION 8.08.	No Other Duties, Etc	123
SECTION 8.09.	Guaranty Matters	123
SECTION 8.10.	[Reserved]	123
SECTION 8.11.	Certain ERISA Matters	123
SECTION 8.12.	Erroneous Payments	125

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	~~100~~127
SECTION 9.02.	Survival of Agreement	~~102~~130
SECTION 9.03.	Binding Effect	~~103~~130
SECTION 9.04.	Successors and Assigns	~~103~~131
SECTION 9.05.	Expenses; Indemnity	~~107~~135
SECTION 9.06.	Right of Setoff	~~108~~137
SECTION 9.07.	Applicable Law	~~108~~137
SECTION 9.08.	Waivers; Amendment	~~108~~137
SECTION 9.09.	Interest Rate Limitation	~~110~~138
SECTION 9.10.	Entire Agreement	~~110~~139
SECTION 9.11.	WAIVER OF JURY TRIAL	~~110~~139
SECTION 9.12.	Severability	~~110~~139
SECTION 9.13.	Counterparts	~~111~~139
SECTION 9.14.	Headings	~~111~~140
SECTION 9.15.	Jurisdiction; Consent to Service of Process	~~111~~140
SECTION 9.16.	Confidentiality	~~111~~140
SECTION 9.17.	Conversion of Currencies	~~112~~141
SECTION 9.18.	Additional Borrowers	~~113~~142
SECTION 9.19.	[Reserved]	~~113~~142
SECTION 9.20.	Loan Modification Offers	~~113~~142
SECTION 9.21.	[Reserved]	~~114~~143

SECTION 9.22.	USA PATRIOT Act Notice	~~114~~143
SECTION 9.23.	No Advisory or Fiduciary Responsibility	~~114~~143
SECTION 9.24.	[Reserved]	~~115~~144
SECTION 9.25.	Release of Guarantees	~~115~~144
SECTION 9.26.	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~116~~145
SECTION 9.27.	Acknowledgement Regarding Any Supported QFCs	146

Exhibits

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Borrower Repurchase Assignment and Acceptance
Exhibit D	Auction Procedures
Exhibit E	Form of Borrowing Request
Exhibit F-1	Form of Borrowing Subsidiary Agreement
Exhibit F-2	Form of Borrowing Subsidiary Termination
Exhibit G	Form of Guarantee Agreement
Exhibit H-1	[Reserved]
Exhibit H-2	[Reserved]
Exhibit I-1	Form of U.S. Tax Compliance Certificate
Exhibit I-2	Form of U.S. Tax Compliance Certificate
Exhibit I-3	Form of U.S. Tax Compliance Certificate
Exhibit I-4	Form of U.S. Tax Compliance Certificate
~~Exhibit J-1~~	~~Form of Competitive Bid Request~~
~~Exhibit J-2~~ 	~~Form of Notice of Competitive Bid Request~~
~~Exhibit J-3~~	~~Form of Competitive Bid~~
~~Exhibit J-4~~	~~Form of Competitive Bid Accept/Reject Letter~~

Schedules

Schedule 1.01(a)	Subsidiary Guarantors
Schedule 1.01(c)	Approved Take Out Parties
Schedule 1.01(d)	Existing Letters of Credit
Schedule 2.01	Lenders
Schedule 2.01(a)	Issuing Bank Commitments
Schedule 4.02(a)	Foreign Counsel
Schedule 6.01(a)	Indebtedness
Schedule 6.02(a)	Liens

CREDIT AGREEMENT dated as of October 31, 2017 (this “Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CBRE LIMITED, a limited company organized under the laws of England and Wales (with company no: 3536032) (the “U.K. Borrower”), CBRE LIMITED, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE PTY LIMITED, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE LIMITED, a company organized under the laws of New Zealand (the “New Zealand Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), the Lenders (as defined in Article I), and ~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successor in such capacity, the “Administrative Agent”) for the Lenders.

The Borrowers have requested the Lenders to extend credit in the form of (a) Tranche A Loans (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given it in Article I) to the U.S. Borrower on up to two occasions on and after the Closing Date and on or prior the Delayed Draw Termination Date in an aggregate principal amount of up to $750,000,000 and (b) Revolving Loans in the form of (i) Domestic Revolving Loans to the U.S. Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $2,300,000,000, (ii) Multicurrency Revolving Loans to the U.S. Borrower, the Canadian Borrower, the Australian Borrower and the New Zealand Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $200,000,000 and (iii) U.K. Revolving Loans to the U.S. Borrower and the U.K. Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $300,000,000. The Borrowers may request any N.Z. Swingline Lender to extend credit in the form of N.Z. Swingline Loans to the New Zealand Borrower, in an aggregate principal amount at any time outstanding not in excess of $50,000,000 under the Multicurrency Revolving Credit Commitments. The Borrowers have requested the Issuing Banks to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $200,000,000 under the Revolving Credit Commitments, to support payment obligations of the Borrowers and their Subsidiaries. The proceeds of the Tranche A Loans will be used by the U.S. Borrower to finance a portion of the Existing Tranche A Loan Refinancing, the Existing Tranche B Loan Prepayment, to pay fees and expenses in connection therewith and for other general corporate purposes of the U.S. Borrower and its Subsidiaries. The proceeds of the Revolving Loans and N.Z. Swingline Loans, and the Letters of Credit, are to be used from time to time for working capital and other general corporate purposes of the Borrowers and their Subsidiaries.

The Lenders are willing to extend such credit to the Borrowers, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers, in each case on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptance Fee” shall mean a fee payable in Canadian Dollars by the Canadian Borrower to the Administrative Agent for the account of a Canadian Lender with respect to the acceptance of a B/A or the making of a B/A Equivalent Loan on the date of such acceptance or loan, calculated on the face amount of the B/A or the B/A Equivalent Loan at the rate per annum applicable on such date as set forth in the row labeled “Fixed Rate Spread” in the definition of the term “Applicable Percentage” on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days (it being agreed that the rate per annum applicable to any B/A Equivalent Loan is equivalent to the rate per annum otherwise applicable to the Bankers’ Acceptance which has been replaced by the making of such B/A Equivalent Loan pursuant to Section 2.24).

“Accepting Lenders” shall have the meaning assigned to such term in Section 9.20(a).

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings and its consolidated subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquisition” shall mean the acquisition by the U.S. Borrower or any Subsidiary of all or any substantial part of the assets of a person or a line of business of a person or at least a majority of the Equity Interests of a person.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Advance Agent” shall mean Credit Suisse AG, acting through such Affiliates or branches as it may designate, as competitive advance facility agent.

“Affected Class” shall have the meaning assigned to such term in Section 9.20(a).

“ Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“Aggregate Competitive Loan Exposure” shall mean the aggregate amount of the Lenders’ Competitive Loan Exposures.

“Aggregate Domestic Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Domestic Revolving Credit Exposures.

“Aggregate Multicurrency Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Multicurrency Revolving Credit Exposures.

“Aggregate U.K. Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ U.K. Revolving Credit Exposures.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.17(b).

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day (or, in the case of a Dollar Loan to the Canadian Borrower, the U.S. Base Rate), (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the sum of (i) the Adjusted LIBO Rate in effect on such day for a one-month Interest Period (or if such day is not a Business Day, the immediately preceding Business Day) and (ii) 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration

Limited (or any person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying such rates) for a period equal to one month. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the U.S. Base Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the U.S. Base Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Currency” shall mean (a) with respect to U.K. Revolving Loans and U.K. Letters of Credit, Pounds and Euro, (b) with respect to Multicurrency Loans and Multicurrency Letters of Credit, Australian Dollars, Canadian Dollars and New Zealand Dollars and (c) with respect to Incremental Revolving Loans and Incremental Term Loans, Pounds, Euro or any other currency reasonably acceptable to the Administrative Agent and the Incremental Revolving Credit Lenders or Incremental Term Lenders.

“Alternative Currency Equivalent” shall mean, on any date of determination, with respect to any amount denominated in dollars in relation to any specified Alternative Currency, the equivalent in such specified Alternative Currency of such amount in dollars, determined by the Administrative Agent pursuant to Section 1.04 using the applicable Exchange Rate then in effect.

“ Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“ANZ Sublimit” shall mean $100,000,000.

“Applicable Percentage” shall mean, for any day, subject to Section 2.07,

(a) with respect to the Revolving Credit Commitments, Revolving Loans and the Tranche A Loans, at any time,

(i) the applicable percentage set forth in the grid below under the caption “Facility Fee Revolving Credit Commitments”, “Ticking Fee”, “Fixed Rate Spread Tranche A Loans”, “Daily Rate Spread Tranche A Loans”, “Fixed Rate/SONIA Spread Revolving Loans” or “Alternate Base Rate/Canadian Prime Rate/Foreign Base Rate Spread Revolving Loans”, as the case may be, based upon the Credit Rating as of the relevant date of determination.

For purposes of the foregoing, (x) if the Credit Ratings established or deemed to have been established by Moody’s, Fitch and S&P shall fall within different Categories, the Applicable Percentage shall be based on the Category in which the highest rating falls unless the two highest ratings differ by two or more Categories, in which case the Applicable Percentage shall be based on the Category one level below the Category in which the highest rating falls and (y) if the Credit Ratings established or deemed to have been established by S&P, Fitch or Moody’s shall be changed (other than as a result of a change in the rating system of S&P, Fitch or Moody’s), such change shall be effective on the earlier of the date on which such change is publicly announced and the date on which Holdings or any of its Subsidiaries receives written notice of such change. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

If the rating system of S&P, Fitch or Moody’s shall change, or if any rating agency shall cease to be in the business of providing issuer or long-term debt ratings, as the case may be, the U.S. Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating of the other rating agencies (or, if the circumstances referred to in this sentence shall affect two or more such rating agencies, the ratings most recently in effect prior to such changes or cessations).

Category	Credit Rating			Ticking Fee	Fixed Rate Spread Tranche A Loans	Daily Rate Spread Tranche A Loans	Fixed Rate/SONIA Spread Revolving Loans	Alternate Base Rate/Canadian Prime Rate/ Foreign Base Rate Spread Revolving Loans	Facility Fee Revolving Credit Commitments
	S&P	Fitch	Moody’s
Category 1	> A	A	A2	N/A	0.750%	0.0%	0.680%	0.0%	0.070%
Category 2	A-	A-	A3	N/A	0.875%	0.0%	0.785%	0.0%	0.090%
Category 3	BBB+	BBB+	Baa1	N/A	1.000%	0.0%	0.900%	0.0%	0.100%
Category 4	BBB	BBB	Baa2	N/A	1.150%	0.150%	1.000%	0.0%	0.150%
Category 5	< BBB-	< BBB-	< Baa3	N/A	1.250%	0.250%	1.075%	0.075%	0.175%

(b) with respect to any Incremental Term Loan or Incremental Revolving Loan, the “Applicable Percentage” set forth in the Incremental Assumption Agreement relating thereto, and

(c) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Percentage” set forth in the Loan Modification Agreement relating thereto.

“Approved Credit Support” shall mean a reimbursement, indemnity or similar obligation issued by a person (the “Support Provider”) pursuant to which the Support Provider agrees to reimburse, indemnify or hold harmless the U.S. Borrower or any Subsidiary for any Indebtedness, liability, or other obligation of the U.S. Borrower or such Subsidiary, but only to the extent (a) the Support Provider satisfies the criteria set forth in clause (a), (b), (c) or (d) of the definition of the term “Approved Take Out Party” or (b) the obligations of the Support Provider are secured by an irrevocable third-party letter of credit from a financial institution with a senior unsecured non-credit-enhanced long-term debt rating of A- or higher from S&P and A3 or higher from Moody’s.

“Approved Take Out Commitment” shall mean a Take Out Commitment (a) no less than 90% of which is issued by an Approved Take Out Party (with any remaining percentage being provided by TCC or any of its Affiliates, in an aggregate amount for all such Take Out Commitments provided by TCC and its Affiliates not to exceed $10,000,000) and (b) in which the funding obligation of the issuer of such Take Out Commitment is not subject to any material condition other than (i) completion of construction in accordance with all requirements of applicable law and agreed plans and specifications and by a date certain, (ii) issuance of a certificate of occupancy and (iii) in the event the underlying transaction involves a Qualifying Lease, the commencement of payment of rent thereunder by the tenant thereunder. Any Approved Take Out Commitment shall cease to be an Approved Take Out Commitment (x) if the issuer of such Take Out Commitment (other than TCC or any of its Affiliates) at any time no longer meets the definition of “Approved Take Out Party” (provided that the failure of one (but not more than one) such provider of a Take Out Commitment to satisfy the definition of “Approved Take Out Party” shall not result in the disqualification of such Take Out Commitment pursuant to this clause (x) so long as, at the time such Take Out Commitment was initially issued, such provider satisfied the definition of Approved Take Out Party and only failed to meet such definition due to its inability to meet the requirements outlined in (a) or (b) in the definition of “Approved Take Out Party” after the issuance of such Take Out Commitment), (y) to the extent the issuer of such Approved Take Out Commitment fails or refuses to fund under such Approved Take Out Commitment or notifies Holdings or any Subsidiary of its intention to not fund under such Approved Take Out Commitment or (z) at such time as Holdings or any Borrower acquires actual knowledge that the Approved Take Out Commitment will not fund.

“Approved Take Out Party” shall mean a person that issues a Take Out Commitment and that satisfies any of the following criteria: (a) the senior unsecured non-credit-enhanced long-term debt of such person is rated BBB or higher by S&P or Baa2 or higher by Moody’s, (b) such person is an endowment or pension fund (or such Take Out Commitment is guaranteed by an endowment or pension fund) in compliance with ERISA and having net liquid assets and a consolidated net worth (including equity commitments) determined in accordance with GAAP (as reflected in its most recent annual audited financial statements issued within 12 months of the date of determination) of not less than $500,000,000, (c) such person is set forth on Schedule 1.01(c) or (d) such person is otherwise approved by the Administrative Agent after receipt of all information necessary to make such determination.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Auction” shall mean an auction pursuant to which a Borrower offers to purchase Term Loans pursuant to the Auction Procedures.

“Auction Procedures” shall mean the procedures set forth in Exhibit D.

“Australian Dollars” or “A$” shall mean the lawful currency of Australia.

“Available Cash” shall mean, on any date, the amount of cash and cash equivalents held by Holdings and the Subsidiaries on such date as determined in accordance with GAAP, less the amount thereof that is reflected as “Cash Surrender Value for Insurance Policy for Deferred Compensation Plan”, “Prepaid Pension Costs” or “restricted” on the most recent balance sheet of Holdings delivered pursuant to this Agreement.

“B/A Borrowing” shall mean a Borrowing comprised of one or more Bankers’ Acceptances or, as applicable, B/A Equivalent Loans. For greater certainty, all provisions of this Agreement that are applicable to Bankers’ Acceptances are also applicable, mutatis mutandis, to B/A Equivalent Loans.

“B/A Equivalent Loan” shall have the meaning assigned to such term in Section 2.24(h).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of such ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” shall mean with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Bill Rate” shall mean, in relation to an Interest Period for any Loan denominated in Australian Dollars or New Zealand Dollars, the rate determined by the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) to be the average bid rate displayed at or about 10:30 a.m. (Local Time) on the first day of such Interest Period on the Reuters screen BBSY page (for Australian Dollars) or BKBM page (for New Zealand Dollars), for a term equivalent to such Interest Period. If (a) for any reason there is no rate displayed for a period equivalent to such Interest Period or (b) the basis on which such rate is displayed is changed and in the reasonable opinion of the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) such rate ceases to reflect the cost to a majority in interest of the Multicurrency

Revolving Credit Lenders of funding to the same, then the Bank Bill Rate shall be the rate determined by the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) to be the average of the buying rates quoted to the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) by three reference banks selected by it at or about that time on that date for bills of exchange that are accepted by an Australian bank or a New Zealand bank, as the case may be, and that have a term equivalent to the Interest Period. If there are no such buying rates the rate shall be the rate reasonably determined by the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) to be its cost of funds. Rates will be expressed as a yield percent per annum to maturity and rounded up or down, if necessary, to the nearest two decimal places. When used in reference to any Loan or Borrowing, the term “Bank Bill Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Bank Bill Rate.

“Bankers’ Acceptance” and “B/A” shall mean a non-interest bearing instrument denominated in Canadian dollars, drawn by the Canadian Borrower, and accepted by a Multicurrency Lender in accordance with this Agreement, and shall include a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“ Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrower Repurchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and a Borrower, and accepted by the Administrative Agent, substantially in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Borrowers” shall mean, collectively, the U.S. Borrower, the Australian Borrower, the Canadian Borrower, the New Zealand Borrower and the U.K. Borrower and any other wholly owned Subsidiary of the U.S. Borrower that becomes a party hereto as a Borrower pursuant to Section 9.18. As of the Second Amendment Effective Date, the only Borrower hereunder is the Luxembourg Borrower.

“Borrowing” shall mean (a) Loans of the same Class and Type and in the same currency made, converted or continued on the same date and, in the case of a Fixed Rate Loan, as to which a single Interest Period or Contract Period, as the case may be, is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a N.Z. Swingline Loan.

“Borrowing Minimum” shall mean $5,000,000, £2,000,000, €2,000,000, A$1,000,000, NZ$1,000,000 or C$1,000,000, as the case may be.

“Borrowing Multiple” shall mean $1,000,000, £500,000, €500,000, A$250,000, NZ$250,000 or C$250,000, as the case may be.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit E or such other form as shall be approved by the Administrative Agent.

“Borrowing Subsidiary Agreement” shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude (i) any day on which banks are not open for dealings in dollar deposits in the London interbank market (if such Eurocurrency Loan is denominated in dollars) and (ii) any day that is not a TARGET Day (if such Eurocurrency Loan is denominated in Euro), (b) when used in connection with a SONIA Loan, the term “Business Day” shall also exclude any day on which banks are closed for general business in London and (c) when used in connection with any Calculation Date or determining any date on which any amount is to be paid or made available in an Alternative Currency other than Euro, the term “Business Day” shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Alternative Currency.

“Calculation Date” shall mean (a) the date on which any Multicurrency Loan or U.K. Loan is made, (b) the date of issuance, extension or renewal of any Multicurrency Letter of Credit or U.K. Letter of Credit, (c) the date of conversion or continuation of any Multicurrency Borrowing or U.K. Borrowing pursuant to Section 2.10 or (d) such additional dates as the Administrative Agent shall specify.

“Canadian Dollars” or “C$” shall mean the lawful currency of Canada.

“Canadian Prime Rate” shall mean, on any day, the annual rate of interest equal to the greater of: (a) the annual rate of interest determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in Toronto, Ontario on such day for interest rates on Canadian Dollar-Denominated commercial loans made in Canada; and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate in effect on such day and (ii) 1%. When used in reference to any Loan or Borrowing, “Canadian Prime Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Sublimit” shall mean $75,000,000.

“Capital Lease Obligations” of any person shall mean, as applied to such person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“CBRE Clarion” shall mean CBRE Clarion Securities LLC, a Delaware limited liability company and an indirect majority owned subsidiary of CBRE Clarion CRA Holdings, Inc.

“CBRE Clarion Units” shall mean the Class A Units and Class B Units of CBRE Clarion.

“CBRE CM” shall mean, collectively, (a) CBRE Capital Markets, Inc., a Texas corporation and (b) CBRE Capital Markets of Texas, L.P., a limited partnership under the laws of the State of Texas.

“CBRE CM Lending Program Securities” shall mean mortgage-backed securities or bonds issued by CBRE CM or any other Mortgage Banking Subsidiary supported by FHA Loans and Guaranteed by the Government National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity, the proceeds of which securities or bonds are applied by CBRE CM or any other Mortgage Banking Subsidiary to refinance Indebtedness under a CBRE CM Mortgage Warehousing Facility.

“CBRE CM Loan Arbitrage Facility” shall mean a credit facility provided to CBRE CM by any depository bank in which a CBRE CM entity makes deposits, so long as (a) such CBRE CM entity applies all proceeds of loans made under such credit facility to purchase certain highly-rated debt instruments considered to be permitted short-term investments under such credit facility and (b) all such permitted short-term investments purchased by such CBRE CM entity with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CBRE CM Loan Securitization Funds” shall mean one or more special purpose investment funds formed by CBRE CM solely for the purpose of originating, securitizing and selling investment tranches of commercial real estate loans.

“CBRE CM Mortgage Warehousing Facility” shall mean (a) a credit facility (whether in the form of a loan agreement or a repurchase agreement) provided by any bank or other financial institution extended to CBRE CM or any other Mortgage Banking Subsidiary in connection with any Mortgage Banking Activities, pursuant to which such lender makes loans to CBRE CM or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE CM (or any other Mortgage Banking Subsidiary) to fund commercial mortgage loans originated and owned by CBRE CM (or any other Mortgage Banking Subsidiary) subject to a commitment (subject to customary exceptions) to purchase such mortgage loans or mortgage-backed securities in respect thereof by (i) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity or its seller servicer or (ii) any other commercial conduit lender, in each case so long as (x) loans made by such lender to CBRE CM (or any other Mortgage Banking Subsidiary) thereunder are secured by a pledge of commercial mortgage loans made by CBRE CM (or any other Mortgage Banking Subsidiary) with the proceeds of such loans, and such lender has a perfected first priority security interest therein, to secure loans made under such credit facility and (y) in the case of loans to be sold to a commercial conduit lender, the related Indebtedness of the Mortgage Banking Subsidiary does not exceed a term of 180 days or a loan to value of 90% and (b) any other credit facility provided by any bank or other financial institution extended to CBRE CM or any other Mortgage Banking Subsidiary pursuant to which such lender makes loans to CBRE CM or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE CM (or any other Mortgage Banking Subsidiary) to fund FHA Loans, so long as such loans to CBRE CM (or any other Mortgage Banking Subsidiary) are repaid by CBRE CM (or any other Mortgage Banking Subsidiary) to such lender with the proceeds of the sale or issuance of CBRE CM Lending Program Securities.

“CBRE CM Permitted Indebtedness” shall mean Indebtedness of CBRE CM under the CBRE CM Loan Arbitrage Facility, a CBRE CM Mortgage Warehousing Facility, the CBRE CM Working Capital Facility, the CBRE CM Repo Arrangement and CBRE CM Lending Program Securities, and Indebtedness of any Mortgage Banking Subsidiary under a CBRE CM Mortgage Warehousing Facility that is, in all cases, non-recourse to the U.S. Borrower or any of the other Subsidiaries.

“CBRE CM Repo Arrangement” shall mean an arrangement whereby mortgage loans originated by CBRE CM are funded by a third party lender or financial institution (a “CBRE CM Repo Party”) pursuant to an agreement whereby the CBRE CM Repo Party funds and purchases from CBRE CM such mortgage loans upon origination and sells such loans to CBRE CM prior to CBRE CM’s sale of such loans to the Federal Home Loan Mortgage Corporation or another counterparty.

“CBRE CM Working Capital Facility” shall mean a credit facility provided by a financial institution to CBRE CM, so long as (a) the proceeds of loans thereunder are applied only to provide working capital to CBRE CM, (b) loans under such credit facility are unsecured and (c) the aggregate principal amount of loans outstanding under such credit facility at no time exceeds $1,000,000.

“CBRE Loan Arbitrage Facility” shall mean a credit facility provided to the U.S. Borrower or CBRE, Inc. by any depository bank in which the U.S. Borrower or CBRE, Inc., as the case may be, makes deposits, so long as (a) the U.S. Borrower or CBRE, Inc., as the case may be, applies all proceeds of loans made under such credit facility to purchase certain highly-rated debt instruments considered to be permitted short-term investments under such credit facility and (b) all such permitted short-term investments purchased by the U.S. Borrower or CBRE, Inc., as the case may be, with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CDOR Rate” shall mean, for each day in any period, the annual rate of interest that is the rate based on an average rate applicable to Canadian Dollar bankers’ acceptances for a term equal to the term of the relevant Contract Period (or for a term of 30 days for purposes of determining the Canadian Prime Rate) appearing on the Reuters Screen CDOR Page at approximately 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day; provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be the rate that would be applicable to Canadian Dollar bankers’ acceptances quoted by the Administrative Agent as of 10:00 a.m. (Toronto time) on such date or, if such date is not a Business Day, on the immediately preceding Business Day.

“Change in Control” shall mean any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 as in effect on the ~~date hereof~~Second Amendment Effective Date, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Investors becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that (i) a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”) and (ii) any Person that is deemed to have beneficial ownership of shares solely as the result of being part of a group pursuant to Rule 13d-5(b)(1) shall be deemed not to have beneficial ownership of any shares held by a Permitted Investor forming a part of such group)), directly or indirectly, of Equity Interests in Holdings representing more than ~~40~~50 % of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; provided, however, that the Permitted Investors beneficially own (as defined above, except that in the event that the Permitted Investors are part of a group pursuant to Rule 13d-5(b)(1), the Permitted Investors shall be deemed not to have beneficial ownership of any shares held by persons other than Permitted Investors forming a part of such group), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Equity Interests of Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors (for the purposes of this clause (a), such other person shall be deemed to beneficially own any Equity Interests of a specified Person held by a parent entity, if such other person is the beneficial owner (as first defined above), directly or indirectly, of more than 50% of the voting power of the Equity Interests of such parent entity and the Permitted Investors beneficially own (as second defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Equity Interest of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity), (b) Holdings shall cease to directly or indirectly own 100% of the issued and outstanding Equity Interests of the U.S. Borrower or (c) the occurrence of a “Change of Control” (however designated) under and as defined in the definitive documentation governing any Material Indebtedness.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change in Control if (a) Holdings is or becomes a direct or indirect wholly-owned Subsidiary of a holding company, (b) such holding company beneficially owns, directly or indirectly, 100% of the Equity Interests of Holdings and (c) the direct or indirect holders of the Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of Holding’s Equity Interests immediately prior to that transaction.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Multicurrency Revolving Loans, U.K. Revolving Loans, Competitive Loans, N.Z. Swingline Loans, Other Revolving Loans, Tranche A Loans, Specified Incremental Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment, U.K. Revolving Credit Commitment, N.Z. Swingline Commitment, Specified Incremental Term Loan Commitment or Other Revolving Credit Commitment.

“Closing Date” shall mean October 31, 2017.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-investment Vehicle” shall mean an entity (other than a Subsidiary) formed for the purpose of investing principally in real estate related assets.

“Commitment” shall mean, with respect to any Lender, such Lender’s Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment, U.K. Revolving Credit Commitment, N.Z. Swingline Commitment, Incremental Revolving Credit Commitment, Incremental Term Loan Commitment, Other Revolving Credit Commitment or Other Term Loan Commitment.

“Common Stock” shall mean the Class A Common Stock of Holdings.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Competitive Bid” shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.27 in the form of Exhibit J-3, or another form approved by the Advance Agent.

“Competitive Bid Accept/Reject Letter” shall mean a notification made by the U.S. Borrower pursuant to Section 2.27(d) in the form of Exhibit J-4, or another form approved by the Advance Agent.

“Competitive Bid Rate” shall mean, as to any Competitive Bid, the Competitive Loan Margin or the fixed rate of interest per annum, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” shall mean a request made pursuant to Section 2.27 in the form of Exhibit J-1, or another form approved by the Advance Agent.

“Competitive Borrowing” shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.27.

“Competitive Loan” shall mean a Loan made pursuant to Section 2.27. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Flat Rate Competitive Loan.

“Competitive Loan Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount of the outstanding Competitive Loans of such Lender.

“Competitive Loan Margin” shall mean, with respect to any Competitive Loan bearing interest at a rate based on the Adjusted LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the Adjusted LIBO Rate in order to determine the interest rate applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Consolidated EBITDA” shall mean,

for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted (or not included) in determining such Consolidated Net Income, the sum of

(i) consolidated interest expense (including deferred financing costs, letter of credit fees, and unrealized net losses on Hedging Obligations), (ii) consolidated income and other similar tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-recurring fees, expenses or charges in connection with the consummation and implementation of the Transactions, any Auction or any Loan Modification Offer, (v) any non-recurring or unusual fees, expenses or charges (including those related to any equity issuance, any acquisition ~~or~~(including any integration costs related thereto), any other investment or incurrence of Indebtedness and/or payment of any actual or prospective legal settlement, litigation, fine, judgment or order), (vi) any expenses, accruals or reserves, and related costs and charges, that are directly attributable to identified restructurings, reorganizations, workplace optimizations and other similar initiatives, cost savings or technology initiatives, acquisitions and other investments ~~and that, in any such case, are factually supportable and certified by a Financial Officer of the U.S. Borrower~~, (vii) all other non-cash losses, expenses and charges of Holdings and its consolidated subsidiaries (excluding (x) the write-down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures ~~in any future period~~projected to be payable within 12 months from the date of such determination), (viii) all compensation expense to the extent the proceeds of which are substantially concurrently used by the employees receiving such compensation to purchase Common Stock from Holdings pursuant to an employee stock purchase plan of Holdings and its Subsidiaries, (ix) upfront fees or charges or loss arising from any Receivables Securitization for such period, (x) the aggregate amount of Consolidated Net Income for such period attributable to non-controlling interests of third parties in any non wholly-owned Subsidiary, excluding cash distributions in respect thereof to the extent already included in Consolidated Net Income, (xi) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Financial Accounting Standards Board’s Accounting Standards Codification No. 715, any non-cash deemed finance charges in respect of any pension liabilities, the curtailment or modification of pension and post-retirement employee benefit plans (including settlement of pension liabilities), (xii) pro forma adjustments related to any Specified Restructuring, including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case projected by the U.S. Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of a Financial Officer of the Borrower), in any such case, within any applicable Post-Transaction Period; provided that the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (xii) for any Reference Period and that would not be required or permitted to be included in a pro forma income statement in accordance with Regulation S-X of the Securities Act of 1933, as amended, shall not exceed an amount equal to 15.0% of Consolidated EBITDA for such Reference Period (calculated after giving effect to such add-backs), (xiii) pro forma adjustments related to any Specified ~~Restructuring~~Transaction , including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case projected by the U.S. Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of a Financial Officer of the U.S. Borrower), in any such case, within any applicable Post-Transaction Period; provided ~~that the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (xii) for any Test Period and that would not be required or permitted to be included in a pro forma income statement in accordance with Regulation S-X of the Securities Act of 1933, as amended, shall not exceed $100,000,000 for such Test Period, (xiii) pro forma adjustments related to any Specified Transaction, including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case projected by the Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of a Financial Officer of the U.S. Borrower), in any such case, within any applicable Post-Transaction Period; provided~~ that the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (xiii) for any Test Period and that would not be required or permitted to be included in a pro forma income statement in accordance with Regulation S-X of the Securities Act of 1933, as amended, shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such Test Period (calculated ~~without~~after giving effect to such add-backs); provided further that, for the purpose of clauses (xii) and (xiii), (I) any such adjustments shall be included in Consolidated EBITDA for each Test Period ending on or prior to the last day of the first Test Period ending after the expiration of the applicable Post-Transaction Period and shall be calculated on a pro forma basis as though such adjustments had been realized on the first day of the relevant Test Period and shall be calculated net of the amount of actual benefits realized from such actions and (II) no such adjustments shall be added pursuant to clauses (xii) and (xiii) to the extent duplicative of any items otherwise added to or included in calculating Consolidated EBITDA (whether items included in the definition of Consolidated Net Income or otherwise) (it being understood that for purposes of the foregoing, “run rate” shall mean the full recurring benefit that is associated with any such action), ~~and~~ (xiv) all non-cash charges of Holdings and its consolidated subsidiaries resulting from the amortization of the value or any ~~mark-to-market~~fair value valuation of the CBRE Clarion Units or other investments (or the financial instruments related thereto), and all cash payments made in connection with the purchase or other acquisition of CBRE Clarion Units~~, required or permitted by, and on the terms and conditions of, the Management Subscription Agreements,~~ or other investments (or the financial instruments related thereto) and any other amounts for such period comparable to or in the nature of interest under any Receivables Securitization, and losses on dispositions of Receivables and related assets in connection with any Receivables Securitization for such period; (xv) adjustments with respect to carried interest incentive compensation resulting from the timing of revenues associated therewith; (xvi) the impact of fair value adjustments to real property acquired in connection with the acquisition of Telford Homes PLC and its Subsidiaries and sold, transferred or otherwise disposed of during such period; and (xvii) any non-recurring or unusual fees, expenses or charges associated with any Change in Law;

and minus (b) without duplication and to the extent added (or included) in determining such Consolidated Net Income,

(i) all cash payments made during such period on account of reserves and other noncash charges added to Consolidated Net Income pursuant to clause (a)(vii) above in a previous period, (ii) all non-cash gains of Holdings and its consolidated subsidiaries resulting from any ~~mark-to-market~~fair value valuation of the CBRE Clarion Units or other investments (or the financial instruments related thereto), (iii) unrealized net gains on Hedging Obligations and (iv) to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, in each case as determined on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP; provided that

(I) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Subsidiary during such period to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”) based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and

(II) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”) based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis.

“Consolidated Interest Expense” shall mean, for any period, (a) the sum of (i) the interest expense (including ~~imputed~~ interest expense in respect of Capital Lease Obligations) of Holdings and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of Holdings or any of its consolidated subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus (b) to the extent otherwise included in Consolidated Interest Expense, (i) deferred financing costs, (ii) interest expense associated with any Non-Recourse Indebtedness, (iii) interest capitalized in accordance with GAAP in connection with the construction of real estate investments so long as the applicable consolidated subsidiary has obtained construction loan financing pursuant to which construction loan advances are made in the amount of such interest expense, (iv) interest expense associated with Exempt Construction Loans to the extent such interest expense is either fully supported by net operating income from the underlying real estate investment or is covered by advances under such Exempt Construction Loans, (v) interest expense associated with CBRE CM Permitted Indebtedness or Indebtedness under the CBRE Loan Arbitrage Facility, (vi) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, (vii) any expensing of bridge, arrangement, structuring, commitment or other financing fees or closing payments, (viii) any lease, rental or other expense in connection with lease obligations other than Capital Lease Obligations, (ix) Receivables fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Securitization, (x) any accretion or accrual of, or accrued interest on discounted liabilities not constituting Indebtedness during such period and any prepayment, redemption, repurchase, defeasance, acquisition or similar premium, penalty or inducement or other loss in connection with the early refinancing or modification of Indebtedness paid or payable during such period, (xi) any one-time cash costs associated with breakage in respect of Hedging Agreements for interest rates and any payments with respect to make-whole and/or redemption premiums or other breakage costs in respect of any Indebtedness ~~and~~, (xii) any other non-cash interest expense, including capitalized interest, whether paid or accrued and (xiii) interest expense resulting from the application of purchase accounting to deferred purchase consideration or earn-out or similar obligations and (xiv) interest expense related to Indebtedness under short-term vendor receivables financing arrangements to the extent the aggregate principal amount of such Indebtedness at any time outstanding does not exceed $700,000,000. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings or any of its consolidated subsidiaries with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings and its consolidated subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) any reduction for charges made or asset impairments recognized in accordance with ~~Financial~~ Accounting ~~Standard No. 142~~ Standards Codification 350- Goodwill and Other Intangible Assets~~, (b) any income~~ or ~~gains associated with or resulting from the purchase of Purchased Loans~~Accounting Standards Codification 360 – Property, Plant and ~~(c~~Equipment and (b) any gains or losses attributable to sales of assets out of the ordinary course of business; provided further, that Consolidated Net Income for any period shall be increased (i) by cash received during such period by Holdings or any of its consolidated subsidiaries in respect of commissions receivable (net of related commissions payable to brokers) on transactions that were completed by any acquired business prior to the acquisition of such business and which purchase accounting rules under GAAP would require to be recognized as an intangible asset purchased, (ii) increased, to the extent otherwise deducted in determining Consolidated Net Income for such period, by the amortization of intangibles relating to purchase accounting in connection with any Acquisition and (iii) increased (or decreased, as the case may be), in connection with the sale of real estate during such period, to eliminate the effect of purchase price allocations to such real estate resulting from the consummation of any Acquisition.

“Contract Period” shall mean the term of a B/A Loan selected by the Canadian Borrower in accordance with Section 2.24, commencing on the date of such B/A Loan and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days thereafter, provided that (a) subject to clause (b) below, each such period shall be subject to such extensions or reductions as may be reasonably determined by the Administrative Agent to ensure that each Contract Period shall expire on a Business Day and (b) no Contract Period shall extend beyond the Revolving Credit Maturity Date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, swingline, letter of credit and term loan facilities provided for by this Agreement.

“Credit Rating” shall mean the issuer ratings assigned to the U.S. Borrower by S&P or Fitch or the long-term debt ratings assigned to the U.S. Borrower’s long-term senior, unsecured debt by Moody’s (or if an issuer rating by Moody’s is available, such issuer rating), as the case may be.

“D&I Business” shall mean the real estate development and investment activities conducted by ~~TCC~~Holdings and its subsidiaries.

“D&I Subsidiary” shall mean any subsidiary of ~~TCC~~Holdings engaged principally in the D&I Business.

“Daily Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate, the Canadian Prime Rate, the Daily Simple SONIA or the Foreign Base Rate.

“Daily Simple SONIA” shall mean, for any day (a “SONIA Rate Day”) with respect to any Loan denominated in Pounds, a rate per annum equal to the greater of (a) (i) SONIA for the day (such day, the “SONIA Reference Day”) that is five Business Days prior to (x) if such SONIA Rate Day is a Business Day, such SONIA Rate Day or (y) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA Rate Day, plus (ii) 0.0326% and (b) 0.00%. If by 5:00 pm (London time) on the second Business Day immediately following any SONIA Reference Day, SONIA in respect of such SONIA Reference Day has not been published on the SONIA Administrator’s Website, then SONIA for such SONIA Reference Day will be SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that SONIA as determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three consecutive SONIA Business Days; provided further that, in the event such rate does not exist at such time, a comparable successor rate that, at such time, is broadly accepted by the U.S. syndicated loan market for loans denominated in Pounds in lieu of such rate or, if no such broadly accepted comparable successor rate exists at such time, a successor index rate as may be agreed to by the Administrative Agent and the Borrower so long as the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of such notice to the Lenders, a written notice from the Lenders holding a majority in aggregate principal amount of the Loans stating that such Lenders object to such rate). Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to any Borrower.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Revolving Credit Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Loans or participations in N.Z. Swingline Loans or Letters of Credit within two Business Days of the date required to be funded by it hereunder (unless (i) such Revolving Credit Lender and at least one other unaffiliated Revolving Credit Lender shall have notified the Administrative Agent and the U.S. Borrower in writing of their good faith determination that a condition to their obligation to fund Revolving Loans or participations in N.Z. Swingline Loans or Letters of Credit shall not have been satisfied and (ii) Revolving Credit Lenders representing a majority in interest of the Commitments of the applicable Class shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (b) notified Holdings, any Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within two Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding N.Z. Swingline Loans or Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute; (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder, (ii) the Administrative Agent may, by notice to Holdings and the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent determines, in its discretion, that the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply and (iii) a Revolving Credit Lender shall not be a “Defaulting Lender” solely by virtue of the ownership or acquisition of any equity interest in such Revolving Credit Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in enforcement of judgments or writs of attachment on its assets or permit such Revolving Credit Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Credit Lender.

“Deferred Compensation Plan” shall mean the Deferred Compensation Plan for employees of the U.S. Borrower and the Subsidiaries and any successor plan thereto, the 401(k) Restoration Plan of Insignia and any successor plan thereto and the Trammell Crow Company Deferred Compensation Plan and any successor thereto.

“Delayed Draw Termination Date” shall mean July 31, 2018.

“Discount Proceeds” shall mean for any B/A (or, as applicable, any B/A Equivalent Loan), an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable Borrowing date by multiplying:

(a)	the face amount of the B/A (or, as applicable, any B/A Equivalent Loan); by

(b)	the quotient of one divided by the sum of one plus the product of:

(i)	the Discount Rate (expressed as a decimal) applicable to such B/A (or, as applicable, any B/A Equivalent Loan), and

(ii)	a fraction, the numerator of which is the number of days in the Contract Period of the B/A (or, as applicable, any B/A Equivalent Loan) and the denominator of which is 365,

with such quotient being rounded up or down to the fifth decimal place and .000005 being rounded up.

“Discount Rate” shall mean: (a) with respect to any Lender that is a Schedule I Bank, as applicable to a B/A being purchased by such Lender on any day, the CDOR Rate; and (b) with respect to any Lender that is not a Schedule I Bank, as applicable to a B/A being purchased by such Lender on any day, the greater of (i) the CDOR Rate plus 10 basis points (0.10%) and (ii) the percentage discount rate (expressed to two decimal places and rounded upward, if not in an increment of 1/100th of 1%, to the nearest 0.01%) quoted by the Administrative Agent as the percentage discount rate at which the Administrative Agent would, in accordance with its normal market practice, at or about 10:00 a.m. (Toronto time) on such date, be prepared to purchase bankers’ acceptances accepted by the Administrative Agent having a face amount and term comparable to the face amount and term of such B/A.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings and its consolidated subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation or otherwise, other than solely as a result of a change of control, asset sale event or casualty, eminent domain or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or casualty, eminent domain or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than contingent indemnification obligations and other contingent obligations not then due and payable) or (b) requires the payment of any cash dividend, in each case, at any time on or prior to the 91st day following the latest final maturity date for any of the Loans; provided, however, that (i) Equity Interests that are issued pursuant to any plan for the benefit of officers, directors, employees or consultants of the issuer thereof or by any such plan to such officers, directors, employees or consultants, shall not constitute Disqualified Stock solely because they may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations or as a result of such officer’s, director’s, employee’s or consultant’s termination, death or disability and (ii) Equity Interests that were not Disqualified Stock when issued shall not become Disqualified Stock solely as a result of the subsequent extension of the final maturity date of any of the Loans pursuant to Section 9.20 or otherwise.

“Dollar Equivalent” shall mean, on any date of determination, with respect to any amount denominated in any currency other than dollars, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the applicable Exchange Rate with respect to such currency at the time in effect.

“Dollar Loan” shall mean a Loan denominated in dollars.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Domestic Letter of Credit.

“Domestic L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Domestic Letters of Credit at such time and (b) the aggregate principal amount of all Domestic L/C Disbursements that have not yet been reimbursed at such time. The Domestic L/C Exposure of any Domestic Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Domestic L/C Exposure at such time.

“Domestic Letter of Credit” shall mean any letter of credit issued (or deemed issued) pursuant to Section 2.23 and designated (or deemed designated) as such.

“Domestic Revolving Credit Borrowing” shall mean a Borrowing comprised of Domestic Revolving Loans.

“Domestic Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Domestic Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Domestic Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. For the avoidance of doubt, on the Second Amendment Effective Date, the Domestic Revolving Credit Commitment is equal to zero.

“Domestic Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Domestic Revolving Loans of such Lender, plus the aggregate principal amount at such time of all Domestic L/C Exposure of such Lender.

“Domestic Revolving Credit Lender” shall mean a Lender with a Domestic Revolving Credit Commitment or outstanding Domestic Revolving Credit Exposure.

“Domestic Revolving Loans” shall mean the revolving loans made by the Domestic Revolving Credit Lenders to the U.S. Borrower pursuant to Section 2.01(a)(ii).

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements in each case, relating to protection of the environment, natural resources, human health and safety (to the extent relating to exposure to Hazardous Materials) or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the U.S. Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is or, is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than a standard termination pursuant to Section 4041(b) of ERISA) or the withdrawal or partial withdrawal of the U.S. Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the U.S. Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the U.S. Borrower or any of its ERISA Affiliates of any intent to withdraw from a Multiemployer Plan, or the receipt by any Multiemployer Plan from the U.S. Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or is in “endangered” or “critical” status within the meaning of Section 305 of ERISA; (h) the occurrence of a nonexempt “prohibited transaction” with respect to which the U.S. Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or a “party of interest” (within the meaning of Section 3(14) of ERISA) or with respect to which the U.S. Borrower or any such Subsidiary could otherwise be liable; (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the U.S. Borrower or any Subsidiary; or (j) any Foreign Benefit Event.

“ Erroneous Payment” has the meaning assigned thereto in Section 8.12(a).

“ Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 8.12(d).

“ Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 8.12(d).

“ Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 8.12(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” shall mean, with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate per annum determined at 11:00 a.m. (Brussels time) on the date that is two TARGET Days prior to the first day of such Interest Period by the European Money Market Institute (or any other person that takes over the administration of such rate) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the EMU zone for such Interest Period, as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not exist at such time, a comparable successor rate that, at such time, is broadly accepted by the U.S. syndicated loan market for loans denominated in Euro in lieu of such rate or, if no such broadly accepted comparable successor rate exists at such time, a successor index rate as may be agreed to by the Administrative Agent and the Borrower so long as the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of such notice to the Lenders, a written notice from the Lenders holding a majority in aggregate principal amount of the Loans stating that such Lenders object to such rate); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “EURIBO Rate” shall be the Interpolated EURIBO Rate. Notwithstanding the forgoing, if the EURIBO Rate for any Interest Period determined as provided for herein would be less than zero, then it shall be deemed to be zero for such Interest Period.

“Euro” or “€” shall mean the single currency of the European Union as constituted by the Treaty on European Union as adopted as lawful currency by certain member states under legislation of the European Union for European Monetary Union.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or the EURIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Rate” shall mean, on any day, with respect to any currency other than dollars (for purposes of determining the Dollar Equivalent) or dollars (for purposes of determining the Alternative Currency Equivalent), the rate at which such currency may be exchanged into dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., Local Time, on such date on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and Holdings for such purpose, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of dollars or the applicable Alternative Currency, as the case may be, for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Subordinated Indebtedness” shall mean Subordinated Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any time not to exceed $~~350,000,000~~700,000,000 .

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income (i) by any Governmental Authority of the United States of America (or any political subdivision or taxing authority thereof or therein), or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes; (b) any branch profits Taxes imposed by any Governmental Authority of the United States of America (or any political subdivision or taxing authority thereof or therein) or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.21(a)), any withholding Tax that is imposed on amounts payable to such Foreign Lender resulting from any requirement of law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Tax pursuant to Section 2.20(a); (d) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.20(g) and (e) any U.S. Federal withholding Taxes imposed under FATCA; provided that, notwithstanding any of the other provisions of this definition, in the event that, following an Event of Default, the N.Z. Swingline Lender gives written notice requiring the Multicurrency Revolving Credit

Lenders to acquire participations in all or a portion of the outstanding N.Z. Swingline Loans pursuant to Section 2.22(e), any withholding Tax that is imposed on amounts payable to the Multicurrency Revolving Credit Lenders in respect of such N.Z. Swingline Loans after the date of such notice shall not be an Excluded Tax; provided further that, notwithstanding any of the other provisions of this definition, in the event that the Multicurrency Revolving Credit Lenders acquire participations in a Letter of Credit pursuant to Section 2.23(d), any withholding Tax that is imposed on amounts payable by the N.Z. Borrower to the Multicurrency Revolving Credit Lenders in respect of such Letter of Credit after the time such participations are acquired shall not be an Excluded Tax.

“Exempt Construction Loan” shall mean any interim construction loan (or Guarantee thereof) (a) that is subject to or backed by an Approved Take Out Commitment or (b) in which the D&I Subsidiary that is the obligor of such construction loan has entered into a Qualifying Lease of the property securing such Exempt Construction Loan (or Guarantee thereof) and such lease supports a refinancing of the entire interim construction loan amount based upon prevailing permanent loan terms at the time the interim construction loan is closed. Notwithstanding the foregoing, construction loans (and Guarantees thereof) shall cease to be treated as Exempt Construction Loans in the event that any of the following occur: (i) the obligor of such Exempt Construction Loan is in default beyond any applicable notice and cure periods of any obligations under the credit agreement relating to such Exempt Construction Loan; or (ii) the underlying real property securing such Exempt Construction Loan has not been sold by a date which is no later than 15 months (unless subject to or backed by an Approved Take Out Commitment, in which case no deadline for the sale of such real property shall apply) after completion of construction.

“Existing Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of January 9, 2015 (as amended and supplemented pursuant to the First Amendment thereto, dated as of May 28, 2015, the Incremental Assumption Agreement, dated as of September 3, 2015, and the Second Amendment thereto, dated as of March 21, 2016), among the Borrowers, Holdings, the lenders party thereto and Credit Suisse AG, as administrative agent.

“Existing Letter of Credit” shall mean each Letter of Credit previously issued or deemed issued under the Existing Credit Agreement that (a) is outstanding on the date ~~hereof~~of this Agreement and (b) is listed on Schedule 1.01(d).

“Existing Tranche A Loan Refinancing” shall mean the repayment in full, on the Closing Date, of the Tranche A Loans (as defined in the Existing Credit Agreement).

“Existing Tranche B Loan Prepayment” shall mean the repayment in full, on or prior to the Closing Date, of each of the Tranche B-1 and Tranche B-2 Loans (each as defined in the Existing Credit Agreement).

“Facility Fees” shall have the meaning assigned to such term in Section 2.05(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements in respect thereof (and any legislation, regulations or other official guidance pursuant to, or in respect of, such intergovernmental agreements).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three depository institutions of recognized standing selected by it; provided that the Federal Funds Effective Rate shall be deemed to be not less than zero.

“Fees” shall mean the Facility Fees, the Ticking Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“FHA Loans” shall mean commercial or multi-housing mortgage loans originated by CBRE CM (or any other Mortgage Banking Subsidiary) and insured by the Federal Housing Administration or any other governmental entity.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

“Fitch” shall mean Fitch Ratings or any successor to the ratings agency business thereof.

“Fixed Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate, the EURIBO Rate, the Discount Rate or the Bank Bill Rate.

“Flat Rate”, when used in reference to any Competitive Loan or Competitive Borrowing, refers to whether such Competitive Loan, or the Competitive Loans comprising such Competitive Borrowing, are bearing interest at a fixed rate of interest per annum, as specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Foreign Base Rate” shall mean, with respect to any Alternative Currency (other than Canadian Dollars) in any jurisdiction, the rate of interest per annum determined by the Administrative Agent to be the rate of interest (in the absence of a Fixed Rate) charged by it to borrowers of similar quality as the applicable Borrower for short-term loans in such Alternative Currency in such jurisdiction. Notwithstanding anything to the contrary contained herein, Loans may be made or maintained as Foreign Base Rate Loans only to the extent specified in Section 2.08 or 2.15.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of any liability in excess of $5,000,000 (or the equivalent thereof in another currency) by Holdings, the U.S. Borrower or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by Holdings, the U.S. Borrower or any of its Subsidiaries, or the imposition on Holdings, the U.S. Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000 (or the equivalent thereof in another currency).

“Foreign Lender” shall mean, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” shall mean any plan that under applicable law of any jurisdiction other than the United States of America is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any supranational bodies (such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) customary environmental indemnities and non-recourse carve-out guarantees requested by lenders in financing transactions secured by real property, (iii) guarantees in respect of Exempt Construction Loans or (iv) completion and budget guarantees.

“Guarantee Agreement” shall mean the Guarantee Agreement dated as of the Closing Date, substantially in the form attached hereto as Exhibit G, among the Borrowers, Holdings, the Subsidiary Guarantors and the Administrative Agent for the benefit of the Lenders, together with each supplement thereto.

“Guarantee Release Date” shall have the meaning assigned to such term in Section 9.25(a).

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other petroleum hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“HMRC” shall mean HM Revenue & Customs.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among, and in form and substance satisfactory to, the applicable Borrowers, the Administrative Agent and one or more Incremental Revolving Credit Lenders or Incremental Term Lenders, as the case may be.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.25, to make Incremental Revolving Loans to one or more Borrowers.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding Revolving Loan of any Class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Loans” shall mean Revolving Loans made by one or more Lenders to one or more Borrowers pursuant to Section 2.01(b). Incremental Revolving Loans may be made in the form of additional Revolving Loans or, to the extent permitted by Section 2.25 and provided for in the relevant Incremental Assumption Agreement, Specified Incremental Revolving Loans. Unless the context clearly indicates otherwise, the term “Incremental Revolving Loans” shall include Specified Incremental Revolving Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Term Loan of any Class as a result of an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.26, to make Incremental Term Loans to one or more Borrowers.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loan Repayment Date” shall mean each date on which the principal of any Incremental Term Loan is scheduled to be repaid, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to one or more Borrowers pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.26 and provided for in the relevant Incremental Assumption Agreement, Specified Incremental Term Loans. Unless the context clearly indicates otherwise, the term “Incremental Term Loans” shall include Specified Incremental Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding (i) with respect to clause (e), trade accounts payable and accrued obligations incurred in the ordinary course of business and (ii) only with respect to clauses (a) through (e), accrued obligations in respect of the Deferred Compensation Plan), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others (other than Guarantees by an Investment Subsidiary of any Indebtedness of any Co-investment Vehicle; provided that neither such Guarantee nor the related Indebtedness is recourse to Holdings, the U.S. Borrower or any other Subsidiary (other than an Investment Subsidiary)), (h) all Capital Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers’ acceptances, (k) all obligations of such person pursuant to any Receivables Securitization to the extent such obligations are reflected as indebtedness on the balance sheet of Holdings and (l) the aggregate liquidation preference of all outstanding Disqualified Stock issued by such person. The Indebtedness of any person shall include all Indebtedness of any partnership, or other entity in which such person is a general partner, or other equity holder with unlimited liability other than (x) Indebtedness which by its terms is expressly non-recourse to such person (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)) and (y) if such person is an Investment Subsidiary, the Indebtedness of a related Co-investment Vehicle. Notwithstanding the foregoing, in connection with the purchase of any business, Indebtedness shall not include post-closing payment adjustments to which the seller may become entitled so long as (i) such payment is to be determined by a final closing balance sheet or depends on the performance of such business after the closing of the purchase, (ii) at the time of closing, the amount of any such payment is not determinable and (iii) to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

“Indebtedness for Borrowed Money” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money (whether or not evidenced by bonds, debentures, notes, or similar instruments) or for the deferred purchase price of property or services (other than accounts payable in the ordinary course of such Person’s business), (b)  ~~Capitalized~~Capital Lease Obligations and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (a) or (b) above.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Insignia” shall mean Insignia Financial Group, Inc., a Delaware corporation.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA (less the amount, if any, thereof consisting of interest or investment income on the deployment of the proceeds of CBRE CM Permitted Indebtedness or loans under the CBRE Loan Arbitrage Facility) for the most recent Test Period ended on or prior to such date of determination to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” shall mean (a) with respect to any Daily Rate Loan (other than a SONIA Loan), the last Business Day of each March, June, September and December, (b) with respect to any Eurocurrency Loan or Flat Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration or a Flat Rate Loan with an Interest Period of more than 90 days duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ or 90 days’, as the case may be, duration been applicable to such Borrowing, and (c) with respect to any SONIA Loan, each date that is on the numerically corresponding day (or on the last day, if there is no numerically corresponding day) in each calendar month that is one month after the Borrowing of such Loan; provided that, as to any SONIA Loan, if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day.

“Interest Period” shall mean, (a) with respect to any Eurocurrency Borrowing or Bank Bill Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (or (x) with respect to any Eurocurrency Borrowing, 12 months thereafter and (y) with respect to any Bank Bill Rate Borrowing, 9 or 12 months thereafter, in each case if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the applicable Borrower may elect, and (b) with respect to any Flat Rate Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make Flat Rate Competitive Loans comprising such Borrowing were extended; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated EURIBO Rate” shall mean, with respect to the EURIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the European Money Market Institute’s interest settlement rates for deposits in Euro for the longest period (for which that rate is available) which is less than the Interest Period and

(b) the European Money Market Institute’s interest settlement rates for deposits in Euro for the shortest period (for which the rate is available) which exceeds the Interest Period, in each case, as of approximately 11:00 a.m. (Brussels time) on the date that is two Business Days prior to the commencement of such Interest Period.

“Interpolated LIBO Rate” shall mean, with respect to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the ICE Benchmark Administration’s Interest Settlement Rates for deposits in the currency of such Loan for the longest period (for which that rate is available) which is less than the Interest Period and (b) the ICE Benchmark Administration’s Interest Settlement Rates for deposits in such currency for the shortest period (for which that rate is available) which exceeds the Interest Period, in each case, as of approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period.

“Investment Subsidiary” shall mean (a) any Subsidiary engaged principally in the business of buying and holding real estate related assets in anticipation of selling such assets or transferring such assets, which assets may include securities of companies engaged principally in such business, (b) any Subsidiary engaged principally in the business of investing in and/or managing Co-investment Vehicles and (c) any D&I Subsidiary.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean, as the context may require, (a) Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A. and Bank of America, N.A., each in its capacity as an issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit and (c) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or (k), with respect to Letters of Credit issued by such Lender. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(d).

“L/C Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.23 up to an aggregate amount with respect to each Issuing Bank set forth in Schedule 2.01(a). For the avoidance of doubt, on the Second Amendment Effective Date, the L/C Commitment is equal to zero.

“L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the Domestic L/C Exposure, (b) the Multicurrency L/C Exposure and (c) the U.K. L/C Exposure.

“L/C Participation Fees” shall mean the fees provided for in Section 2.05(c).

“Lead Arrangers” shall mean Wells Fargo Securities, LLC, ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Credit Agreement)~~BofA Securities, Inc., JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and The Royal Bank of Scotland PLC, and in their respective capacities as joint lead arrangers of the Credit Facilities.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Assumption Agreement or a N.Z. Swingline Lender Designation Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the N.Z. Swingline Lender.

“Letter of Credit” shall mean (a) any letter of credit issued pursuant to Section 2.23 and (b) any Existing Letter of Credit. A Letter of Credit shall be a “Domestic Letter of Credit” if an Existing Letter of Credit and listed on Schedule 1.01(d) as a Domestic Letter of Credit or if issued or deemed issued under the Domestic Revolving Credit Commitments, a “Multicurrency Letter of Credit” if an Existing Letter of Credit and listed on Schedule 1.01(d) as a Multicurrency Letter of Credit or issued or deemed issued under the Multicurrency Revolving Credit Commitments or a “U.K. Letter of Credit” if issued or deemed issued under the U.K. Revolving Credit Commitments.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Total Debt less Available Cash on such date to (b) Consolidated EBITDA for the most recent Test Period ended on or prior to such date of determination.

“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing denominated in dollars for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying such rates) (or, if the ICE Benchmark Administration Interest Settlement Rates for deposits in the applicable currency do not exist at such time, a comparable successor rate that, at such time, is broadly accepted by the U.S. syndicated loan market for loans denominated in dollars in lieu of such rate or, if no such broadly accepted comparable successor rate exists at such time, a successor index rate as may be agreed to by the Administrative Agent and the Borrower so long as the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such rate) and; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the Interpolated LIBO Rate.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. For the avoidance of doubt, the grant by any person of a license to use intellectual property owned by, licensed to or developed by such person and such licensing activity shall not constitute a grant by such person of a Lien on such intellectual property.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Guarantee Agreement, each Incremental Assumption Agreement and each Loan Modification Agreement.

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the U.S. Borrower, among the U.S. Borrower, the other Loan Parties and one or more Accepting Lenders.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 9.20(a).

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Loans” shall mean the Revolving Loans, the Term Loans, the Competitive Loans and the N.Z. Swingline Loans. Unless the context clearly indicates otherwise, the term “Loans” shall include any Incremental Revolving Loans, Incremental Term Loans, Other Revolving Loans and Other Term Loans.

“Local Time” shall mean, in relation to any Borrowing by (a) the U.S. Borrower, New York time, (b) the Canadian Borrower, Toronto time, (c) the U.K. Borrower, London time, (d) the Australian Borrower, Melbourne time, and (e) the New Zealand Borrower, Auckland time.

“ Luxembourg Borrower” shall mean, CBRE GLOBAL ACQUISITION COMPANY, a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12D, Impasse Drosbach L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B 150.692.

“Management Subscription Agreements” shall mean (a) each Management Subscription Agreement among CBRE Clarion, the executives party thereto and the other parties thereto and (b) contracts, agreements or other consensual arrangements between Holdings, CBRE Clarion or any of their respective Affiliates and directors or employees of CBRE Clarion or its subsidiaries, pursuant to which the parties thereto may be permitted or required, on terms substantially similar to the terms of the agreements described in clause (a) above, to purchase or otherwise acquire CBRE Clarion Units.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a materially adverse effect on (a) the business, assets, operations or financial condition of the U.S. Borrower and the Subsidiaries, taken as a whole, (b) the ability of the U.S. Borrower and the Loan Parties (taken as a whole) to perform the payment obligations under the Loan Documents or (c) the rights of or remedies available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans, Letters of Credit and Non-Recourse Indebtedness), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the U.S. Borrower and the Subsidiaries in an aggregate principal amount exceeding $~~200,000,000~~400,000,000 . For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the U.S. Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the U.S. Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to the ratings agency business thereof.

“Mortgage Banking Activities” shall mean (a) the origination of mortgage loans in respect of commercial and multi-family residential real property, and the sale or assignment of such mortgage loans and the related mortgages to another person (other than the U.S. Borrower or any Subsidiary) within 120 days after the origination thereof (or thereafter, so long as the purchaser thereof is a quasi-federal governmental agency or enterprise or government-sponsored entity that shall have confirmed in writing its obligation to purchase such loans prior to such 120th day), provided, however, that in each case prior to origination of any mortgage loan, the U.S. Borrower or a Mortgage Banking Subsidiary, as the case may be, shall have entered into a legally binding and enforceable agreement with respect to such mortgage loan with a person that purchases such loans in the ordinary course of business, (b) the origination of FHA Loans and (c) servicing activities related to the activities described in clauses (a) and (b) above.

“Mortgage Banking Subsidiary” shall mean CBRE CM and its subsidiaries that are engaged in Mortgage Banking Activities.

“Multicurrency L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Multicurrency Letter of Credit.

“Multicurrency L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Multicurrency Letters of Credit at such time denominated in Dollars, plus the Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding Multicurrency Letters of Credit at such time denominated in Alternative Currencies and (b) the aggregate principal amount of all

Multicurrency L/C Disbursements denominated in dollars that have not yet been reimbursed at such time, plus the Dollar Equivalent of the aggregate principal amount of all Multicurrency L/C Disbursements denominated in Alternative Currencies that have not been reimbursed at such time. The Multicurrency L/C Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Multicurrency L/C Exposure at such time.

“Multicurrency Letter of Credit” shall mean any letter of credit issued (or deemed issued) pursuant to Section 2.23 and designated (or deemed designated) as such.

“Multicurrency Revolving Credit Borrowing” shall mean a Borrowing comprised of Multicurrency Revolving Loans.

“Multicurrency Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Multicurrency Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Multicurrency Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. For the avoidance of doubt, on the Second Amendment Effective Date, the Multicurrency Revolving Credit Commitment is equal to zero.

“Multicurrency Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Multicurrency Revolving Loans of such Lender denominated in dollars, plus the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Multicurrency Revolving Loans of such Lender denominated in Alternative Currencies, plus the aggregate amount at such time of such Lender’s Multicurrency L/C Exposure, plus the aggregate amount at such time of such Lender’s N.Z. Swingline Exposure.

“Multicurrency Revolving Credit Lender” shall mean a Lender with a Multicurrency Revolving Credit Commitment or outstanding Multicurrency Revolving Credit Exposure.

“Multicurrency Revolving Loans” shall mean the revolving loans made by the Multicurrency Revolving Credit Lenders to the Borrowers pursuant to Section 2.01(a)(iii).

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Zealand Dollars” or “NZ$” shall mean lawful currency of New Zealand.

“Non-Guarantor Subsidiary” shall mean any subsidiary of Holdings that is not a Loan Party.

“Non-Recourse Indebtedness” shall mean Indebtedness of, or Guarantees by, an Investment Subsidiary; provided that (a) such Indebtedness is incurred solely in relation to the permitted investment or real estate development activities of such Investment Subsidiary and (b) such Indebtedness is not Guaranteed by, or otherwise recourse to, Holdings, the U.S. Borrower or any Subsidiary other than an Investment Subsidiary (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)); provided further that, if any such Indebtedness is partially Guaranteed by or otherwise recourse to Holdings, the U.S. Borrower or any Subsidiary other than an Investment Subsidiary, the portion of such Indebtedness not so Guaranteed or recourse shall be “Non-Recourse Indebtedness” hereunder.

“Notice of Competitive Bid Request” shall mean a notification made pursuant to Section 2.27 in the form of Exhibit J-2, or another form approved by the Advance Agent.

“N.Z. Swingline Commitment” shall mean the commitment of the N.Z. Swingline Lender to make N.Z. Swingline Loans to the New Zealand Borrower pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09. For the avoidance of doubt, on the Second Amendment Effective Date, the N.Z. Swingline Commitment is equal to zero.

“N.Z. Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding N.Z. Swingline Loans. The N.Z. Swingline Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate N.Z. Swingline Exposure at such time.

“N.Z. Swingline Lender” shall mean any Lender or any of its Affiliates that may become a N.Z. Swingline Lender pursuant to Section 2.22(f).

“N.Z. Swingline Lender Designation Agreement” shall mean (a) the N.Z. Swingline Lender Designation Agreement dated as of October 31, 2017, among the U.S. Borrower, the New Zealand Borrower, the Administrative Agent and The Hongkong and Shanghai Banking Corporation Limited, New Zealand Branch, as N.Z. Swingline Lender and (b) any N.Z. Swingline Lender Designation Agreement among, and in a form and substance satisfactory to, the New Zealand Borrower, the U.S. Borrower and the Administrative Agent.

“N.Z. Swingline Loan” shall mean any loan made by the N.Z. Swingline Lender to the New Zealand Borrower pursuant to Section 2.22.

“Net Income” shall mean, with respect to any Person, the net income (loss) attributable to such Person, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of dividends on preferred Equity Interests (other than dividends on Disqualified Stock).

“Obligations” shall have the meaning assigned to such term in the Guarantee Agreement.

“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction of the Governmental Authority imposing such Tax (or any political subdivision or taxing authority thereof or therein) other than a connection arising solely as a result of entering into any Loan Document.

“Other Revolving Credit Commitments” shall mean one or more Classes of revolving credit commitments that result from a modification of the Revolving Credit Commitments pursuant to a Loan Modification Offer.

“Other Revolving Loans” shall mean the revolving loans made pursuant to an Other Revolving Credit Commitment.

“Other Taxes” shall mean any and all present or future stamp, court or documentary intangible, recording, filing or similar Taxes or any other similar excise or property Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, any Loan Document except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(a)).

“Other Term Loan Maturity Date” shall mean the final maturity date of any Other Term Loan, as set forth in the applicable Loan Modification Agreement.

“Other Term Loan Repayment Date” shall mean each date on which the principal of any Other Term Loan is scheduled to be repaid, as set forth in the applicable Loan Modification Agreement.

“Other Term Loans” shall mean one or more Classes of term loans that result from a Permitted Amendment effected pursuant to a Loan Modification Offer.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(g).

“ Payment Recipient” has the meaning assigned thereto in Section 8.12(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Bond” shall mean any letter of credit, bond, or similar security device securing (a) the obligation of the U.S. Borrower or any Subsidiary to complete construction of improvements to real property or (b) the obligations of the U.S. Borrower or any Subsidiary under the terms of a client contract.

“Permitted Amendments” shall have the meaning assigned to such term in Section 9.20(c).

“Permitted Investors” shall mean any member of senior management of the U.S. Borrower on the ~~date hereof~~Second Amendment Effective Date.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the U.S. Borrower or any ERISA Affiliate.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Transaction Period” ~~means~~shall mean, (a) with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated and (b) with respect to any Specified Restructuring, the period beginning on the date such Specified Restructuring is initiated and ending on the last day of the second full consecutive fiscal quarter immediately following the date on which such Specified Restructuring is initiated.

“Pounds” or “£” shall mean lawful currency for the time being of the United Kingdom.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by ~~Credit Suisse AG~~the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the U.S. Borrower.

“ Principal Property” shall mean any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, located in the United States, and owned or leased or to be owned or leased by Holdings or any of its Subsidiaries, and in each case the net book value of which as of that date exceeds $50,000,000, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of Holdings (or any committee thereof duly authorized to act on behalf of such Board) by resolution determines in good faith not to be of material importance to the total business conducted by Holdings and its Subsidiaries, considered as one enterprise.

“Pro Forma Entity” shall mean any Acquired Entity or Business or any Sold Entity or Business.

“Pro Rata Percentage” of any Domestic Revolving Credit Lender, Multicurrency Revolving Credit Lender or U.K. Revolving Credit Lender at any time shall mean the percentage of the Total Domestic Revolving Credit Commitment, Total Multicurrency Revolving Credit Commitments or Total U.K. Revolving Credit Commitment, respectively, represented by such Lender’s Domestic Revolving Credit Commitment,

Multicurrency Revolving Credit Commitment or U.K. Revolving Credit Commitment, respectively; provided that in the case of Section 2.17(a)(i) only, when a Defaulting Lender under a Class of Revolving Credit Commitments shall exist, the “Pro Rata Percentage” of any Revolving Credit Lender under such Class shall mean the percentage of the Total Domestic Revolving Credit Commitment, Total Multicurrency Revolving Credit Commitment or Total U.K. Revolving Credit Commitment, as the case may be (in each case disregarding any Defaulting Lender’s Revolving Credit Commitment of such Class) represented by such Lender’s Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment or U.K. Revolving Credit Commitment, as the case may be. In the event that the Domestic Revolving Credit Commitments, Multicurrency Revolving Credit Commitments or U.K. Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Domestic Revolving Credit Commitments, Multicurrency Revolving Credit Commitments or U.K. Revolving Credit Commitments, as the case may be, most recently in effect.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Purchase” shall mean the purchase of a Purchased Loan by a Borrower (a) pursuant to an Auction or (b) in the open market; provided that no Default or Event of Default shall have occurred and be continuing.

“Purchased Loan” shall mean each Term Loan purchased by a Borrower pursuant to an Auction or in the open market, which Purchased Loan shall automatically be retired and not outstanding for any purposes of this Agreement or the other Loan Documents.

“Qualified Acquisition” shall mean any Significant Acquisition designated as such by Holdings to the Lenders at the time of the consummation thereof; provided that immediately after giving effect to such Significant Acquisition, no Default or Event of Default shall have occurred or be continuing or result therefrom.

“Qualified Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Qualifying Lease” shall mean a lease agreement entered into by a D&I Subsidiary, as lessor, to lease the real property owned by such D&I Subsidiary upon completion of construction thereof to the extent that (a) the senior unsecured non-credit-enhanced long-term debt of the tenant or the guarantor of the tenant’s obligations under such lease is rated BBB- or higher by S&P or Baa3 or higher by Moody’s, (b) the obligation of such tenant to accept possession of such real property and begin paying rent under such lease is not subject to any material condition other than (i) completion of construction in accordance with all requirements of applicable law and approved plans and specifications and on or before a date certain and (ii) issuance of a certificate of occupancy, (c) such lease has a non-cancelable primary term of 10 years or more and (d) such tenant has not failed or refused to perform under such lease agreement or notified TCC or the applicable D&I Subsidiary of its intention to not perform under such lease agreement (provided that the failure of one (but not more than one) tenant under a Qualifying Lease to meet the ratings criteria set forth in clause (a) above shall not result in the disqualification of such lease as a Qualifying Lease so long as, at the time such lease was entered into, such ratings criteria were satisfied, and such tenant only fails to satisfy such ratings criteria due to subsequent rating downgrades).

“Receivables” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a person pursuant to an arrangement with another person by which such other person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, and all proceeds thereof and rights (contractual or other) and collateral related thereto, and shall include, in any event, any items of property that would be classified as accounts receivable on the balance sheet of Holdings or any of the Subsidiaries prepared in accordance with GAAP or an “account”, “chattel paper”, an “instrument”, a “general intangible” or a “payment intangible” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” (as so defined) of any such items.

“Receivables Securitization” shall mean, with respect to the U.S. Borrower and/or any of the Subsidiaries, any transaction or series of transactions of securitizations involving Receivables pursuant to which the U.S. Borrower or any Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary (or, in the case of a Foreign Subsidiary, may factor), and may grant a corresponding security interest in, any Receivables (whether now existing or arising in the future) of the U.S. Borrower or any Subsidiary, and any assets related thereto including collateral securing such Receivables, contracts and all Guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitizations involving Receivables.

“Receivables Securitization Amount” shall mean, with respect to any Receivables Securitization, the amount of obligations outstanding under the legal documents entered into as part of such Receivables Securitization on any date of determination that would be characterized as principal if such Receivables Securitization were structured as a secured lending transaction rather than as a purchase.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender, any other person that (a) invests in bank loans and (b) is advised or managed by the same investment advisor as such Lender, by an Affiliate of such investment advisor or by such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment or within or upon any building or fixture.

“Repayment Date” shall mean a Tranche A Repayment Date, an Incremental Term Loan Repayment Date or an Other Term Loan Repayment Date.

“Required Lenders” shall mean, at any time, Lenders having Loans (excluding N.Z. Swingline Loans and Competitive Bid Loans), L/C Exposure, N.Z. Swingline Exposure, unused Revolving Credit Commitments and Term Loan Commitments (if any) representing at least a majority of the sum of all Loans outstanding (excluding N.Z. Swingline Loans and Competitive Bid Loans), L/C Exposure, N.Z. Swingline Exposure, unused Revolving Credit Commitments and Term Loan Commitments (if any) at such time; provided that the Loans, L/C Exposure, N.Z. Swingline Exposure, unused Revolving Credit Commitments and Term Loan Commitments (if any) of any Defaulting Lender shall be disregarded (in both the numerator and the denominator) in the determination of the Required Lenders at any time; provided further that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the loans become due and payable pursuant to Article VII or the Domestic Revolving Credit Commitments shall have expired or terminated, the Competitive Loans of the Lenders shall be included in their respective Loans in determining the Required Lenders.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Revolving Credit Borrowing” shall mean a Domestic Revolving Credit Borrowing, a Multicurrency Revolving Credit Borrowing or a U.K. Revolving Credit Borrowing.

“Revolving Credit Commitment” shall mean a Domestic Revolving Credit Commitment, a Multicurrency Revolving Credit Commitment or a U.K. Revolving Credit Commitment. For the avoidance of doubt, on the Second Amendment Effective Date, the Revolving Credit Commitment is equal to zero.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of such Lender’s Domestic Revolving Credit Exposure, Multicurrency Revolving Credit Exposure and U.K. Revolving Credit Exposure.

“Revolving Credit Lender” shall mean a Domestic Revolving Credit Lender, a Multicurrency Revolving Credit Lender or a U.K. Revolving Credit Lender.

“Revolving Credit Maturity Date” shall mean March 4, 2024.

“Revolving Loans” shall mean the Domestic Revolving Loans, the Multicurrency Revolving Loans and the U.K. Revolving Loans. Unless the context clearly indicates otherwise, the term “Revolving Loans” shall include any Incremental Revolving Loans and Other Revolving Loans.

“S&P” shall mean S&P Global Ratings or any successor to the ratings agency business thereof.

“ Sale/Leaseback Transaction” shall mean an arrangement relating to Principal Property owned by Holdings or a Subsidiary of Holdings on the Second Amendment Effective Date or thereafter acquired by Holdings or a Subsidiary of Holdings whereby Holdings or a Subsidiary of Holdings transfers such property to a Person and Holdings or a Subsidiary of Holdings leases it from such Person.

“ Sanctioned Country” shall mean at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“ Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“ Sanctions” shall mean any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions, imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state or Her Majesty’s Treasury.

“Schedule I Bank” shall mean a bank that is a Canadian chartered bank listed on Schedule I under the Bank Act (Canada).

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“ Second Amendment” shall mean Amendment No. 2 to this Agreement, among Holdings, the Luxembourg Borrower, the Lenders party thereto, the Resigning Agent (as defined therein) and the Administrative Agent as the Successor Agent (as defined therein).

“ Second Amendment Effective Date” shall have the meaning ascribed to the term “Effective Date” in the Second Amendment.

“Secured Debt” shall mean, at any time, the Total Debt that is secured by a Lien.

“Securitization Subsidiary” shall mean any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Securitizations.

“Significant Acquisition” shall mean an Acquisition for aggregate consideration in excess of $300,000,000.

“Significant Subsidiary” shall mean, at any date of determination, any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such regulation is in effect on the Closing Date; provided that, solely for purposes of Section 7(g) and (h), “Significant Subsidiary” shall also include two or more Subsidiaries that, when considered in the aggregate as a single Subsidiary, would constitute a Significant Subsidiary.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“SONIA” shall mean a rate per annum equal to the Sterling Overnight Index Average published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” shall mean any Borrowing comprised of SONIA Loans.

“SONIA Loan” shall mean a Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.

“SONIA Rate Day” shall have the meaning provided in the definition of the term “Daily Simple SONIA”.

“SONIA Reference Day” shall have the meaning provided in the definition of the term “Daily Simple SONIA”.

“SPC” shall have the meaning assigned to such term in Section 9.04(j).

“Specified Incremental Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.25(a).

“Specified Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.25(a).

“Specified Incremental Term Loan Commitments” shall have the meaning assigned to such term in Section 2.26(a).

“Specified Incremental Term Loans” shall have the meaning assigned to such term in Section 2.26(a).

“Specified Restructuring” ~~means~~shall mean any restructuring initiative, cost saving initiative or other similar strategic initiative of Holdings or any of its Subsidiaries after the Closing Date described in reasonable detail in a certificate of a Responsible Officer delivered by the U.S. Borrower to the Administrative Agent.

“Specified Transaction” shall mean, with respect to any period, any investment (including any Acquisition), sale, transfer or other disposition of assets or property outside the ordinary course of business.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans denominated in dollars shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” shall mean unsecured Indebtedness of Holdings or the U.S. Borrower, which may be Guaranteed on a subordinated basis by Holdings, the U.S. Borrower or one or more Subsidiary Guarantors, that (a) is expressly subordinated to the prior payment in full in cash of the Obligations, on terms and conditions reasonably satisfactory to the Administrative Agent, (b) contains no financial “maintenance” covenants, (c) matures on or after the 180th day following the latest final maturity date for any of the Loans and has no scheduled amortization, payments of principal, sinking fund payments or similar scheduled payments (other than regularly scheduled payments of interest) prior to the 180th day following the latest final maturity date for any of the Loans; provided, however, that Indebtedness that was Subordinated Indebtedness when issued shall not cease to be Subordinated Indebtedness solely as a result of the subsequent extension of the final maturity date of any of the Loans pursuant to Section 9.20, and (d) in the case of any such Subordinated Indebtedness incurred after the Closing Date, provides that any such Guarantee by a Subsidiary shall be released automatically upon the Guarantee Release Date with respect to such Subsidiary.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests (other than the general partnership interests or similar interests owned, Controlled or held by the U.S. Borrower or any Subsidiary in any Co-investment Vehicle) are, at the time any determination is being made, owned, Controlled or held.

“Subsidiary” shall mean any subsidiary of Holdings; provided, however, that no CBRE CM Loan Securitization Fund shall be deemed to be a Subsidiary for purposes of this Agreement or the other Loan Documents.

“Subsidiary Guarantor” shall mean each Domestic Subsidiary listed on Schedule 1.01(a) and each other Subsidiary that is or becomes a party to the Guarantee Agreement, in each case for so long as such Subsidiary Guarantees the Obligations. For the avoidance of doubt, the only Subsidiary Guarantor on the Second Amendment Effective Date is the U.S. Borrower.

“Take Out Commitment” shall mean a written obligation of a person either (a) to purchase real property and the improvements thereon for an amount sufficient to repay the interim construction loan used to acquire and construct such real property and improvements or (b) to provide debt and/or equity financing the proceeds of which are to be used to repay the interim construction loan used to acquire and construct real property and improvements thereon.

“TARGET DAY” shall mean any day on which both (a) banks in London are open for general business and (b) the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCC” shall mean Trammell Crow Company.

“Term Borrowing” shall mean a Borrowing comprised of Tranche A Loans, Incremental Term Loans or Other Term Loans.

“Term Lender” shall mean a Lender with an outstanding Term Loan.

“Term Loan Commitments” shall mean the Tranche A Commitments. Unless the context clearly indicates otherwise, the term “Term Loan Commitments” shall include any Incremental Term Loan Commitments.

“Term Loans” shall mean the Tranche A Loans. Unless the context clearly indicates otherwise, the term “Term Loans” shall include any Incremental Term Loans and Other Term Loans.

“Test Period” shall mean, for any determination under this Agreement, the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such date of determination (taken as one accounting period) in respect of which financials shall have been delivered to the Administrative Agent pursuant to Section 5.04(a) or (b), as applicable, for each fiscal quarter or fiscal year in such period; provided that, prior to the first date that such financials have been delivered pursuant to Section 5.04(a) or (b), as applicable, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended June 30, 2017. A Test Period may be designated by reference to the last day thereof (i.e. the June 30, 2017 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended June 30, 2017), and a Test Period shall be deemed to end on the last day thereof.

“Ticking Fee” shall have the meaning assigned to such term in Section 2.05(e).

“Total Assets” shall mean, at any date of determination, the total consolidated assets of Holdings and its consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP, calculated on a pro forma basis to give effect to the inclusion or exclusion of the assets of any Pro Forma Entity acquired or sold on such date, but excluding the consolidated assets of any Subsidiary with Non-Recourse Indebtedness.

“Total Debt” shall mean, at any time, the total Indebtedness for Borrowed Money of Holdings and its consolidated subsidiaries at such time, determined on a consolidated basis in accordance with GAAP, excluding (a) CBRE CM Permitted Indebtedness, (b) Non-Recourse Indebtedness, (c) Indebtedness of the type described in clause (i) of the definition of such term (and any Guarantee of such Indebtedness) and Indebtedness under Performance Bonds, in each case, except to the extent of any unreimbursed drawings thereunder, (d) Exempt Construction Loans of any D&I Subsidiary, (e) the amount of any Indebtedness supported by Approved Credit Support, (f) Indebtedness under the CBRE Loan Arbitrage Facility, ~~and~~ (g) any Receivables Securitization and (h) Indebtedness under short-term vendor receivables financing arrangements to the extent the aggregate principal amount of such Indebtedness at any time outstanding does not exceed $700,000,000; provided that, at the election of the Borrower, Excluded Subordinated Indebtedness may also be excluded so long as the proceeds of such Excluded Subordinated Indebtedness are used to prepay any Secured Debt.

“Total Domestic Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Domestic Revolving Credit Commitments, as in effect at such time. ~~The~~On the Second Amendment Effective Date, the Total Domestic Revolving Credit Commitment ~~in effect on the Closing Date is $2,300,000,000~~is equal to zero.

“Total Multicurrency Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Multicurrency Revolving Credit Commitments, as in effect at such time. ~~The~~On the Second Amendment Effective Date, the Total Multicurrency Revolving Credit Commitment ~~in effect on the Closing Date is $200,000,000~~is equal to zero.

“Total U.K. Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the U.K. Revolving Credit Commitments, as in effect at such time. ~~The~~On the Second Amendment Effective Date, the Total U.K. Revolving Credit Commitment ~~in effect on the Closing Date is $300,000,000~~is equal to zero.

“Tranche A Borrowing” shall mean a Borrowing comprised of Tranche A Loans.

“Tranche A Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche A Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.26 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Tranche A Lender” shall mean a Lender with a Tranche A Commitment or an outstanding Tranche A Loan.

“Tranche A Loans” shall mean the term loans made by the Lenders to the U.S. Borrower pursuant to Section 2.01(a)(i) of this Agreement. Unless the context clearly indicates otherwise, the term “Tranche A Loans” shall include any Incremental Term Loans that are designated as such in the applicable Incremental Assumption Agreement and that are made on terms identical to the Tranche A Loans.

“Tranche A Maturity Date” shall mean March 4, 2024.

“Tranche A Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(i).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance of this Agreement and each other Loan Document and the making of the Borrowings hereunder, (b) the execution and delivery of the Guarantee Agreement, (c) the Existing Tranche A Loan Refinancing, (d) the Existing Tranche B Loan Repayment and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate, the EURIBO Rate, the Daily Simple SONIA, the Alternate Base Rate, the Bank Bill Rate, the Canadian Prime Rate, the U.S. Base Rate, the Foreign Base Rate, each Flat Rate and the Discount Rate applicable to Bankers’ Acceptances and B/A Equivalent Loans.

“U.K. Borrowing Entity” shall mean the U.K. Borrower or any Borrower that is incorporated or otherwise organized under the laws of the United Kingdom or any political subdivision thereof.

“U.K. Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

U.K. L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a U.K. Letter of Credit.

“U.K. L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding U.K. Letters of Credit at such time denominated in dollars, plus the Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding U.K. Letters of Credit at such time denominated in Alternative Currencies and (b) the aggregate principal amount of all U.K. L/C Disbursements denominated in dollars that have not yet been reimbursed at such time, plus the Dollar Equivalent of the aggregate principal amount of all U.K. L/C Disbursements denominated in Alternative Currencies that have not been reimbursed at such time. The U.K. L/C Exposure of any U.K. Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate U.K. L/C Exposure at such time.

“U.K. Letter of Credit” shall mean any letter of credit issued (or deemed issued) pursuant to Section 2.23 and designated (or deemed designated) as such.

“ U.K. Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“U.K. Revolving Credit Borrowing” shall mean a Borrowing comprised of U.K. Revolving Loans.

“U.K. Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make U.K. Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its U.K. Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. For the avoidance of doubt, on the Second Amendment Effective Date, the U.K. Revolving Credit Commitment is equal to zero.

“U.K. Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding U.K. Revolving Loans of such Lender denominated in dollars, plus the Dollar Equivalent of the aggregate principal amount at such time of all outstanding U.K. Revolving Loans of such Lender denominated in Alternative Currencies, plus the aggregate amount at such time of such Lender’s U.K. L/C Exposure.

“U.K. Revolving Credit Lender” shall mean a Lender with a U.K. Revolving Credit Commitment or outstanding U.K. Revolving Credit Exposure.

“U.K. Revolving Loans” shall mean the revolving loans made by the Lenders to the U.S. Borrower or the U.K. Borrower pursuant to Section 2.01(a)(iv).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law on October 26, 2001)).

“U.S. Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the rate of interest per annum determined from time to time by the Administrative Agent as its base rate in effect at its principal office in Toronto, Ontario for determining interest rates on U.S. dollar-denominated commercial loans made in Canada and (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1%.

“U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.20(g)(ii)(B)(iii).

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person; provided that, if required by applicable law, ownership of up to 2% of the shares of a Foreign Subsidiary by a third party will not cause such subsidiary to cease to be a “wholly owned Subsidiary”.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context clearly indicates otherwise. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Domestic Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Domestic Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Domestic Revolving Credit Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Domestic Eurocurrency Revolving Credit Borrowing”).

SECTION 1.04. Exchange Rate Calculations. On each Calculation Date, the Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date and (b) give notice thereof to the Borrowers and to any Lender that shall have requested a copy of such notice (it being understood that a Lender shall not have the right to independently request a determination of the Exchange Rate). The Exchange Rate so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date, and shall for all purposes of this Agreement (other than any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between dollars and Alternative Currencies; provided that for purposes of any determination under any provisions of this Agreement that require the use of a current exchange rate all amounts incurred or proposed to be incurred in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination.

SECTION 1.05. Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that (i) if the U.S. Borrower notifies the Administrative Agent that the U.S. Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose to the extent that, without undue burden or expense, the U.S. Borrower, its auditors and/or its financial systems are capable of interpreting such provisions as if such change in GAAP had not occurred), then the U.S. Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the U.S. Borrower and the Required Lenders and (ii) whenever in this Agreement it is necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the date ~~hereof~~of this Agreement.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07. Covenant Compliance Generally. For purposes of determining compliance under Sections 6.01 and 6.02, (i) any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of Holdings and its Subsidiaries delivered pursuant to Section 3.05 or Section 5.04(a), as applicable, (ii) in the event that any Indebtedness, Lien, or other restricted action contained therein, as applicable, meets the criteria of more than one of the categories or sub-categories of transactions or items permitted pursuant to any clause of such Sections 6.01 and 6.02, the U.S. Borrower, in its sole discretion, may, from time to time, divide, classify and/or reclassify such transaction or item (or portion thereof) among any combination of one or more categories and will be required to include the amount and type of such transaction (or portion thereof) only in any one category at any time; provided that the reclassification described in this sentence shall be deemed to have occurred automatically with respect to any such transaction or item incurred or made pursuant to a “fixed amount” that later would be permitted on a pro forma basis to be incurred or made pursuant to a “percentage based amount” and (iii) any Indebtedness, Lien, or other restricted action contained therein need not be permitted solely by reference to one category but may instead be permitted in part under any combination thereof. Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.01 and 6.02, with respect to any amount of Indebtedness in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness may be incurred at any time under such Sections.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) On the terms and subject to the conditions set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, each Lender agrees severally and not jointly to make (i) Tranche A Loans to the U.S. Borrower, in dollars, on the Closing Date and on one other date on or prior to the Delayed Draw Termination Date, in an aggregate principal amount for all such Tranche A Loans not to exceed its Tranche A Commitment, (ii) Domestic Revolving Loans to the U.S. Borrower, in dollars, at any time and from time to time on or after the Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the Domestic Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Domestic Revolving Credit Exposure (plus its Pro Rata Percentage of the Aggregate Competitive Loan Exposures) exceeding such Lender’s Domestic Revolving Credit Commitment, (iii) Multicurrency Revolving Loans to the U.S. Borrower in dollars, Canadian Dollars or Australian Dollars, the Canadian Borrower in dollars or Canadian Dollars, or the Australian Borrower in Australian Dollars, at any time and from time to time on or after the Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the Multicurrency Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (x) such Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Revolving Credit Commitment or (y) the Aggregate Multicurrency Revolving Credit Exposure attributable to Loans to, and Letters of Credit issued for the account of, (A) the U.S. Borrower in Australian Dollars, the Australian Borrower and the New Zealand Borrower exceeding the ANZ Sublimit or (B) the U.S. Borrower in Canadian Dollars and the Canadian Borrower exceeding the Canadian Sublimit and (iv) U.K. Revolving Loans to the U.S. Borrower in dollars, Pounds or Euros or the U.K. Borrower in Pounds or Euro, at any time and from time to time on or after the Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the U.K. Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s U.K. Revolving Credit Exposure exceeding such Lender’s U.K. Revolving Credit Commitment. Within the limits set forth in the first sentence of this Section 2.01 and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(b) Each Lender having an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, on the terms and subject to the conditions set forth herein and in the applicable Incremental Assumption Agreement and in reliance on the representations and warranties set forth herein and in the other Loan Documents, to make Incremental Revolving Loans or Incremental Term Loans, as applicable, to the Borrowers, in an aggregate principal amount not to exceed its Incremental Revolving Credit Commitment or Incremental Term Loan Commitment, as applicable. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

SECTION 2.02. Loans. (a) Each Loan (other than N.Z. Swingline Loans and Competitive Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and Competitive Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (except with respect to any Borrowing of Incremental Revolving Loans, Incremental Term Loans, Other Revolving Loans or Other Term Loans, to the extent otherwise provided in the related Incremental Assumption Agreement or Loan Modification Agreement, as applicable), or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.08 and 2.15, each Borrowing (other than a Competitive Borrowing) shall be comprised entirely of Daily Rate Loans or Fixed Rate Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in (i) more than (x) ten Fixed Rate Borrowings of Domestic Revolving Loans or (y) ten Fixed Rate Borrowings of Tranche A Loans being outstanding hereunder at any time or (ii) more than five Fixed Rate Borrowings of any other Class being outstanding hereunder at any time (which number of Fixed Rate Borrowings may be increased or adjusted by agreement between Holdings and the Administrative Agent in connection with any Incremental Term Loans, Incremental Revolving Loans, Other Term Loans or Other Revolving Loans). For purposes of the foregoing, Borrowings having different Interest Periods or Contract Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans deemed made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 4:00 p.m., Local Time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the applicable Borrower, designated by such Borrower in the applicable Borrowing Request, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender for the first three days, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds for the applicable currency and for each day thereafter, the higher of such rate and the applicable Daily Rate (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Revolving Credit Borrowing if the Interest Period or Contract Period, as the case may be, requested with respect thereto would end after the Revolving Credit Maturity Date.

(f) If any Issuing Bank shall not have received from the applicable Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each applicable Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Domestic Revolving Credit Lender (in respect of a Domestic L/C Disbursement), Multicurrency Revolving Credit Lender (in respect of a Multicurrency L/C Disbursement) and U.K. Revolving Credit Lender (in respect of a U.K. L/C Disbursement) shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., Local Time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), Local Time, on any day, not later than 10:00 a.m., Local Time, on the immediately following Business Day), an amount equal to such Revolving Credit Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan (if denominated in dollars), a Canadian Prime Rate Revolving Loan (if denominated in Canadian Dollars), a SONIA Loan (if denominated in Pounds) or a Fixed Rate Loan with a one-month Interest Period or Contract Period, as the case may be (if denominated in any other Alternative Currency), of such Revolving Credit Lender and such payment shall be deemed to have reduced the applicable L/C Exposure), and the Administrative Agent will promptly pay to such Issuing Bank the amounts so received by it from such Revolving Credit Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amount received by it from a Borrower pursuant to Section 2.23(e) prior to the time that any

Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its applicable Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Revolving Credit Lender and the applicable Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a) and (ii) in the case of such Revolving Credit Lender, for the first such day, a rate determined by such Issuing Bank to represent its cost of overnight or short-term funds for the applicable currency, and for each day thereafter, the higher of such rate and the applicable Daily Rate.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a N.Z. Swingline Loan, a Competitive Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the applicable Borrower shall deliver in writing to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Fixed Rate Borrowing, not later than 1:00 p.m., Local Time, three Business Days before a proposed Borrowing, (b) in the case of a Daily Rate Tranche A Borrowing, not later than 12:00 noon, Local Time, one Business Day before a proposed Borrowing, (c) in the case of a SONIA Borrowing, not later than 12:00 noon, Local Time, four Business Days before a proposed Borrowing, and (d) in the case of any other Class of Daily Rate Borrowings, not later than 12:00 noon, Local Time, on the Business Day of a proposed Borrowing, provided that any Borrowing Request on the Business Day of a proposed ABR Borrowing shall be irrevocable. Each Borrowing Request shall be signed by or on behalf of the applicable Borrower and shall specify the following information: (i) the currency and Class of such Borrowing and whether such Borrowing is to be a Fixed Rate Borrowing or a Daily Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Fixed Rate Borrowing, the Interest Period or Contract Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, (x) each requested Borrowing shall comply with the requirements set forth in Section 2.02 and (y) except as expressly provided in Section 2.08 or 2.15, no Borrower may request a Daily Rate Borrowing that is a Foreign Base Rate Borrowing. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Daily Rate Borrowing if denominated in dollars, Canadian Dollars or Pounds, and a Fixed Rate Borrowing with a one-month Interest Period or Contract Period otherwise. If no election as to the Class of any Revolving Credit Borrowing by the U.S. Borrower is received, then, to the extent of the available Domestic Revolving Credit Commitments, such Borrowing shall be a Domestic Revolving Credit Borrowing. If no Interest Period or Contract Period with respect to any Fixed Rate Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing. Subject to Section 2.16, a Borrowing Request may be revoked by the applicable Borrower at any time prior to 4:00 p.m., Local Time, on the Business Day prior to the proposed date of Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender on the Revolving Credit Maturity Date the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower. The New Zealand Borrower hereby promises to pay to the N.Z. Swingline Lender the then unpaid principal amount of each N.Z. Swingline Loan on the Revolving Credit Maturity Date. The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the applicable Lender the principal amount of each Competitive Loan made by such Lender on the last day of the Interest Period applicable to such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period or Contract Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, each applicable Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and such Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a) The U.S. Borrower agrees to pay to each Domestic Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the Domestic Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee equal to the Applicable Percentage per annum in effect from time to time on the daily amount (whether used or unused) of the Domestic Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing on the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Domestic Revolving Credit Commitment of such Lender shall expire or be terminated). The U.S. Borrower and the U.K. Borrower jointly and severally agree to pay to each U.K. Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the U.K. Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee equal to the Applicable Percentage per annum in effect from time to time on the daily amount (whether used or unused) of the U.K. Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing on the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the U.K. Revolving Credit Commitment of such Lender shall expire or be terminated). The U.S. Borrower, the Canadian Borrower, the Australian Borrower and the New Zealand Borrower jointly and severally agree to pay to each Multicurrency Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the Multicurrency Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee (together with the facility fees provided for in the preceding two sentences, the “Facility Fees”) equal to the Applicable Percentage per annum in effect from time to time on the daily amount (whether used or unused) of the Multicurrency Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing on the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Multicurrency Revolving Credit Commitment of such Lender shall expire or be terminated). Notwithstanding the foregoing, if any Revolving Credit Exposure remains outstanding following any expiration or termination of the Revolving Credit Commitments as contemplated by the three preceding sentences, the Facility Fees shall continue to accrue on such Revolving Credit Exposure for so long as such Revolving Credit Exposure remains outstanding and shall be payable on demand. In addition, the Facility Fees otherwise payable to any Defaulting Lender in respect of the unused portion of such Defaulting Lender’s Revolving Credit Commitments shall not be payable for so long as, and with respect to the period during which, such Lender is a Defaulting Lender. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on and including the Closing Date and shall cease to accrue on the date on which the applicable Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein and there is not any remaining Revolving Credit Exposure of such Lender.

(b) The Borrowers agree to pay to the Administrative Agent, for its own account, the administrative fees at the times and in the amounts agreed to by the U.S. Borrower and the Administrative Agent from time to time (the “Administrative Agent Fees”).

(c) Each Borrower agrees to pay to each Domestic Revolving Credit Lender (in the case of Domestic L/C Exposure), each U.K. Revolving Credit Lender (in the case of U.K. L/C Exposure) and each Multicurrency Revolving Credit Lender (in the case of Multicurrency L/C Exposure) (in each case, other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the applicable Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a fee calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure in respect of such Borrower (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing on the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit of the applicable Class have been canceled or have expired and the applicable Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings of the applicable Class comprised of Fixed Rate Loans pursuant to Section 2.06 (the “L/C Participation Fees”). If the L/C Exposure of a Defaulting Lender is reallocated pursuant to Section 2.17(a)(i), then the L/C Participation Fee payable to the Lenders pursuant to this Section 2.05(c) shall be adjusted in accordance with such allocation. If the applicable Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to Section 2.17(a)(ii), such Borrower shall not be required to pay any L/C Participation Fees with respect to that portion of such Defaulting Lender’s L/C Exposure during the period in which such L/C Exposure is cash collateralized. If all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to Section 2.17(a)(i) or (ii), then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all L/C Participation Fees with respect to such L/C Exposure shall be payable to the applicable Issuing Banks until and to the extent that such L/C Exposure is reallocated and/or cash collateralized.

(d) Each Borrower agrees to pay to each Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank the standard fronting, issuance and drawing fees as agreed by each Issuing Bank and such Borrower (the “Issuing Bank Fees”).

(e) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Lender, on the last Business Day of March 2018 and June 2018 and on each date on which the Tranche A Commitment of such Lender shall expire or be terminated as provided herein, a ticking fee (the “Ticking Fee”) equal to the Applicable Percentage per annum in effect from time to time on the daily unused amount of the Tranche A Commitment (if any) of such Lender (commencing on January 30, 2018 and ending with the Delayed Draw Termination Date or the date on which the Tranche A Commitment of such Lender shall expire or be terminated.)

(f) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. All Ticking Fees, L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of a Eurocurrency Competitive Borrowing, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus or minus (as the case may be) the Competitive Loan Margin offered by the Lender making such Loan and accepted by the U.S. Borrower in the Competitive Bid Accept/Reject Letter, (ii) in the case of Eurocurrency Borrowings denominated in dollars, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time, and (iii) in the case of Eurocurrency Borrowings denominated in Euro, the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c) Subject to the provisions of Section 2.07, the Loans comprising each SONIA Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Daily Simple SONIA plus the Applicable Percentage in effect from time to time.

(d) Subject to the provisions of Section 2.07, the Loans comprising each Canadian Prime Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Canadian Prime Rate plus the Applicable Percentage in effect from time to time.

(e) Subject to the provisions of Section 2.07, the Loans comprising each B/A Borrowing shall be subject to an Acceptance Fee, payable by the Canadian Borrower on the date of acceptance of the relevant B/A and calculated as set forth in the definition of the term “Acceptance Fee” in Section 1.01.

(f) Subject to the provisions of Section 2.07, the Loans comprising each Bank Bill Rate Borrowing, including each N.Z. Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be), at a rate per annum equal to the Bank Bill Rate plus the Applicable Percentage in effect from time to time.

(g) Subject to the provisions of Section 2.07, the Loans comprising each Foreign Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the sum of the Foreign Base Rate and the Applicable Percentage in effect from time to time.

(h) Subject to the provisions of Section 2.07, each Flat Rate Competitive Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or such other computational basis as may be set forth in the applicable Competitive Bid) at the rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the U.S. Borrower in the Competitive Bid Accept/Reject Letter.

(i) Interest on each Loan (other than pursuant to B/A Borrowings) shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate, EURIBO Rate, Daily Simple SONIA, Discount Rate or Bank Bill Rate, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Notwithstanding anything to the contrary in this Agreement, if any Daily Rate or any Fixed Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(j) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principal of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

SECTION 2.07. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, when determined by reference to the Prime Rate or Daily Simple SONIA, and (ii) 360 days at all other times) equal to the rate that would be applicable to a Daily Rate Revolving Loan in the applicable currency plus 2.00%.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that (i) on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have determined that deposits in the applicable currency in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to a majority in interest of the applicable Lenders of making or maintaining their Eurocurrency Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the EURIBO Rate, or (ii) at any time the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the

Daily Simple SONIA, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the applicable Borrowers and the applicable Lenders. In the event of any such determination, until the Administrative Agent shall have advised the applicable Borrowers and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by a Borrower for a Eurocurrency Borrowing in the affected currency, pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing, if the applicable currency is in dollars, or otherwise shall be ineffective, and (y) any outstanding SONIA Borrowing shall be converted to an ABR Borrowing in an amount equal to the Dollar Equivalent thereof on the date specified therefor in such notice from the Administrative Agent. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) The Tranche A Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Assumption Agreement) shall be reduced dollar-for-dollar by the aggregate principal amount of the Tranche A Loans made and, if not earlier terminated or reduced to zero, shall automatically terminate on the Delayed Draw Termination Date. The Revolving Credit Commitments (other than any Incremental Revolving Credit Commitments, which shall terminate as provided in the related Incremental Assumption Agreement) and the N.Z. Swingline Commitments shall automatically terminate on the Revolving Credit Maturity Date. The L/C Commitments shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date that is five (5) days prior to the Revolving Credit Maturity Date.

(b) Upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by a written notice) to the Administrative Agent, a Borrower may, without premium or penalty, at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments of any Class; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments of any Class shall be in an integral multiple of the Borrowing Multiple and in a minimum amount equal to the Borrowing Minimum, (ii) the Total Domestic Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Domestic Revolving Credit Exposure and the Aggregate Competitive Loan Exposure at the time, (iii) the Total U.K. Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate U.K. Revolving Credit Exposure at the time and (iv) the Total Multicurrency Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Multicurrency Revolving Credit Exposure at the time.

(c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments of any Class hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The applicable Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(d) Reductions and terminations of any Other Revolving Credit Commitments shall be as provided for in the applicable Loan Modification Agreement.

SECTION 2.10. Conversion and Continuation of Borrowings. Each Borrower shall have the right at any time upon prior notice to the Administrative Agent (a) not later than 1:00 p.m., Local Time, two Business Days prior to conversion, to convert any Eurocurrency Borrowing denominated in dollars into an ABR Borrowing or to convert any B/A Borrowing into a Canadian Prime Rate Borrowing, (b) not later than 1:00 p.m., Local Time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurocurrency Borrowing denominated in dollars, to convert any Canadian Prime Rate Borrowing into a B/A Borrowing or to continue any Eurocurrency Borrowing as a Eurocurrency Borrowing for an additional Interest Period and (c) not later than 1:00 p.m., Local Time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurocurrency Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurocurrency Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

(iv) if any Eurocurrency Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Borrowing or a B/A Borrowing;

(vi) any portion of a Eurocurrency Borrowing or a B/A Borrowing that cannot be converted into or continued as a Eurocurrency Borrowing or a B/A Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing or a Canadian Prime Rate Borrowing, as the case may be;

(vii) no Interest Period may be selected for any Eurocurrency Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (x) the Eurocurrency Term Borrowings comprised of Tranche A Loans, Specified Incremental Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date and (y) the ABR Term Borrowings comprised of Tranche A Loans, Specified Incremental Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date;

(viii) no B/A Borrowing may be converted or continued other than at the end of the Contract Period applicable thereto; and

(ix) upon notice to the applicable Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurocurrency Loan or a B/A Loan and any outstanding Eurocurrency Borrowing or B/A Borrowing shall, at the end of the Interest Period or Contract Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted to an ABR Borrowing or a Canadian Prime Rate Borrowing, as the case may be.

Each notice pursuant to this Section 2.10 shall refer to this Agreement and specify (a) the identity, amount and Class of the Borrowing that the applicable Borrower requests be converted or continued, (b) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, an ABR Borrowing, a B/A Borrowing or a Canadian Prime Rate Borrowing, (c) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (d) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or a B/A Borrowing, the Interest Period or Contract Period with respect thereto. If no Interest Period or Contract Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing or a B/A Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s duration. The Administrative Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period or Contract Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period or Contract Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as a Eurocurrency Borrowing or a B/A Borrowing with an Interest Period or Contract Period of one month or 30 days, respectively. The U.S. Borrower shall not have the right to convert or continue the Interest Period with respect to any Competitive Loan pursuant to this Section 2.10.

SECTION 2.11. Repayment of Term Borrowings. (a) (i) The U.S. Borrower shall pay to the Administrative Agent, for the account of the Tranche A Lenders, on March 5, May 15, August 15, and November 15 of each year (each, a “Tranche A Repayment Date”), commencing on the first Tranche A Repayment Date to occur after the Delayed

Draw Termination Date, an aggregate amount equal to 0.25% of the principal amount of the Tranche A Loans (as adjusted from time to time pursuant to Sections 2.11(d), 2.12 and 2.26(d)) outstanding on the Delayed Draw Termination Date, with the balance payable on the Tranche A Maturity Date. Notwithstanding the foregoing, if the Leverage Ratio on the last day of the Test Period immediately prior to any Tranche A Repayment Date (other than the Tranche A Maturity Date) was less than or equal to 2.50 to 1.00, no scheduled amortization payment shall be required on such Tranche A Repayment Date.

(ii) The applicable Borrowers shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Incremental Term Loans equal to the amount set forth for such date in the applicable Incremental Assumption Agreement (as adjusted from time to time to give effect to prepayments as provided for in the applicable Incremental Assumption Agreement), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(iii) The applicable Borrowers shall pay to the Administrative Agent, for the account of the applicable Accepting Lenders, on each Other Term Loan Repayment Date, a principal amount of the Other Term Loans equal to the amount set forth for such date in the applicable Loan Modification Agreement (as adjusted from time to time to give effect to prepayments as provided for in the applicable Loan Modification Agreement), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, all Tranche A Loans, Specified Incremental Term Loans and Other Term Loans shall be due and payable on the Tranche A Maturity Date, the applicable Incremental Term Loan Maturity Date and the applicable Other Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

(d) Following any conversion or exchange of any Affected Class of Term Loans pursuant to Section 9.20, the amortization schedule set forth above for such Affected Class will be deemed modified by eliminating pro rata from each of the remaining scheduled amortization payments for such Class an aggregate amount equal to the principal amount of Term Loans of Accepting Lenders of such Affected Class that accepted the related Loan Modification Offer.

SECTION 2.12. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than (x) Bankers’ Acceptances or B/A Equivalent Loans, which may, however, be defeased as provided below and (y) Competitive Borrowings, which may be prepaid only with the consent of the applicable Lender), in whole or in part, upon at least three Business Days’ prior written or fax notice

(or telephone notice promptly confirmed by written or fax notice) in the case of Fixed Rate Loans, four Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of SONIA Loans or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the Business Day of prepayment in the case of any other Daily Rate Loans, to the Administrative Agent before 1:00 p.m., Local Time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; and provided further that the Canadian Borrower may defease any B/A or B/A Equivalent Loan by depositing with the Administrative Agent an amount that, together with Acceptance Fees accruing on such amount to the end of the Contract Period for such B/A or B/A Equivalent Loan at such rate as the Administrative Agent shall specify upon receipt of such amount, is sufficient to pay such maturing B/A or B/A Equivalent Loan when due.

(b) Optional prepayments shall be applied to Classes of Loans as directed by the U.S. Borrower in the applicable notice of prepayment. Within each Class of Term Loans, optional prepayments shall be applied against the remaining scheduled amortization payments thereof as directed by the U.S. Borrower.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of optional prepayment delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments of a Class, the applicable Borrowers shall, on the date of such termination, repay or prepay all their respective outstanding Revolving Credit Borrowings (and N.Z. Swingline Borrowings (in the case of a termination of the Multicurrency Revolving Credit Commitments) of such Class, and replace all outstanding Letters of Credit of the applicable Class and/or deposit an amount equal to the L/C Exposure of the applicable Class in cash in a cash collateral account established with the Administrative Agent for the benefit of the applicable Lenders. If as a result of any partial reduction of the Revolving Credit Commitments of a Class, the Aggregate Domestic Revolving Credit Exposure (plus the Aggregate Competitive Loan Exposure), Aggregate Multicurrency Revolving Credit Exposure or Aggregate U.K. Revolving Credit Exposure would exceed the Total Domestic Revolving Credit Commitment, Total Multicurrency Revolving Credit Commitment or Total U.K. Revolving Credit Commitment, respectively, after giving effect thereto, then the applicable Borrowers shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings (and/or N.Z. Swingline Loans (in the case of the Multicurrency Revolving Credit Commitments) and/or, subject to Section 2.12, Competitive Loans (in the case of Domestic Revolving Credit Commitments)) and/or cash collateralize Letters of Credit of the applicable Class in an amount sufficient to eliminate such excess.

(b) If as a result of fluctuations in exchange rates, on any Calculation Date, (i) the Aggregate Multicurrency Revolving Credit Exposure would exceed 105% of the Total Multicurrency Revolving Credit Commitment, (ii) the Aggregate U.K. Revolving Credit Exposure would exceed 105% of the Total U.K. Revolving Credit Commitment, (iii) the portion of the Multicurrency Revolving Credit Exposure represented by Loans to or Letters of Credit issued for the account of the Canadian Borrower would exceed 105% of the Canadian Sublimit or (iv) the portion of the Multicurrency Revolving Credit Exposure represented by Loans to or Letters of Credit issued for the account of the Australian Borrower and the New Zealand Borrower would exceed 105% of the ANZ Sublimit, then, in each case, the applicable Borrowers shall, within three Business Days of such Calculation Date, prepay Revolving Loans (or N.Z. Swingline Loans, in the case of the Multicurrency Revolving Credit Commitments) and/or cash collateralize Letters of Credit such that the applicable exposure does not exceed the applicable commitment or sublimit set forth above without giving effect to the words “105% of”.

SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender or any Issuing Bank, except any such reserve requirement that is reflected in the Adjusted LIBO Rate, the EURIBO Rate, the Discount Rate or the Bank Bill Rate;

(ii) subject any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or any applicable interbank market any other condition affecting this Agreement or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein (other than any change to the basis or rate of taxation applicable to any Lender), and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Fixed Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the applicable Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts (without duplication of amounts paid by the Borrowers pursuant to Section 2.20) as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that such amounts shall be proportionate and non-discriminatory relative to the amounts that such Lender or Issuing Bank charges borrowers or account parties for such additional amounts incurred in connection with substantially similar facilities as determined by such Lender or Issuing Bank acting in good faith exercising reasonable credit judgment.

(b) If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the applicable Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that such amounts shall be proportionate and non-discriminatory relative to the amounts that such Lender or Issuing Bank charges borrowers or account parties for such additional amounts incurred in connection with substantially similar facilities as determined by such Lender or Issuing Bank acting in good faith exercising reasonable credit judgment.

(c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and setting forth in reasonable detail the basis on which such amount or amounts were calculated shall be delivered to the U.S. Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate delivered by it within 20 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or such Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or such Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or such Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(e) For the avoidance of doubt, this Section 2.14 shall apply to all requests, rules, guidelines or directives concerning capital adequacy or liquidity requirements issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy or liquidity requirements promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or United States financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented but solely to the extent any Lender requesting any such compensation described in this Section 2.14 is generally imposing such charges on similarly situated borrowers where the terms of other syndicated credit facilities permit it to impose such charges.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the applicable Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and Daily Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing (or to convert an ABR Borrowing to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period) shall, as to such Lender only be deemed a request for a Daily Rate Loan (or a request to continue a Daily Rate Loan as such or to convert a Eurocurrency Loan into a Daily Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to Daily Rate Loans, in which event all such Eurocurrency Loans shall be automatically converted to Daily Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the Daily Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

(b) For purposes of this Section 2.15, a notice to the applicable Borrower by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the applicable Borrower.

(c) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 2.16. Indemnity. The Borrowers shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Fixed Rate Loan prior to the end of the Interest Period or Contract Period in effect therefor, (ii) the conversion of any Fixed Rate Loan to a Daily Rate Loan, or the conversion of the Interest Period or Contract Period with respect to any Fixed Rate Loan, in each case other than on the last day of the Interest Period or Contract Period in effect therefor or (iii) any Fixed Rate Loan to be made by such Lender (including any Fixed Rate Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrowers hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Fixed Rate Loan to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Fixed Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16, and setting forth in reasonable detail the basis on which such amount or amounts were calculated, shall be delivered to the applicable Borrowers and shall be conclusive absent manifest error and the applicable Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 20 days after its receipt of the same.

SECTION 2.17. Pro Rata Treatment. Except as otherwise specified in this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Loans or Commitments of a given Class. For purposes of determining the available Domestic Revolving Credit Commitments or Multicurrency Revolving Credit Commitments of the Lenders at any time, each outstanding Competitive Loan or N.Z. Swingline Loan shall be deemed to have utilized the Domestic Revolving Credit Commitments (in the case of a Competitive Loan) or Multicurrency Revolving Credit Commitments (in the case of a N.Z. Swingline Loan) of the Lenders (including those

Lenders which shall not have made Competitive Loans or N.Z. Swingline Loans, as the case may be) pro rata in accordance with such respective Domestic Revolving Credit Commitments or Multicurrency Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. Notwithstanding the foregoing, (a) if Letters of Credit are requested to be issued or N.Z. Swingline Loans are requested to be made under the Revolving Credit Commitments of a Class at any time that there exists a Defaulting Lender under the Revolving Credit Commitments of such Class then, (i) all or any part of such Defaulting Lender’s aggregate L/C Exposure or N.Z. Swingline Exposure under such Class shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages, but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposure under such Class plus such Defaulting Lender’s aggregate principal amount of all L/C Exposure and N.Z. Swingline Exposure, as the case may be under such Class, does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments of such Class, and (ii) if the reallocation described in clause (i) cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such remaining N.Z. Swingline Exposure under such Class and (y) second, cash collateralize for the benefit of each applicable Issuing Bank only such Borrower’s obligations corresponding to such Defaulting Lender’s aggregate L/C Exposure under such Class (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.23(j) for so long as such L/C Exposure is outstanding, and (b) a Borrower may elect that prepayments of Loans made pursuant to Section 2.12(a) not be applied to the Revolving Loans of a Defaulting Lender. For the avoidance of doubt, neither this Section 2.17 nor Section 2.18 shall limit the ability of any Borrower to (i) make a Purchase of and retire Purchased Loans or (ii) pay fees and interest with respect to Other Revolving Loans or Other Term Loans following the effectiveness of any Loan Modification Offer on a basis different from the Loans of such Class that will continue to be held by Lenders that were not Accepting Lenders.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means other than as a result of non-pro rata payments expressly permitted hereunder (including under Sections 2.15 and 2.17), obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender of a Class, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C

Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys due and owing by any Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to a Borrower in the amount of such participation. For the avoidance of doubt, this Section 2.18 shall not apply to any assignment of any Purchased Loan by any Lender to a Borrower or as otherwise specified in this Agreement.

SECTION 2.19. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., Local Time, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank, and (ii) principal of and interest on Competitive Loans and N.Z. Swingline Loans, which shall be paid directly to the applicable Domestic Revolving Credit Lender or N.Z. Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010 to such account or accounts as may be specified by the Administrative Agent. The Administrative Agent will promptly distribute to each Lender its pro rata share (or other applicable share as provided herein) of such payment.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower does not in fact make such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, as the case may be, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error) in the applicable currency.

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any Borrower or any Loan Party shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) only in the case of Indemnified Taxes and Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to Indemnified Taxes and Other Taxes payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower or such Loan Party shall make such deductions or withholdings and (iii) such Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Borrower shall indemnify the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender (whether directly or pursuant to Section 2.20(d)), as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 15 days after written demand therefor, for the full amount of (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(d).

(e) If a Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender (or participant), or the Administrative Agent, as applicable, shall cooperate with such Borrower in challenging such Tax at such Borrower’s expense if requested by such Borrower. If a Lender (or participant) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.20, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or participant) or the Administrative Agent (together with any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or participant) or the Administrative Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender (or participant) or the Administrative Agent in the event such Lender (or participant) or the Administrative Agent is required to repay such refund to such Governmental Authority.

(f) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or any other Loan Party to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is located, or pursuant to any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate and shall deliver to such Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Borrower. Each Lender that shall become a participant or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.20(g) provided that in the case of a participant such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

Notwithstanding the foregoing, after a request by the Borrower or Administrative Agent pursuant to (g)(i), in the case of an applicable Borrower that is not a U.S. Person, such Borrower will use reasonable efforts, if requested by the applicable Lender, to provide to such Lender all applicable documentation (together, if requested, with any English translations thereof, to the extent available) required to be completed by such Lender in order to receive any exemption or reduction of withholding Tax under the laws of the jurisdiction in which such Borrower is located, and such Lender shall not be required to complete, execute or submit any such documentation if such Lender is not reasonably satisfied that it is legally able to do so.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i) (i) Subject to paragraphs (ii) and (iii) below, each U.K. Borrowing Entity shall, at the request of any Lender or the Administrative Agent, assist such Lender in timely completing any procedural formalities incumbent upon such U.K. Borrowing Entity (as may be applicable in the United Kingdom at the applicable time) necessary for such Lender to receive payments under this Agreement or under any other Loan Document without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(ii) Each Lender that is entitled to an exemption from or reduction of withholding Tax on interest under any applicable double taxation treaty to which the United Kingdom is a party, and that holds a passport number under the HMRC Double Taxation Treaty Passport Scheme and wishes that scheme to apply to this Agreement and the other Loan Documents, shall include an indication of such choice by providing to the Administrative Agent and each applicable U.K. Borrowing Entity such Lender’s scheme reference number as soon as reasonably practicable and in any event within 10 Business Days of making or acquiring a Loan with the applicable U.K. Borrowing Entity.

(iii) Without limiting paragraph (i) above, when a Lender provides the applicable scheme reference number to the Administrative Agent and each U.K. Borrowing Entity in accordance with paragraph (ii) above, each U.K. Borrowing Entity shall file with HMRC a duly completed HMRC Form DTTP-2 with respect to such Lender within 30 “working” days (as such term is used in the terms and conditions of the HMRC Double Taxation Treaty Passport Scheme) of the date such Lender makes or acquires a Loan owing by such U.K. Borrowing Entity, and in each case each U.K. Borrowing Entity shall promptly provide such Lender and the Administrative Agent with a proof of, and a copy of, such filing. Unless impracticable, such filing shall be made by electronic online submission.

(j) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to a proposed amendment, waiver, consent or other modification of this Agreement or any other Loan Document which has been approved by the Required Lenders and which additionally requires the consent of such Lender for approval pursuant to Section 9.08(b), (v) any Revolving Credit Lender refuses to consent to a proposed Loan Modification Offer with respect to its Revolving Credit Commitments, (vi) any Term Lender refuses to consent to a proposed Loan Modification Offer with respect to its Term Loans or (vii) any Lender becomes a Defaulting Lender, the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender or such Issuing Bank and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv), (v) or (vi) above, all its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification or that has ongoing funding requirements) to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Loans or Commitments were being made to such assignee, the U.S. Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of each Issuing Bank and the N.Z. Swingline Lender (in the case of a Multicurrency Revolving Credit Commitment)), which consent shall not unreasonably be withheld, and (z) the applicable Borrower or such assignee shall have paid to the affected Lender or affected Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or such Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Section 2.14, Section 2.16 and Section 2.20), in each case with respect to the Loans or Commitments subject to such assignment; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or such Issuing Bank’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

(b) If (i) any Lender or any Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by a Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. N.Z. Swingline Loans. (a) N.Z. Swingline Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the N.Z. Swingline Lender agrees to make N.Z. Swingline Loans to the New Zealand Borrower, in New Zealand Dollars, at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Multicurrency Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of all N.Z. Swingline Loans exceeding $5,000,000 in the aggregate (such amount to be increased and/or decreased from time to time as mutually agreed between the New Zealand Borrower and the N.Z. Swingline Lender (but not to exceed $50,000,000 in any event) in a supplement to the applicable N.Z. Swingline Lender Designation Agreement that is delivered to the Administrative Agent), (y) the Aggregate Multicurrency Revolving Credit Exposure attributable to Loans to, and Letters of Credit issued for the account of, the Australian Borrower, the New Zealand Borrower and the U.S. Borrower in Australian Dollars exceeding the ANZ Sublimit or (z) the Aggregate Multicurrency Revolving Credit Exposure, after giving effect to any N.Z. Swingline Loan, exceeding the Total Multicurrency Revolving Credit Commitment. Each N.Z. Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the New Zealand Borrower may borrow, pay or prepay and reborrow N.Z. Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein. Notwithstanding anything to the contrary herein, the N.Z. Swingline Lender shall not be required to make N.Z. Swingline Loans at any time that there exists a Defaulting Lender under the Multicurrency Revolving Credit Commitments.

(b) N.Z. Swingline Loans. The New Zealand Borrower shall notify the N.Z. Swingline Lender and the Administrative Agent by fax, or by telephone (confirmed by fax), not later than 12:00 noon, Auckland time, three Business Days prior to the day of a proposed N.Z. Swingline Loan. Such notice shall be delivered on a Business Day, shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and the amount of such N.Z. Swingline Loan. The N.Z. Swingline Lender shall make each N.Z. Swingline Loan available to the New Zealand Borrower by means of a credit to an account in the name of the New Zealand Borrower as designated by the New Zealand Borrower in such notice. Notwithstanding anything to the contrary set forth in Section 9.08(b), the borrowing mechanics in respect of the N.Z. Swingline Loans may be modified from time to time by the agreement of the Administrative Agent, the U.S. Borrower and the N.Z. Swingline Lender.

(c) Prepayment. The New Zealand Borrower shall have the right at any time and from time to time to prepay any N.Z. Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the N.Z. Swingline Lender and to the Administrative Agent before 12:00 noon, Auckland time, three Business Days prior to the date of prepayment at the N.Z. Swingline Lender’s address for notices specified in Section 9.01 or in the applicable N.Z. Swingline Lender Designation Agreement. All principal payments of N.Z. Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment and shall be subject to Section 2.16.

(d) Interest. Each N.Z. Swingline Loan shall be a Bank Bill Rate Loan (except to the extent required to be a Foreign Base Rate Loan as provided for herein) and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(f).

(e) Participations. If an Event of Default shall have occurred and be continuing, the N.Z. Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Auckland time, on any Business Day require the Multicurrency Revolving Credit Lenders to acquire participations on the next Business Day in all or a portion of the outstanding N.Z. Swingline Loans. Each notice shall specify the aggregate amount of N.Z. Swingline Loans in which such Revolving Credit Lenders will participate. The principal amount of any N.Z. Swingline Loans subject to any such notice, together with all accrued and unpaid interest thereon, shall immediately upon delivery of such notice be converted to Dollar Loans and obligations to pay interest in dollars, respectively, at the Exchange Rate prevailing on the date of such notice. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Multicurrency Revolving Credit Lender specifying in such notice such Revolving Credit Lender’s Pro Rata Percentage in dollars of such N.Z. Swingline Loan or Loans. In furtherance of the foregoing, each Multicurrency Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the N.Z. Swingline Lender, such Lender’s Pro Rata Percentage in dollars of such N.Z. Swingline Loans. Each Multicurrency Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in N.Z. Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multicurrency Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Revolving Credit Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the N.Z. Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the New Zealand Borrower of any participations in any N.Z. Swingline Loan of such Borrower acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made in dollars and to the Administrative Agent and not to a N.Z. Swingline Lender. Any amount received by a Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan of such Swingline Lender after receipt by such N.Z. Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amount received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the applicable N.Z. Swingline Lender, as their interests may appear. The purchase of participations in a N.Z. Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower (or other party liable for obligations of such Borrower) of any default in the payment thereof.

(f) Designation of N.Z. Swingline Lender. The New Zealand Borrower may, at any time and from time to time, with the consent of such Lender or Lenders, designate one or more Lenders or their Affiliates to act as a N.Z. Swingline Lender under the terms of this Agreement; provided that the Administrative Agent shall be reasonably satisfied that such N.Z. Swingline Lender may make loans and other extensions of credit to the New Zealand Borrower in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expenses. Upon the receipt by the Administrative Agent of a N.Z. Swingline Lender Designation Agreement executed by a N.Z. Swingline Lender, the New Zealand Borrower, the U.S. Borrower and the Administrative Agent and setting forth the amount of the New Zealand Swingline Commitment of such N.Z. Swingline Lender, such N.Z. Swingline Lender shall be a “N.Z. Swingline Lender” and a party to this Agreement. At any time that there shall be more than one N.Z. Swingline Lender under this Agreement, borrowings and repayments of N.Z. Swingline Loans shall be made ratably in accordance with the N.Z. Swingline Commitments of the N.Z. Swingline Lenders.

SECTION 2.23. Letters of Credit. (a) General. Any Borrower may request from any Issuing Bank the issuance of a Letter of Credit for its own account or for the account of any of its Subsidiaries (in which case such Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time while the L/C Commitments to any Borrower remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), a Borrower shall deliver in writing to the Administrative Agent and the applicable Issuing Bank (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be a Domestic Letter of Credit, a Multicurrency Letter of Credit or a U.K. Letter of Credit and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $200,000,000, and the L/C Exposure attributable to all Letters of Credit issued by any Issuing Bank at any time shall not exceed the L/C Commitment of such Issuing Bank at such time, (ii) the sum of the Aggregate Domestic Revolving Credit Exposure and the Aggregate Competitive Loan Exposure shall not exceed the Total Domestic Revolving Credit Commitment, (iii) the Aggregate Multicurrency Revolving Credit Exposure shall not exceed the Total Multicurrency Revolving Credit Commitment, and the Aggregate Multicurrency Revolving Credit Exposure attributable to Loans to, and Letters of Credit issued for the account of, (x) the U.S. Borrower in Australian Dollars, the Australian Borrower and the New Zealand Borrower shall not exceed the ANZ Sublimit and (y) the Canadian Borrower and the U.S. Borrower borrowing Multicurrency Revolving Loans in Canadian Dollars shall not exceed the Canadian Sublimit and (iv) the Aggregate U.K. Revolving Credit Exposure shall not exceed the Total U.K. Revolving Credit Commitment. In addition, no Issuing Bank shall be required to issue any Letter of Credit if, immediately after giving effect thereto, the Domestic Revolving Credit Exposure, Multicurrency Revolving Credit Exposure or U.K. Revolving Credit Exposure of such Issuing Bank would exceed the Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment or U.K. Revolving Credit Commitment, as the case may be, of such Issuing Bank (with, for purposes of this sentence only, the Domestic L/C Exposure, Multicurrency L/C Exposure or U.K. L/C Exposure of any Issuing Bank being deemed to be the aggregate face amount of each Domestic Letter of Credit, Multicurrency Letter of Credit or U.K. Letter of Credit issued by such Issuing Bank and outstanding at such time); provided that the limitation in this sentence shall not apply to amendments, extensions or renewals of any Letter of Credit to the extent that the face amount of such Letter of Credit is not increased thereby. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date that is one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of a Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Domestic Letter of Credit and without any further action on the part of any Issuing Bank or the Lenders, the Issuing Bank with respect to such Letter of Credit hereby grants to each Domestic Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit (or, in the case of the Existing Letters of Credit, upon the Closing Date). By the issuance of a Multicurrency Letter of Credit and without any further action on the part of any Issuing Bank or the Lenders, the Issuing Bank with respect to such Letter of Credit hereby grants to each Multicurrency Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. By the issuance of a U.K. Letter of Credit and without any further action on the part of any Issuing Bank or the Lenders, the Issuing Bank with respect to such Letter of Credit hereby grants to each U.K. Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Domestic Revolving Credit Lender, each Multicurrency Revolving Credit Lender and each U.K. Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Percentage of each Domestic L/C Disbursement, Multicurrency L/C Disbursement or U.K. L/C Disbursement, respectively, made by such Issuing Bank and not reimbursed by the applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(e). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall pay to such Issuing Bank an amount equal to such L/C Disbursement not later than 12:00 noon New York time (i) on or prior to the Business Day following the day on which such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, if the applicable Borrower receives such notice from such Issuing Bank on or before 12:00 noon New York time on the day such L/C Disbursement is made and (ii) on or prior to the second Business Day following the day on which such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, if the applicable Borrower receives such notice from such Issuing Bank after 12:00 noon New York time on the day such L/C Disbursement is made; provided that to satisfy its reimbursement obligation under this paragraph (e), a Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.22 an ABR Revolving Loan (in the case of a Domestic Letter of Credit), a Canadian Prime Rate Loan (in the case of a Multicurrency Letter of Credit denominated in Canadian Dollars), a N.Z. Swingline Loan (in the case of a Multicurrency Letter of Credit denominated in New Zealand Dollars), a SONIA Loan (in the case of a U.K. Letter of Credit) or a Fixed Rate Loan (in the case of a U.K. Letter of Credit denominated in a currency other than Pounds or a Multicurrency Letter of Credit denominated in a currency other than Canadian Dollars or New Zealand Dollars) to be made by the applicable Revolving Credit Lenders or the applicable N.Z. Swingline Lender, as the case may be, in the aggregate amount of any such L/C Disbursement.

(f) Obligations Absolute. Each Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of a Borrower’s obligations hereunder.

It is understood that any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, nonappealable judgment) or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (as determined by a court of competent jurisdiction in a final, non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in carrying out its obligations required hereunder. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof;

(g) Disbursement Procedures. Any Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the applicable Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank or the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each applicable Revolving Credit Lender notice thereof.

(h) Interim Interest. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by such Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were a Daily Rate Revolving Loan.

(i) Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the U.S. Borrower, and may be removed at any time by the U.S. Borrower by notice to any Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(d). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the U.S. Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrowers shall, on the Business Day they receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in cash equivalents, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse any Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

(k) Additional Issuing Banks. The U.S. Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require. Each Lender acting as an Issuing Bank hereunder shall promptly provide to the Administrative Agent such information with respect to the Letters of Credit issued by such Lender as the Administrative Agent may reasonably request to allow the Administrative Agent to calculate the L/C Exposure of any Class, the L/C Participation Fees and the other Obligations with respect to outstanding Letters of Credit.

SECTION 2.24. Bankers’ Acceptances. (a) Subject to the terms and conditions of this Agreement, the Canadian Borrower may request a Multicurrency Revolving Credit Borrowing denominated in Canadian Dollars by presenting drafts for acceptance and purchase as B/As by the Multicurrency Revolving Credit Lenders.

(b) No Contract Period with respect to a B/A to be accepted and, if applicable, purchased as a Multicurrency Revolving Loan shall extend beyond the Revolving Credit Maturity Date. All B/As and B/A Loans shall be denominated in Canadian Dollars.

(c) To facilitate availment of B/A Loans, the Canadian Borrower hereby appoints each Multicurrency Revolving Credit Lender as its attorney to sign and endorse on its behalf (in accordance with a Borrowing Request relating to a B/A Loan pursuant to Section 2.03 or 2.10), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Multicurrency Revolving Credit Lender, blank forms of B/As in the form requested by such Multicurrency Revolving Credit Lender. The Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed by a Multicurrency Revolving Credit Lender on behalf of the Canadian Borrower shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Multicurrency Revolving Credit Lender is hereby authorized (in accordance with a Borrowing Request relating to a B/A Loan) to issue such B/As endorsed in blank in such face amounts as may be determined by such Multicurrency Revolving Credit Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Multicurrency Revolving Credit Lender. No Multicurrency Revolving Credit Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except for the gross negligence or wilful misconduct of such Multicurrency Revolving Credit Lender or its officers, employees, agents or representatives. Each Multicurrency Revolving Credit Lender shall maintain a record, which shall be made available to the Canadian Borrower upon its request, with respect to B/As (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. On request by or on behalf of the Canadian Borrower, a Multicurrency Revolving Credit Lender shall cancel all forms of

B/As which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and that are held by such Multicurrency Revolving Credit Lender and are not required to be issued in accordance with the Canadian Borrower’s notice. Alternatively, the Canadian Borrower agrees that, at the request of the Administrative Agent, the Canadian Borrower shall deliver to the Administrative Agent a “depository note” which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

(d) Drafts of the Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.24. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any Multicurrency Revolving Credit Lender or the Canadian Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrower.

(e) Promptly following the receipt of a Borrowing Request specifying a Multicurrency Revolving Credit Borrowing by way of B/A, the Administrative Agent shall so advise the Multicurrency Revolving Credit Lenders and shall advise each Multicurrency Revolving Credit Lender of the aggregate face amount of the B/A to be accepted by it and the applicable Contract Period (which shall be identical for all Multicurrency Revolving Credit Lenders). In the case of Multicurrency Revolving Loans comprised of B/A Loans, the aggregate face amount of the B/A to be accepted by a Multicurrency Revolving Credit Lender shall be in a minimum aggregate amount of C$100,000 and shall be a whole multiple of C$100,000, and such face amount shall be in the Multicurrency Revolving Credit Lenders’ pro rata portions of such Multicurrency Revolving Credit Borrowing, provided that the Administrative Agent may in its sole discretion increase or reduce any Multicurrency Revolving Credit Lender’s portion of such B/A Loan to the nearest C$100,000 without reducing the aggregate Multicurrency Revolving Credit Commitments.

(f) The Canadian Borrower may specify in a Borrowing Request pursuant to Section 2.03 or 2.10 that it desires that any B/A requested by such Borrowing Request be purchased by the Multicurrency Revolving Credit Lenders, in which case the Multicurrency Revolving Credit Lenders shall, upon acceptance of a B/A by a Multicurrency Revolving Credit Lender, purchase each B/A from the Canadian Borrower at the Discount Rate for such Multicurrency Revolving Credit Lender applicable to such B/A accepted by it and provide to the Administrative Agent the Discount Proceeds for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to a Multicurrency Revolving Credit Lender under Section 2.06(e) in respect of each B/A accepted by such Multicurrency Revolving Credit Lender shall be set off against and deducted from the Discount Proceeds payable by such Multicurrency Revolving Credit Lender under this Section 2.24.

(g) Each Multicurrency Revolving Credit Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

(h) If a Multicurrency Revolving Credit Lender is not a chartered bank under the Bank Act (Canada) or if a Multicurrency Revolving Credit Lender notifies the Administrative Agent in writing that it is otherwise unable to accept Bankers’ Acceptances, such Multicurrency Revolving Credit Lender will, instead of accepting and purchasing Bankers’ Acceptances, make an advance (a “B/A Equivalent Loan”) to the Canadian Borrower in the amount and for the same term as the draft that such Multicurrency Revolving Credit Lender would otherwise have been required to accept and purchase hereunder. Each such Multicurrency Revolving Credit Lender will provide to the Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the Canadian Borrower. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Multicurrency Revolving Credit Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis at the Discount Rate) a Bankers’ Acceptance for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Multicurrency Revolving Credit Lenders and the Canadian Borrower as the Bankers’ Acceptance which such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the deduction based on the Discount Rate and the applicable Acceptance Fee of a Bankers’ Acceptance would be deducted from the face amount of the Bankers’ Acceptance.

(i) The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Multicurrency Revolving Credit Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Multicurrency Revolving Credit Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such Multicurrency Revolving Credit Lender, as holder, claims payment from or sues the Canadian Borrower on the B/A for payment of the amount payable by the Canadian Borrower thereunder. On the last day of the Contract Period of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Multicurrency Revolving Credit Lender that has accepted and purchased a B/A or advanced a B/A Equivalent Loan the full face amount of such B/A or B/A Equivalent Loan, as the case may be, and, after such payment, the Canadian Borrower shall have no further liability in respect of such B/A and such Multicurrency Revolving Credit Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j) Except as required by any Multicurrency Revolving Credit Lender upon the occurrence of an Event of Default, no B/A Loan may be repaid by the Canadian Borrower prior to the expiry date of the Contract Period applicable to such B/A Loan; provided, however, that any B/A Loan may be defeased as provided in Section 2.12(a).

SECTION 2.25. Incremental Revolving Credit Commitments. (a) One or more Borrowers may, by written notice to the Administrative Agent from time to time, request Incremental Revolving Credit Commitments from one or more Incremental Revolving Credit Lenders, which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion); provided that each Incremental Revolving Credit Lender, if not already a Lender hereunder, to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Incremental Revolving Credit Commitments were being made to such Incremental Revolving Credit Lender, shall be subject to the approval of the Administrative Agent, each Issuing Bank and, in the case of Incremental Multicurrency Revolving Credit Commitments, the applicable N.Z. Swingline Lender (which approvals shall not be unreasonably withheld). Such written notice shall set forth (i) the identity of the Borrower or Borrowers to which the Incremental Revolving Credit Commitments shall be extended, (ii) the amount of the Incremental Revolving Credit Commitments being requested, (iii) the date on which such Incremental Revolving Credit Commitments are requested to become effective (which shall not be less than five (5) Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Administrative Agent) and (iv) whether such Incremental Revolving Credit Commitments are to be Domestic Revolving Credit Commitments, Multicurrency Revolving Credit Commitments, U.K. Revolving Credit Commitments or commitments to make revolving loans on terms different from the then existing Revolving Loans (such loans, “Specified Incremental Revolving Loans” and, such commitments, “Specified Incremental Revolving Credit Commitments”).

(b) The applicable Borrower or Borrowers and each Incremental Revolving Credit Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Credit Commitment of such Incremental Revolving Credit Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Revolving Credit Commitment and the Incremental Revolving Loans to be made thereunder; provided that (i) without the prior written consent of the Required Lenders, the final maturity date of any Specified Incremental Revolving Credit Commitments shall be no earlier than the Revolving Credit Maturity Date under this Agreement; provided that, at the election of the applicable Borrower or Borrowers, Specified Incremental Revolving Loans in an aggregate principal amount not to exceed $500,000,000 shall not be subject to this clause (i) and (ii) terms of any Specified Incremental Revolving Credit Commitments and the Specified Incremental Revolving Loans to be made thereunder, to the extent not consistent with the Revolving Credit Commitments and the Revolving Loans extended under this Agreement, shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Credit Commitment and the Incremental Revolving Loans evidenced thereby, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.

(c) Notwithstanding the foregoing, no Incremental Revolving Credit Commitment shall become effective under this Section 2.25 unless, (i) on the date of such effectiveness, the conditions set forth in Section 4.01(b) and (c) shall be satisfied (it being understood that in the case of any Incremental Revolving Commitments being incurred for the purpose of financing an acquisition the condition set forth in Section 4.01(c) may, at the option of Holdings, be tested on the date the definitive agreements for such acquisition are entered into and the Administrative Agent shall have received a certificate to that effect dated such date) and executed by a Responsible Officer of the U.S. Borrower, (ii) at the time of, and after giving effect to, the incurrence of the Incremental Revolving Loans to be made under such Incremental Revolving Credit Commitment (assuming the full amount thereof was drawn at such time), Holdings would be in pro forma compliance with Sections 6.05 and 6.06 and (iii) if reasonably requested the Administrative Agent shall have received legal opinions, board resolutions and an officer’s certificate consistent with those delivered on the Closing Date pursuant to Section 4.02 and such other documents as the Administrative Agent may reasonably request.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Revolving Loans (other than Specified Incremental Revolving Loans), when originally made, are included in each Borrowing of outstanding Revolving Loans of the applicable Class on a pro rata basis. This may be accomplished (i) by requiring the outstanding Revolving Loans of the affected Class to be prepaid with the proceeds of a new Revolving Credit Borrowing of such Class, (ii) by causing Lenders of the affected Class to assign portions of their outstanding Revolving Loans of such Class to Incremental Revolving Credit Lenders or (iii) by any combination of the foregoing. Any conversion of Fixed Rate Loans to Daily Rate Loans contemplated in the preceding sentence shall be subject to Section 2.16. If any Incremental Revolving Loan is to be allocated to an existing Interest Period for a Eurocurrency Revolving Credit Borrowing of a Class then, subject to Section 2.07, the interest rate applicable to such Incremental Revolving Loan for the remainder of such Interest Period and the other economic consequences thereof shall be as set out in the applicable Incremental Assumption Agreement.

SECTION 2.26. Incremental Term Loan Commitments. (a) One or more Borrowers may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments from one or more Incremental Term Lenders, which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion); provided that each Incremental Term Lender, if not already a Lender hereunder, to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Incremental Term Commitments were being made to such Incremental Term Lender, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the identity of the Borrower or Borrowers to which the Incremental Term Loan Commitments shall be provided, (ii) the amount of the Incremental Term Loan Commitments being requested, (iii) if the Incremental Term Loan Commitments are requested in an Alternative Currency, the applicable currency, (iv) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than five (5) Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Administrative Agent) and (v) whether such Incremental Term Loan Commitments are commitments to make additional Tranche A Loans of the same Class or commitments to make term loans of a different Class with terms different from the Tranche A Loans (such loans, “Specified Incremental Term Loans” and, such commitments, “Specified Incremental Term Loan Commitments”).

(b) The applicable Borrower or Borrowers and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Term Loan, to be made thereunder, provided that (i) without the prior written consent of the Required Lenders, the final maturity date of any Specified Incremental Term Loans shall be no earlier than the Tranche A Maturity Date under this Agreement and the weighted average life to maturity of such Specified Incremental Term Loans shall be no shorter than the weighted average life to maturity of the Tranche A Loans; provided that, at the election of the applicable Borrower or Borrowers, Specified Incremental Term Loans in an aggregate principal amount not to exceed $500,000,000 shall not be subject to this clause (i), (ii) in connection with any incurrence of additional Tranche A Loans, the amounts payable on each Tranche A Repayment Date may be adjusted to reflect the incurrence of such additional Tranche A Loans; provided that such adjustment shall not decrease the amounts payable to the Tranche A Lenders in any period after the incurrence of such additional Tranche A Loans and (iii) the other terms of any Specified Incremental Term Loans, to the extent not consistent with the Term Loans extended under this Agreement, shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.26 unless, (i) on the date of such effectiveness, the conditions set forth in Section 4.01(b) and (c) shall be satisfied (it being understood that in the case of any Incremental Term Loan Commitments being incurred for the purpose of financing an acquisition the condition set forth in Section 4.01(c) may, at the option of Holdings, be tested on the date the definitive agreements for such acquisition are entered into) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the U.S. Borrower, (ii) at the time of, and after giving effect to, the incurrence of the Incremental Term Loans under such Incremental Term Loan Commitments, Holdings would be in pro forma compliance with Sections 6.05 and 6.06 and (iii) if reasonably requested, the Administrative Agent shall have received legal opinions, board resolutions and an officer’s certificate consistent with those delivered on the Closing Date pursuant to Section 4.02 and such other documents as the Administrative Agent may reasonably request.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Specified Incremental Term Loans), when originally made, are included in each Borrowing of outstanding Tranche A Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each Borrowing of outstanding Fixed Rate Term Loans to be converted into a Borrowing of Daily Rate Term Loans on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each Borrowing of outstanding Fixed Rate Term Loans on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Fixed Rate Term Loans to Daily Rate Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Fixed Rate Term Borrowing then, subject to Section 2.07, the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period and the other economic consequences thereof shall be as set out in the applicable Incremental Assumption Agreement. In addition, to the extent that any Incremental Term Loans are Tranche A Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

SECTION 2.27. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time from and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Domestic Revolving Credit Commitments in accordance with the terms hereof, the U.S. Borrower may request Competitive Bids and the U.S. Borrower may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that (i) the Aggregate Competitive Loan Exposures shall not exceed 50% of the Total Domestic Revolving Credit Commitment and (ii) the sum of the Aggregate Domestic Revolving Credit Exposures plus the Aggregate Competitive Loan Exposures shall not exceed the Total Domestic Revolving Credit Commitment. To request Competitive Bids, the U.S. Borrower shall deliver in writing to the Advance Agent a duly completed Competitive Bid Request, to be received by the Advance Agent, not later than 10:00 a.m., New York City time, five Business Days before the date of the proposed Competitive Borrowing. A Competitive Bid Request that does not conform substantially to Exhibit J-1 may be rejected in the Advance Agent’s sole discretion. Each Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(1) the aggregate amount of the requested Competitive Borrowing;

(2) the date of such Competitive Borrowing, which shall be a Business Day;

(3) whether such Competitive Borrowing is to be a Eurocurrency Competitive Borrowing or a Flat Rate Competitive Borrowing;

(4) the Interest Period to be applicable to such Competitive Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(5) the location and number of the account of the U.S. Borrower to which funds are to be disbursed.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Advance Agent shall deliver to the Domestic Revolving Credit Lenders a Notice of Competitive Bid Request, inviting the Domestic Revolving Credit Lenders to submit Competitive Bids.

(b) Each Domestic Revolving Credit Lender may (but shall not have any obligation to) make one or more Competitive Bids to the U.S. Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Domestic Revolving Credit Lender must be received in writing by the Advance Agent, not later than 9:30 a.m., New York City time, four Business Days before the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit J-3 may be rejected by the Advance Agent, and the Advance Agent shall notify the applicable Domestic Revolving Credit Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount of the Competitive Loan or Loans that the Domestic Revolving Credit Lender is willing to make (which shall be a minimum of the Borrowing Minimum and an integral multiple of the Borrowing Multiple, and which may equal the entire principal amount of the Competitive Bid Request by the U.S. Borrower), (ii) the Competitive Bid Rate or Rates at which the Domestic Revolving Credit Lender is prepared to make such Competitive Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Competitive Loan and the last day thereof (which shall be a period contemplated by the definition of the term “Interest Period”).

(c) The Advance Agent shall promptly notify the U.S. Borrower by fax of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Domestic Revolving Credit Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, the U.S. Borrower may accept or reject any Competitive Bid. The U.S. Borrower shall notify the Advance Agent by telephone, confirmed by fax in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing; provided that (i) the failure of the U.S. Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the U.S. Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the U.S. Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request and (iv) the U.S. Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, provided that no Competitive Loan may be in an amount less than the Borrowing Minimum and amounts subject to pro rata allocation shall be rounded to integral multiples of the Borrowing Multiple in a manner which shall be in the discretion of the U.S. Borrower. A notice given by the U.S. Borrower pursuant to this paragraph (d) shall be irrevocable.

(e) The Advance Agent shall promptly notify each bidding Domestic Revolving Credit Lender by fax whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Advance Agent shall elect to submit a Competitive Bid in its capacity as a Domestic Revolving Credit Lender, it shall submit such Competitive Bid directly to the U.S. Borrower at least one quarter of an hour earlier than the time by which the other Domestic Revolving Credit Lenders are required to submit their Competitive Bids to the Advance Agent pursuant to Section 2.27(b).

ARTICLE III

Representations and Warranties

Each of Holdings and each Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, each Borrower and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization to the extent such concept is applicable (in the case of good standing, except where the failure so to be in good standing could not reasonably be expected to result in a Material Adverse Effect), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by the Loan Parties of the Loan Documents to which each is or will be a party and the consummation by the Loan Parties of the Transactions (including the borrowings by the Borrowers hereunder) (a) have been duly authorized by all requisite corporate, partnership and, if required, stockholder and partner action and (b) will not (i) violate (x) any provision of law, statute, rule or regulation in any material respect, or of the certificate or articles of incorporation, partnership agreements or other constitutive documents or by-laws of Holdings, any Borrower or any Subsidiary, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which Holdings or any Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound in any material respect, (ii) or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, any Borrower or any Subsidiary.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 3.04. ~~Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except (a) for such as have been made or obtained and are in full force and effect or (b) where the failure to obtain such consent or approval to make such registration or filing or other action, in the aggregate, could not reasonably be expected to have a Material Adverse Effect~~[Reserved].

SECTION 3.05. Financial Statements. Holdings has heretofore furnished to the Lenders (a) its consolidated balance sheets and statements of comprehensive income, ~~stockholders’~~ operations, equity and cash flows as of and for the fiscal year ended December 31, ~~2016~~2021 , audited by and accompanied by the opinion of KPMG LLP, independent public accountants and (b) its unaudited consolidated balance sheets and statements of comprehensive income, ~~stockholders’~~operations, equity and cash flows as of and for the fiscal ~~quarters~~quarter ended March 31, ~~2017 and June 30, 2017~~2022. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had a material adverse effect on the business, assets, operations or financial condition, of Holdings, the U.S. Borrower and the Subsidiaries, taken as a whole, since December 31, ~~2016~~2021 .

SECTION 3.07. Litigation~~; Compliance with Laws~~. ~~Except as set forth on Schedule 3.09, there~~There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or any Borrower, threatened against or affecting Holdings or any Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

~~(b) None of Holdings, the U.S. Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.~~

SECTION 3.08. Federal Reserve Regulations. (a) None of Holdings, the U.S. Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X.

SECTION 3.09. Investment Company Act. None of Holdings, the U.S. Borrower or any Subsidiary (other than any Investment Subsidiary) is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.10. Patriot Act; FCPA; OFAC. (a) Holdings, the U.S. Borrower and the Subsidiaries are~~, and except as otherwise disclosed in Holdings’ Form 10-K for the fiscal year ended December 31, 2016,~~ in compliance, in all material respects, with (i) (x) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and those administered by the U.S. Department of State and any other enabling legislation or executive order relating thereto and (y) ~~the economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom (collectively, “~~ Sanctions~~”)~~, and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act. No part of the proceeds of the Loans will be used by Holdings, the U.S. Borrower or any of the Subsidiaries for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of ~~the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Canadian Corruption of Foreign Public Officials Act, and, to the extent applicable to any Borrower, the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and the United Nations Convention Against Corruption (collectively, the “~~Anti-Corruption Laws~~”)~~.

(b) None of Holdings, the U.S. Borrower or any Subsidiary or, to the knowledge of Holdings or the U.S. Borrower, any director, officer, agent~~,~~ or employee ~~or Affiliate~~ of Holdings, the U.S. Borrower or any Subsidiary ~~as of the Closing Date~~, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list of designated persons maintained by the United States Treasury Department or the U.S. Department of State or by the United Nations Security Council, the European Union or any member state of the European Union, or Her Majesty’s Treasury of the United Kingdom (ii) is operating, organized or resident in a country or territory which is itself the target of Sanctions, (iii) is any person 50% or more owned or otherwise controlled by any such person or persons or (iv) is the subject of any Sanctions; and none of Holdings, the U.S. Borrower or any Subsidiary will use the proceeds of the Loans for the purpose of financing the activities of any ~~person~~Sanctioned Person, or in any ~~country or territory, at the time of such financing, that is the subject of any Sanctions~~Sanctioned Country.

SECTION 3.11. Use of Proceeds. The Borrowers will use the proceeds of the Loans (other than Incremental Revolving Loans, Other Revolving Loans and Incremental Term Loans) and will request the issuance of Letters of Credit only for the purposes specified in the preliminary statement to this Agreement.

SECTION 3.12. ~~Tax Returns. Each of Holdings, the U.S. Borrower and the Subsidiaries has filed or caused to be filed all Federal and all material state, local and foreign Tax returns or materials required to have been filed by it and has paid or caused to be paid all material Taxes due and payable by it and all material assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the U.S. Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.~~[Reserved].

SECTION 3.13. No Material Misstatements. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Holdings or any Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (other than projections and forward-looking information, pro forma financial information or information of a general economic or industry specific nature), when taken as a whole together with any reports, proxy statements and other materials filed by Holdings, the U.S. Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be, do not contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading as of the time when made or delivered; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and each Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

ARTICLE IV

Conditions of Lending

SECTION 4.01. All Credit Events. The obligations of the Lenders (including the N.Z. Swingline Lenders) to make Loans (other than Incremental Term Loans and Incremental Revolving Credit Commitments which will be subject to such terms and conditions specified in the relevant Incremental Assumption Agreement) and of the Issuing Banks to issue, amend, extend or renew any Letter of Credit (each such event being called a “Credit Event”) are subject to the satisfaction of the following conditions on the date of each Credit Event:

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a N.Z. Swingline Loan, the applicable N.Z. Swingline Lender shall have received a notice requesting such N.Z. Swingline Loan as required by Section 2.22(b).

(b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall have been true and correct in all materials respect as of such earlier date.

(c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower and Holdings on the date of such Credit Event as to the matters specified in Section 4.01(b) and (c).

SECTION 4.02. Closing Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion of (i) the General Counsel or Deputy General Counsel of the U.S. Borrower, in form and substance reasonably satisfactory to the Administrative Agent, (ii) Simpson Thacher & Bartlett LLP, counsel for Holdings and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent and (iii) each foreign counsel listed on Schedule 4.02(a), in form and substance reasonably satisfactory to the Administrative Agent, in each case (x) dated on the Closing Date, (y) addressed to the Issuing Banks, the Administrative Agent and the Lenders and (z) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrowers hereby request such counsel to deliver such opinions.

(b) The Administrative Agent shall have received (i) a copy of the certificate, articles of incorporation or partnership agreement (or comparable organizational document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or comparable entity) of the jurisdiction of its organization, and a certificate as to the good standing (where such concept is applicable) of each Loan Party as of a recent date, from such Secretary of State (or comparable entity); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated on the Closing Date and certifying (w) that attached thereto is a true and complete copy of the by-laws (or comparable organizational document) of such Loan Party as in effect on the Closing Date and at all times since the date of the resolutions described in clause (x) below, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or partners (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate, articles of incorporation or partnership agreement (or comparable organizational document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (z) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent may reasonably request.

(c) The Administrative Agent shall have received a certificate, dated on or shortly prior to the Closing Date and signed by a Responsible Officer of the U.S. Borrower, confirming compliance with the conditions precedent set forth in Section 4.02(f).

(d) The Administrative Agent shall have received a certificate of a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent (which certificate shall be substantially similar to the corresponding certificate delivered in connection with the closing of the Existing Credit Agreement).

(e) The Administrative Agent shall have received all Fees, and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced two days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(f) (i) The representations and warranties set forth in Article III shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall have been true and correct in all materials respect as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing.

(g) The Existing Tranche A Loan Refinancing and the Existing Tranche B Loan Prepayment shall have occurred (or shall occur substantially concurrently with the Closing Date).

(h) The Administrative Agent shall have received, at least two (2) Business Days prior to the Closing Date, all documentation and other information reasonably requested by it (on behalf of itself or any Lender) at least 10 Business Days prior to the Closing Date that is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(i) The Guarantee Agreement and all other documents required by Section 5.09, shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date.

(j) The Administrative Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of Holdings, the Borrowers, each Revolving Credit Lender set forth on Schedule 2.01, each Term Lender set forth on Schedule 2.01 and each Issuing Bank set forth on Schedule 2.01(a).

ARTICLE V

Affirmative Covenants

Each of Holdings and each Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and each Borrower will, and will cause each of the Significant Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties; Compliance with Laws. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) as otherwise permitted under Section 6.04 or (ii) in the case of any Significant Subsidiaries, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) except as permitted under Section 6.04, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary to the conduct of its business and (ii) comply and cause all Subsidiaries to comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, including Environmental Laws, whether now in effect or hereafter enacted.

SECTION 5.02. ~~Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.~~[Reserved].

SECTION 5.03. ~~Obligations and Taxes. Pay its Material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful material claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the U.S. Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien~~[Reserved].

SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent (which shall furnish such statements, certificates or other documents received pursuant to this Section 5.04 to each Lender and Issuing Bank):

(a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such consolidated subsidiaries for such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to the scope of such audit or as to “going concern” (except for any such qualification solely with respect to or resulting from an upcoming maturity of any Indebtedness of the U.S. Borrower or its Subsidiaries or any potential inability to satisfy any financial maintenance covenant on a future date or in a future period (or, other than in the case of any financial maintenance covenant included herein, any actual inability to satisfy any financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such consolidated subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.05 and 6.06;

(d) ~~concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default with respect to the covenants contained in Sections 6.05 and 6.06 has occurred (which certificate may be limited to the extent required by accounting rules or guidelines)~~[Reserved];

(e) [Reserved];

(f) promptly after the same become publicly available, copies of all material reports filed by Holdings and the U.S. Borrower with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g) [Reserved]; and

(h) subject to applicable law and third party confidentiality agreements entered into by Holdings or the U.S. Borrower in the ordinary course of business, promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the U.S. Borrower or any Subsidiary, ~~or compliance with the terms of any Loan Document,~~ as the Administrative Agent may reasonably request (including on behalf of any Lender).

The U.S. Borrower and Holdings hereby acknowledge and agree that all financial statements and certificates furnished pursuant to paragraphs (a), (b~~), (c~~) and (~~d~~c) above (i) are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.01 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such section and (ii) shall be deemed to have been delivered on the date on which the U.S. Borrower or Holdings (x) posts such documents, or provides a link thereto on the U.S. Borrower’s website on the Internet at http://cbre.com or such other website with respect to which the U.S. Borrower may from time to time notify the Administrative Agent and to which the Lenders have access or (y) files a Form 10-K or 10-Q for the relevant fiscal period, as applicable, with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be.

SECTION 5.05. Notices of Default. Furnish to the Administrative Agent (which shall furnish such notice to each Lender and Issuing Bank) prompt written notice of any Event of Default or Default upon any Responsible Officer obtaining actual knowledge thereof, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.

SECTION 5.06. [Reserved].

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all material requirements of law are made of all dealings and transactions in relation to its business and activities. Subject to applicable law and third party confidentiality agreements entered into by the Loan Parties in the ordinary course of business, each Loan Party will, and will cause each of its Subsidiaries to, provided that, in the absence of an Event of Default, such visits and inspections shall be limited to once per fiscal year, permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of Holdings, the U.S. Borrower or any Subsidiary at reasonable times and as often as reasonably requested (but in all events upon reasonable prior notice) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of Holdings, the U.S. Borrower or any Subsidiary with the officers thereof.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes described in Section 3.11, in any Incremental Assumption Agreement (with respect to Incremental Revolving Loans and Incremental Term Loans) ~~or in~~and not request any ~~Loan Modification Agreement (with respect to Other Revolving Loans), and in ease case for purposes that are not~~Borrowing or Loans and the Borrower shall not knowingly use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not knowingly use, the proceeds of any Borrowing or Loans, directly or indirectly, for any purpose prohibited by Section 3.08(b) or Section 3.10.

SECTION 5.09. Additional Loan Parties. Holdings will cause any existing and any subsequently acquired or organized Domestic Subsidiary which provides a Guarantee in respect of any Material Indebtedness to become party to the Guarantee Agreement and each other applicable Loan Document; provided that (i) no such Domestic Subsidiary that is not “100% owned” (as defined in Rule 3-10(h)(i) of Regulation S-X of Securities Act of 1933) shall be required at any time to Guarantee any of the Obligations to the extent that such a Guarantee would, directly or indirectly, result in Holdings or the U.S. Borrower being required to file separate financial statements of each of the Subsidiary Guarantors with the SEC and such separate financial statements are not otherwise being provided to the SEC at such time, (ii) the requirements described in this Section 5.09 shall not apply to any Domestic Subsidiary for which the provision of a Guarantee pursuant to the Guarantee Agreement would be prohibited by applicable law of any jurisdiction to which it is subject or would result in adverse tax consequences to Holdings or its Subsidiaries and (iii) the Guarantee of any Obligations by any such Domestic Subsidiary shall be automatically released if such release is necessary to comply with the immediately preceding proviso or the provisions of Section 9.25.

ARTICLE VI

Negative Covenants

Each of Holdings and each Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01. Indebtedness. Holdings and the Borrowers will not cause or permit any of the Non-Guarantor Subsidiaries to incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the ~~date hereof~~Second Amendment Effective Date and set forth in Schedule 6.01(a) and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased and neither the final maturity nor the weighted average life to maturity of such Indebtedness is shortened;

(b) intercompany Indebtedness of the Non-Guarantor Subsidiaries (including, for the avoidance of doubt, any such Indebtedness owing to Holdings, the Borrowers or any Guarantor);

(c) Indebtedness under Performance Bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(d) (i) CBRE CM Permitted Indebtedness, Indebtedness under the CBRE Loan Arbitrage Facility, Exempt Construction Loans, Indebtedness in respect of any Receivables Securitization, to the extent the aggregate Receivables Securitization Amount attributable at any time in respect of all Receivables Securitizations does not exceed $~~250,000,000~~500,000,000 and Non-Recourse Indebtedness, (ii) Indebtedness under short-term vendor receivables financing arrangements to the extent the aggregate principal amount of such Indebtedness at any time outstanding does not exceed $700,000,000 and (iii) short-term Indebtedness in connection with the investment management business of the U.S. Borrower and its Subsidiaries to the extent the aggregate principal amount of such Indebtedness at any time outstanding does not exceed $500,000,000;

(e) Indebtedness of any person existing at the time such person is acquired by the U.S. Borrower or a Subsidiary in connection with an acquisition and not incurred in anticipation or contemplation thereof and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased and neither the final maturity nor the weighted average life to maturity of such Indebtedness is shortened;

(f) (i) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $1,000,000,000 and (ii) Indebtedness under local credit facilities in an aggregate principal amount at any time outstanding not in excess of $~~600,000,000~~500,000,000 ; and

(g) (i) Non-Guarantor Subsidiaries may incur Indebtedness at any time if, after giving effect thereto, the aggregate principal amount of all Indebtedness incurred by Non-Guarantor Subsidiaries pursuant to this paragraph (g) and outstanding at such time does not exceed ~~15~~20% of Total Assets at such time (after giving pro forma effect to any assets to be acquired in connection with the incurrence of such Indebtedness) and (ii) Indebtedness of non-wholly owned Subsidiaries that are not Significant Subsidiaries.

SECTION 6.02. Liens. Holdings and the Borrowers will not, nor will they cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the U.S. Borrower and its Subsidiaries existing on the ~~date hereof~~Second Amendment Effective Date and (i) set forth in Schedule 6.02(a) or (ii) encumbering property or assets with a fair market value on the ~~date hereof~~Second Amendment Effective Date of less than $10,000,000; provided that such Liens shall secure only those obligations which they secure on the ~~date hereof~~Second Amendment Effective Date and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) (I) any Lien existing on any property or asset prior to the acquisition thereof by the U.S. Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the U.S. Borrower or any Subsidiary; and (II) any Liens on property to secure the payment of all or any part of the purchase price of such property, or Liens on property to secure any Indebtedness incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(d) Liens for Taxes, fees, assessments or other governmental charges not yet due, or if material, which are being contested in ~~compliance~~good faith by appropriate proceedings and adequate reserves are maintained in accordance with ~~Section 5.03~~GAAP;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable, or if material, which are being contested in ~~compliance~~good faith by appropriate proceedings and adequate reserves are maintained in accordance with ~~Section  5.03~~GAAP;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(i) Liens arising out of judgments or awards in respect of which Holdings, the U.S. Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(j) Liens on investments made by CBRE CM in connection with the CBRE CM Loan Arbitrage Facility to secure Indebtedness under the CBRE CM Loan Arbitrage Facility, if such investments were acquired by CBRE CM with the proceeds of such Indebtedness;

(k) Liens on investments made by the U.S. Borrower or CBRE, Inc. in connection with the CBRE Loan Arbitrage Facility to secure Indebtedness under the CBRE Loan Arbitrage Facility, if such investments were acquired by the U.S. Borrower or CBRE, Inc., as the case may be, with the proceeds of such Indebtedness;

(l) Liens on mortgage loans originated and owned or held by CBRE CM or any Mortgage Banking Subsidiary pursuant to any CBRE CM Mortgage Warehousing Facility or the CBRE CM Repo Arrangement, and Liens in connection with CBRE CM Lending Program Securities;

(m) Liens on Receivables securing any Receivables Securitization permitted to be outstanding under Section 6.01;

(n) any Lien existing on any property or asset of any person that exists at the time such person becomes a Subsidiary; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any property or assets of the U.S. Borrower or any other Subsidiary;

(o) Liens arising solely by virtue of any statutory, common law or contractual provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or relating to Liens on brokerage accounts;

(p) Liens on the assets or Equity Interests of an Investment Subsidiary to secure Exempt Construction Loans, Non-Recourse Indebtedness and Guarantees thereof;

(q) ~~[Reserved]~~Liens securing Indebtedness of the U.S. Borrower or any of its Subsidiaries owing to the U.S. Borrower or any of its Subsidiaries;

(r) any Lien in relation to personal property acquired by the New Zealand Borrower in the ordinary course of its normal business; provided that such Lien shall be permitted only if (i) it is given by the New Zealand Borrower (as buyer) in favor of a seller of the personal property, (ii) it secures (and only secures) all or part of the purchase price for the personal property and (iii) it is discharged within 60 days of its creation;

(s) any security in relation to personal property acquired by the New Zealand Borrower that is created or provided for by (i) a transfer of an account receivable or chattel paper, (ii) a lease for a term of more than 1 year, or (iii) a commercial consignment, that does not secure payment or performance of an obligation (all terms used in Section 6.02(r) and (s) and not defined in this Agreement have the meaning specified thereto in the New Zealand Personal Property Securities Act 1999); and

(t) other Liens not permitted by the foregoing; provided that, at the time of the incurrence thereof, neither the obligations secured thereby nor the aggregate fair market value of the assets subject thereto, together with all amounts with respect to all Sale/Leaseback Transactions permitted under the last sentence of Section 6.03, shall exceed ~~10~~12.5% of Total Assets at the time.

SECTION 6.03. ~~[Reserved] .~~ Sale Leasebacks. Holdings and each Borrower will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction for the sale and leasing back of any Principal Property unless:

(a) such transaction was entered into prior to the Second Amendment Effective Date;

(b) such transaction was for the sale and leasing back to Holdings or any of its Wholly Owned Subsidiaries of any Principal Property by one of its Subsidiaries;

(c) such transaction involves a lease for not more than three years (or which may be terminated by Holdings or its Subsidiaries within a period of not more than three years);

(d) such Borrower would be entitled to incur Indebtedness secured by a Lien with respect to such Sale/Leaseback Transaction without equally and ratably securing the Loans; or

(e) such Borrower or any Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of Indebtedness that is pari passu with the Loans (including the Loans) within 365 days before or after the effective date of any such Sale/Leaseback Transaction.

Notwithstanding the restrictions set forth in clauses (a) through (e) above, each Borrower and any Subsidiary may enter into any Sale/Leaseback Transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, together with such amounts with respect to all Sale/Leaseback Transactions and all secured obligations or aggregate fair market value of assets subject to Liens under Section 6.02(t), does not exceed 12.5% of Total Assets calculated as of the closing date of the Sale/Leaseback Transaction.

(f) ~~SECTION 6.04. Mergers, Consolidations and Sales of Assets.~~ Fundamental Changes. Neither Holdings ~~will not, and will not permit~~nor any Borrower ~~to, merge into or~~may consolidate with or merge into any other ~~person~~entity or convey, transfer or lease their properties and assets substantially as an entirety to any entity, unless ~~(i) at~~ :

(i) the ~~time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing and (ii) the person formed by such consolidation or into which~~successor or transferee entity, if other than Holdings or such Borrower, as the case may be, is ~~merged shall be a person~~a Person organized and existing under the laws of ~~(x) in the case of Holdings and the U.S. Borrower,~~ the United States ~~of America~~, any ~~State~~state thereof or the District of Columbia~~, and (y) in case of any other Borrower, the jurisdiction of such Borrower or, if the Administrative Agent and each applicable Lender to such Borrower are reasonably satisfied that such Lenders may make loans and other extensions of credit to such Borrower in the applicable currency or currencies in the proposed jurisdiction in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expense, any other jurisdiction, and, in each case, shall~~ and expressly ~~assume pursuant to~~assumes by an ~~instrument~~amendment executed and delivered to the ~~Administrative Agent, and~~trustee, in form ~~and substance~~ reasonably satisfactory to the Administrative Agent, ~~Holding’s or such Borrower’s, as the case may be, obligations for~~the due and punctual payment of the principal of and any interest on all the outstanding Loans and the performance of every covenant ~~of~~and obligation in this Agreement ~~on the part of such person~~ to be performed ~~(unless~~or observed by Holdings or such Borrower, ~~in~~as the case ~~of a Borrower other than the U.S. Borrower, such Borrower will cease to be a Subsidiary upon the consummation of such transaction and the conditions for release of such Borrower pursuant to Section 9.25 are satisfied). For the avoidance of doubt, this Section 6.04 shall only apply to a merger or~~may be;

(ii) immediately after giving effect to such transaction, no Event of Default, as defined in this Agreement, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(iii) within 30 days of such consolidation ~~in which~~, merger, conveyance, transfer or lease, Holdings or ~~the applicable~~such Borrower ~~is not the surviving person. Upon~~, as the case may be, has delivered to the Administrative Agent an Officer’s Certificate and an opinion of counsel stating that such occurrence, and, if an amendment is required in connection with such occurrence, such amendment, comply with the foregoing provisions relating to such transaction.

In case of any such consolidation ~~by Holdings or a Borrower with or merger by Holdings or a Borrower into any other person~~, merger, conveyance or transfer, the successor ~~person formed by such consolidation or into which Holdings or such Borrower is merged shall~~entity will succeed to~~,~~ and be substituted for~~, and may exercise every right and power of,~~ Holdings or ~~such~~any Borrower ~~under this Agreement~~, as the case may be, as obligor or guarantor on the Loans, as the case may be, with the same effect as if ~~such successor person~~it had been named in the Agreement as the Holdings or such Borrower ~~herein~~, as the case may be. As a result, the successor entity may exercise the rights and powers of the Holdings or such Borrower, as the case may be, under this Agreement, and Holdings or such Borrower, as the case may be, shall be released from all liabilities and obligations under this Agreement and, as the case may be, under the Loans or guarantee thereof.

~~(b) Holdings will not, nor will it cause or permit any of the Significant Subsidiaries to, sell, transfer, lease or otherwise dispose of in one transaction or in a series of transactions, all or substantially all of the property of Holdings and its Subsidiaries taken as a whole.~~

(g) No Subsidiary Guarantor may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(i) the successor or transferee entity, if not a Subsidiary Guarantor prior to such merger, conveyance, transfer or lease, shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of such Subsidiary under its guarantee; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to Holdings, any Borrower or an affiliate of Holdings or any Borrower), whether through a merger, consolidation or sale of Equity Interests or assets or (y) that, as a result of the disposition of all or a portion of its Equity Interests, ceases to be a Subsidiary;

(ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(iii) other than the case where the Guarantor is the successor entity, within 30 days of such consolidation, merger, conveyance, transfer or lease, such Borrower has delivered to the Administrative Agent an Officer’s Certificate and an opinion of counsel stating that such occurrence and, if an amendment is required in connection with such occurrence, such amendment comply with the foregoing provisions relating to such transaction.

SECTION 6.04. ~~SECTION 6.05.~~ Interest Coverage Ratio. Holdings will not permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 2.00 to 1.00.

SECTION 6.05. ~~SECTION 6.06.~~ Maximum Leverage Ratio. Holdings will not permit the Leverage Ratio on the last day of any fiscal quarter to be greater than (i) 4.25 to 1.00 or (ii) for the first four full fiscal quarters following the consummation of a Qualified Acquisition, 4.75 to 1.00.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) failure to make any payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) failure to make any payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) failure by Holdings or any Borrower to observe or perform any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, any Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof being delivered from the Administrative Agent or the Required Lenders to the U.S. Borrower;

(f) (i) Holdings, any Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness has expired, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due; provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (y) Indebtedness existing on the Closing Date which by its terms provides for an option by the payee thereof to require repayment prior to the scheduled maturity thereof;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, any Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of Holdings, any Borrower or a Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Holdings, any Borrower or any Significant Subsidiary or (iii) the winding-up or liquidation of Holdings or the U.S. Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Holdings, any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Holdings, any Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $~~200,000,000~~400,000,000 shall be rendered against Holdings, any Borrower, any Subsidiary or any combination thereof, which judgment is not fully covered by insurance of an independent, third-party insurance company that has been notified of such judgment and has not denied coverage, and the same shall remain undischarged, unvacated or unbonded pending appeal for a period of 60 consecutive days during which execution shall not be effectively stayed;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms or the terms of this Agreement), or any Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents); or

(l) ~~(l)~~ there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or the U.S. Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the U.S. Borrower described in paragraph (g) or (h) above, the

Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment and Authority.

(a) Each of the Lenders and each Issuing Bank hereby irrevocably appoints, designates and authorizes Wells Fargo Bank, National Association, to act on its behalf as the Administrative Agent ~~its agent~~hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms ~~of the Loan Documents~~hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Section 8.06 and Section 8.09, ~~including~~ the ~~determination of any successor LIBO Rate, EURIBO Rate or Daily Simple SONIA as contemplated by~~provisions of this Article are solely for the benefit of the Administrative Agent, the Lead Arrangers, the Lenders, the Issuing Banks and their respective Related Parties, and neither Holdings nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.

(b) It is understood and agreed that the ~~definition~~use of the term “~~LIBO Rate”, “EURIBO Rate”~~agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and ~~“Daily Simple SONIA”~~is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02. Rights as a Lender. The ~~bank~~Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not ~~an~~the Administrative Agent~~,~~ and ~~such bank~~the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with ~~Holdings, any~~the U.S. Borrower or any Subsidiary or other Affiliate thereof as if ~~it~~such Person were not ~~an~~the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 8.03. Exculpatory Provisions.

(a) The Administrative Agent, the Lead Arrangers and their respective Related Parties shall not have ~~no~~any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, ~~(a)~~ the Administrative Agent , the Lead Arrangers and their respective Related Parties:

(i) shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing~~, (b) the Administrative Agent~~ ;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be ~~necessary under the circumstances as provided in Section 9.08), and (c) except as~~ expressly ~~set forth~~provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not, have any duty to disclose, ~~nor~~and shall ~~it~~not be liable for the failure to disclose~~,~~ to any Lender, any Issuing Bank or any other Person, any credit or other information relating ~~to~~concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of Holdings, ~~any~~the U.S. Borrower or any of ~~the~~their respective Subsidiaries or Affiliates that is communicated to ~~or~~, obtained by ~~the bank~~or otherwise in the possession of the Person serving as the Administrative Agent ~~or any of its Affiliates~~, the Lead Arrangers or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; and

(iv) shall not be required to account to any Lender or any Issuing Bank for any sum or profit received by the Administrative Agent for its own account.

(b) The Administrative Agent, the Lead Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.08 and Article VII) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall ~~not~~ be deemed not to have knowledge of any Default or Event of Default unless and until ~~written~~notice describing such Default or Event of Default and indicating that such notice ~~thereof~~is a “Notice of Default” is given to ~~such~~the Administrative Agent by Holdings, ~~a~~the Borrower ~~or~~, a Lender~~, and the~~ or an Issuing Bank.

(c) The Administrative Agent, the Lead Arrangers and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth ~~in any Loan Document~~herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document ~~or~~, (v) [reserved], (vi) the satisfaction of any condition set forth in Article IV or elsewhere ~~in any Loan Document~~herein, other than to confirm receipt of items expressly required to be delivered to ~~such~~the Administrative Agent or (vii) the utilization of any Issuing Bank’s L/C Commitment (it being understood and agreed that each Issuing Bank shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).

(d) Neither any Lead Arranger nor any Person named on the cover page of this Agreement as a Co-Syndication Agent or Co-Documentation Agent (or their respective Affiliates) shall have any duties, obligations or liability under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender, an Issuing Bank or Administrative Agent), but all such Persons shall have the benefit of the indemnities provided for hereunder.

SECTION 8.04. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed ~~or~~, sent or otherwise authenticated by the proper ~~person~~Person, including any certification pursuant to Section 8.09. The Administrative Agent ~~may~~ also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper ~~person,~~Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for ~~a~~Holdings and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Bank that has signed this Agreement or a signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it is to become a Lender or Issuing Bank hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Bank or that is to be acceptable or satisfactory to such Lender or Issuing Bank.

SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by ~~it~~the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of ~~the preceding paragraphs~~this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit ~~Facilities~~Facility as well as activities as Administrative Agent.

~~Subject to the appointment and acceptance of a successor~~ The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent ~~as provided below, the~~acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06. Resignation of Administrative Agent.

(a) The Administrative Agent may ~~resign~~ at any time ~~by notifying~~give notice of its resignation to the Lenders, the Issuing Banks and the ~~U.S.~~ Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the ~~U.S.~~ Borrower and~~, unless an~~ subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default ~~shall have~~has occurred and ~~be~~is continuing~~, with~~ at the ~~consent~~time of ~~the U.S. Borrower (which shall not be unreasonably withheld~~such resignation), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor

Administrative Agent ~~which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no~~meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor ~~Administrative Agent~~ has been appointed ~~pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Administrative Agent~~, such ~~Administrative Agent’s~~ resignation shall become effective ~~and the Required Lenders shall thereafter perform all the duties of such Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent~~in accordance with such notice on the Resignation Effective Date.

(b) If ~~any person~~the Person serving as ~~an~~ Administrative Agent is a Defaulting Lender pursuant to clause (~~e~~d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the ~~U.S.~~ Borrower and such ~~person~~Person, remove such ~~person~~Person as Administrative Agent and, in consultation with the ~~U.S.~~ Borrower ~~and, unless an Event of Default shall have occurred and be continuing, with the consent of the U.S. Borrower (which shall not be unreasonably withheld)~~, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective ~~and the Required Lenders shall thereafter perform all the duties of the~~in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and~~/or under any other Loan Document~~ under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent~~.~~

~~Any such resignation by or removal of such Administrative Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank, in which case such resigning Administrative Agent or such Administrative Agent subject to removal (a) shall not be required to issue any further Letters of Credit hereunder and (b) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it prior to the date of such resignation or removal~~ as provided for above. Upon the acceptance of ~~its~~a successor’s appointment as Administrative Agent hereunder ~~by a successor~~, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed

Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the ~~Borrowers~~U.S. Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the U.S. Borrower and such successor. After ~~an~~the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal, including, without limitation, any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.

(d) Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, if in its sole discretion it elects to, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 8.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Lead Arrangers or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Lead Arrangers or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of Holdings, the U.S. Borrower and their Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Lead Arrangers or any of their respective Related Parties to any Lender or any Issuing Bank as to any matter, including whether the Administrative Agent, the Lead Arrangers or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender expressly acknowledges, represents and warrants to the Administrative Agent and the Lead Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent ~~or~~, the Lead Arrangers, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of Holdings, the U.S. Borrower and their Subsidiaries, all applicable bank or other regulatory applicable laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Bank also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender ~~and based on such documents and information as it shall from time to time deem appropriate,~~or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement ~~or~~, any other Loan Document~~, any related agreement or any document furnished hereunder or thereunder~~ or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to Holdings, the U.S. Borrower and their Subsidiaries and (ii) it will not assert any claim in contravention of this Section 8.07.

~~No Lender shall have any right individually to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.~~

~~The Administrative Agent hereby acknowledges that any Guarantee by a Subsidiary shall be released automatically upon the occurrence of a Guarantee Release Date with respect to such Subsidiary.~~

~~None of the Lenders or other persons identified on the facing page of this Agreement as a “syndication agent” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the Lenders or other persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder~~

SECTION 8.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

SECTION 8.09. Guaranty Matters. Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, as certified by the U.S. Borrower; provided that the release of Subsidiary Guarantors comprising substantially all of the credit support for the Obligations shall be subject to Section 9.08(b)(viii). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 8.09. In each case as specified in this Section 8.09, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Guarantor from its obligations under the Subsidiary Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 8.09 as certified by the U.S. Borrower.

SECTION 8.10. [Reserved].

SECTION 8.11. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.12. Erroneous Payments.

(a) Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 8.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or fax, as follows:

(a) if to a Borrower or Holdings, to it in care of the U.S. Borrower at CBRE Services, Inc., 400 South Hope Street, 25th Floor, Los Angeles, CA 90071, Attention of Deputy Chief Financial Officer (Fax No. (213) 613 3735) with a copy to be sent to 2929 Arch Street, Suite 1500, Philadelphia, PA 19104, Attention of Jim Groch, Chief Financial Officer (Fax No. (215) 921 7401); at CBRE Services, Inc., 400 South Hope Street, 25th Floor, Los Angeles, CA 90071, Attention of Deputy General Counsel (Fax No. (213) 613 3735); and at CBRE Services, Inc., 100 N. Sepulveda Blvd., Suite 1100, El Segundo, CA 90245, Attention of Treasurer (Fax No. (310) 606 5035);

(b) if to ~~Credit Suisse AG, Cayman Islands Branch~~Wells Fargo Bank, National Association, as Administrative Agent, to ~~Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, 9th Floor, New York, NY 10010~~Wells Fargo Bank, National Association, Attention ~~of Sean Portrait -~~: Syndication Agency ~~Manager (~~Services, MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, NC 28262, Telephone (704) 590-2706, Fax No.: (~~212~~844) ~~322 2291)~~879-5899, Email: ~~agency.loanops@credit-suisse.com~~Agencyservices.requests@wellsfargo.com ;

(c) if to Wells Fargo Bank, N.A. as Issuing Bank, to Wells Fargo Bank, N.A., Attention: Standby Letters of Credit Department, 794 Davis Street, 2nd Floor, San Leandro, CA 94577-6922, Fax No. (704) 715 0205, Email: standbyLC@wellsfargo.com;

(d) if to JPMorgan Chase Bank, N.A. as Issuing Bank, to JPMorgan Chase Bank, N.A., Attention: Standby LC Department, 10420 Highland Manor Drive, Floor 04, Tampa, FL 33610-9128, Fax No. (813) 432 5161, Email: GTS.IB.Standby@jpmchase.com;

(e) if to Bank of America, N.A. as Issuing Bank, to Bank of America, N.A., Global Trade Operations, One Fleet Way, 2nd Floor, Mail Code PA6-580-02-30, Scranton, PA 18507, Telephone 1 800 370 7519, General Fax No. 1 800 755 8743, Client Servicing E-mail Address: scranton_standby_lc@bankofamerica.com, SWIFT Address: BOFAUS;

(f) if to a Lender, to it at its address (or fax number or e-mail address) set forth in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

(g) if to The Hongkong and Shanghai Banking Corporation Limited, New Zealand Branch as N.Z. Swingline Lender, to The Hongkong and Shanghai Banking Corporation Limited, New Zealand Branch, HSBC House, Level 9, 1 Queen Street, Auckland (attention Relationship Manager), Fax No. +649 368 8799.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the U.S. Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered to Holdings or any Borrower at the e-mail address provided from time to time by such person to the Administrative Agent. Holdings and any Borrower may each change the address or e-mail address for service of notice and other communications by a notice in writing to the other parties hereto.

Holdings hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to Holdings, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a Competitive Bid Request, a notice pursuant to Section 2.10 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.23, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, Holdings and the U.S. Borrower agree, and agree to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

Holdings and the U.S. Borrower hereby acknowledge that (i) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of Holdings and the U.S. Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). Holdings and the U.S. Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and the U.S. Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or words of similar import); and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or words of similar import).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED

PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders ~~or the Issuing Banks~~ or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or any Issuing Bank.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of all the Lenders.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, Holdings, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment of Term Loans by a Lender to a Lender or an Affiliate or Related Fund of a Lender which does not result in any increased costs or other additional amounts being paid by a Borrower, (x) the U.S. Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, each Issuing Bank (and in the case of a Multicurrency Revolving Credit Commitment, the applicable N.Z. Swingline Lender)) must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed), provided, however, that the consent of the U.S. Borrower shall not be required to any such assignment during the continuance of any Event of Default, and (y) (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans), provided that such minimum amount shall be aggregated for two or more simultaneous assignments to or by two or more Related Funds, (ii) the parties to each such assignment shall (x) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (y) manually execute and deliver to the Administrative Agent an Assignment and Acceptance and, except in the case of an assignment by a Lender to an Affiliate or Related Fund of such Lender, pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced at the discretion of the Administrative Agent), provided that only one such fee shall be payable in the case of concurrent assignments to persons that, after giving effect thereto, will be Related Funds and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any applicable tax forms. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid). Each party hereto agrees that an assignment required pursuant to Section 2.21 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

(c) By executing and delivering an Assignment and Acceptance (including a Borrower Repurchase Assignment and Acceptance), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment and U.K. Revolving Credit Commitment, and the outstanding balances of its Term Loans, Domestic Revolving Loans, Multicurrency Revolving Loans and U.K. Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, any Borrower or any Subsidiary or the performance or observance by Holdings, any Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, and solely with respect to their own respective Loans, Letters of Credit and Commitments, as applicable, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire (including any tax documentation required therein) completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if any, and, if required, the written consent of the U.S. Borrower, the N.Z. Swingline Lenders, the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the U.S. Borrower, the Issuing Banks and the N.Z. Swingline Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e), and it shall be the sole responsibility of each assignee to confirm such recordation.

(f) Each Lender may without the consent of any Borrower, any N.Z. Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and solely to the extent that such participant agrees to comply with the requirements of Section 2.20(g) as though it were a Lender) and (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participants hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participant has an interest, increasing or extending the Commitments in which such participant has an interest or release all or substantially all of the value of the Guarantees).

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrowers, the Administrative Agent, or any other person (including the identity of any participant or any information relating to a participant’s interest in the Commitments, Loans, or other Obligations) except to the extent necessary to establish that such Commitments, Loans, or other Obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of a Borrower; provided that, prior to any such disclosure of information designated by a Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(i) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the U.S. Borrower, the option to provide to a Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the U.S. Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the U.S. Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC, subject to an agreement to preserve the confidentiality of such non-public information.

(k) Except as otherwise permitted under this Agreement, neither Holdings nor any Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(l) Notwithstanding anything to the contrary, this Section 9.04 shall not prohibit the Lenders from assigning Term Loans pursuant to, and in accordance with the provisions of, the Auction Procedures by executing and delivering a Borrower Repurchase Assignment and Acceptance.

SECTION 9.05. Expenses; Indemnity. (a) The Borrowers and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks and the N.Z. Swingline Lenders in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

(b) The Borrowers and Holdings agree, jointly and severally, to indemnify the Administrative Agent, each Lender, each Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Excluded Taxes), including reasonable fees, charges and disbursements of one firm of counsel, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, a single firm of counsel for all affected Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any actual or threatened claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by a Borrower, any other Loan Party or any of their respective Affiliates), relating to the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby and the use of the proceeds of the Loans or issuance of Letters of Credit; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any

Related Party thereof, (x) are related to any material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) in addition to clause (x) above, are related to any claim brought by a Borrower or any of its Subsidiaries against an Indemnitee or a Related Party thereof for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from disputes solely among Indemnitees that do not involve an act or omission by Holdings, the Borrowers or any of their Affiliates except that the Administrative Agent, each Lender, each Issuing Bank, each Lead Arranger and the Advance Agent shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (x) or (y) applies to such Indemnitee at such time.

(c) To the extent that Holdings and the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Issuing Banks or the N.Z. Swingline Lenders under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Banks or the N.Z. Swingline Lenders, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the applicable N.Z. Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Domestic Revolving Credit Exposure, Aggregate Multicurrency Revolving Credit Exposure, Aggregate U.K. Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each hereby waives, any claim against any the Indemnitees and each other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable within 30 days of written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time then due and owing by such Lender to or for the credit or the account of any Borrower or Holdings against any of and all the obligations of the Borrowers or Holdings then existing under this Agreement and other Loan Documents (to the extent such obligations of Holdings or the Borrowers are then due and payable (by acceleration or otherwise)) held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by a Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on a Borrower or Holdings in any case shall entitle any Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as otherwise set forth in this Agreement, neither this Agreement, nor any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of any scheduled principal payment or payment of any interest on any Loan or payment of any Fees accrued hereunder or waive or excuse any such payment or any part thereof without the prior written consent of each Lender directly and adversely affected thereby, (ii) extend any scheduled principal payment date, date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement without the prior written consent of each Lender directly and adversely affected thereby, (iii) decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly and adversely affected thereby, (iv) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of each Lender directly and adversely affected thereby, (v) amend or modify the pro rata requirements of Section 2.17 without the prior written consent of each Lender directly and adversely affected thereby, (vi) amend or modify the provisions of Section 9.04(k) or the provisions of this Section 9.08 without the prior written consent of each Lender, (vii) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(j) without the written consent of such SPC, (viii) release all or substantially all the value of the Guarantees, without the prior written consent of each Lender, (ix) modify the definition of “Alternative Currency” without the prior written consent of all Multicurrency Lenders, (x) reduce the percentage contained in the definition of the term “Required Lenders” without the consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments are included on the date ~~hereof~~of this Agreement), or (xi) reduce the number or percentage of the Lenders required to consent, approve or otherwise take any action under the Loan Documents without the prior written consent of each Lender affected thereby; provided further that (w) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or a N.Z. Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such Issuing Bank or such N.Z. Swingline Lender, as the case may be, (x) amendments, waivers or modifications described in clauses (i) through (xi) above shall be subject only to the consent requirements expressly set forth in each such clause, (y) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrowers and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to the Guarantee Agreement or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Guarantee Agreement or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (z) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans or the provision of any Incremental Revolving Credit Commitments or other changes otherwise expressly permitted hereunder.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter dated ~~October 31~~July 8, ~~2017~~2022 , between the U.S. Borrower and the Administrative Agent, and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive general jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Issuing Banks, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ officers, directors, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, are subject to customary confidentiality obligations of professional practice or agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (and to the extent a person’s compliance is within the control of the Administrative Agent, Issuing Bank or Lender, the Administrative Agent, such Issuing Bank or such Lender will be responsible for such compliance)), (ii) to the extent required or requested by any Governmental Authority or representative thereof or regulatory authority having jurisdiction over it (including any self-regulatory authority or representative thereof) or pursuant to legal process or otherwise as required by applicable law, (iii) in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrower shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)), (iv) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (x) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings or any Subsidiary or any of their respective obligations, (v) with the consent of the U.S. Borrower, (vi) to the extent such Information becomes publicly available from a source that is not subject to the confidentiality provisions of this Section 9.16 (or any language or agreements substantially similar to this paragraph) or (vii) to the extent such information is independently developed by the Administrative Agent, such Lender or such Issuing Bank without the use of confidential information in breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from a Borrower or Holdings and related to a Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by a Borrower or Holdings. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.18. Additional Borrowers. The U.S. Borrower may designate any wholly owned Subsidiary as a Borrower under any of the Commitments; provided that (x) the Administrative Agent (and in the case of any Foreign Subsidiary so designated, each applicable Lender) shall be reasonably satisfied that the applicable Lenders may make loans and other extensions of credit to such person in the applicable currency or currencies in such person’s jurisdiction in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expense and (y) the Administrative Agent (including on behalf of each applicable Lender) shall have received any and all documentation and other information with respect to such person that it reasonably requests at least five (5) Business Days prior to the effectiveness of such designation in order to comply with its ongoing obligations under applicable U.S. “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement executed by such a wholly owned Subsidiary, Holdings and the U.S. Borrower, such wholly owned Subsidiary shall be a Borrower and a party to this Agreement. A Subsidiary shall cease to be a Borrower hereunder at such time as no Loans, Fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding by such Subsidiary, no Letters of Credit issued for the account of such Subsidiary shall be outstanding and such Subsidiary and the U.S. Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination; provided that, notwithstanding anything herein to the contrary, no Subsidiary shall cease to be a Borrower solely because it no longer is a wholly owned Subsidiary.

SECTION 9.19. [Reserved].

SECTION 9.20. Loan Modification Offers. (a) Holdings and the U.S. Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined in paragraph (c) below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Holdings or the U.S. Borrower, as the case may be. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) Holdings, the U.S. Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders of the Affected Class as Other Term Loans, Other Revolving Loans and/or Other Revolving Credit Commitments). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 9.20 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and/or an officer’s certificate consistent with those delivered on the Closing Date under Section 4.02(a) and (b).

(c) “Permitted Amendments” shall be (i) an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Lenders (provided that such extensions may not result in having more than one additional final maturity date under this Agreement in any year without the consent of the Administrative Agent), (ii) a reduction or elimination of the scheduled amortization of the applicable Loans of the Accepting Lenders, (iii) change in the Applicable Percentage with respect to the applicable Loans and/or Commitments of the Accepting Lenders (including by implementation of a “floor” or “spread adjustment”) and the payment of additional fees to the Accepting Lenders (any such increase and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement) and (iv) the conversion of Revolving Loans to Term Loans or Term Loans to Revolving Loans.

SECTION 9.21. [Reserved].

SECTION 9.22. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and each Borrower, which information includes the name and address of Holdings and each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and each Borrower in accordance with the USA PATRIOT Act.

SECTION 9.23. No Advisory or Fiduciary Responsibility. Holdings and the Borrowers acknowledge and agree, and acknowledge the understanding of the other Loan Parties and the respective Affiliates of each of the foregoing, that (a) the Credit Facilities and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) constitute an arm’s-length commercial transaction between Holdings, the Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers, on the other hand, and Holdings, each Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and the transactions contemplated by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (b) in connection with the process leading to the Transactions, each of the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for Holdings, any Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person, (c) none of the Administrative Agent, any Issuing Banks, the Lenders and the Lead Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Holdings, any Borrower or any other Loan Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Issuing Bank, any Lender or either Lead Arranger has advised or is currently advising Holdings, any Borrower, any other Loan Party or any of their respective Affiliates on other matters) and none of the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers has any obligation to Holdings, any Borrower, any other Loan Party or any of their respective Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Loan Documents, (d) the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers has any obligation to disclose any such interest by virtue of any advisory, agency or fiduciary relationship and (e) the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of Holdings, the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

SECTION 9.24. [Reserved].

SECTION 9.25. Release of Guarantees. (a) Notwithstanding any other provision of this Agreement or the Guarantee Agreement, any Guarantees made by any Subsidiary Guarantor under the Guarantee Agreement shall be automatically released on a Business Day specified by Holdings (a “Guarantee Release Date”), provided that:

(1) Holdings shall have given written notice to the Administrative Agent at least five Business Days prior to such Guarantee Release Date, specifying the proposed Guarantee Release Date and the Subsidiary Guarantors to be released;

(2) on the Guarantee Release Date, upon the effectiveness of the release of such Subsidiary Guarantor hereunder, such Subsidiary Guarantor shall not Guarantee any Material Indebtedness;

(3) no Default or Event of Default shall have occurred and be continuing as of such Guarantee Release Date; and

(4) on such Guarantee Release Date, the Administrative Agent shall have received a certificate, dated such Guarantee Release Date and executed on behalf of Holdings by a Responsible Officer of Holdings, confirming the satisfaction of the condition set forth in clauses (2) and (3) above.

(b) The Lenders hereby expressly authorize the Administrative Agent to, and the Administrative Agent hereby agrees to, execute and deliver to the Loan Parties all such instruments and documents as the Loan Parties may reasonably request to effectuate, evidence or confirm any release provided for in this Section 9.25, all at the sole cost and expense of the Loan Parties. Any execution and delivery of documents pursuant to this Section 9.25 shall be without recourse to or representation or warranty by the Administrative Agent.

(c) Without limiting the provisions of Section 9.05, Holdings and the Borrowers shall reimburse the Administrative Agent upon demand for all costs and expenses, including fees, disbursements and other charges of counsel, incurred by any of them in connection with any action contemplated by this Section 9.25.

SECTION 9.26. Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any of the Lenders, Issuing Banks, Administrative Agent, Advance Agent or Lead Arrangers (collectively, the “Lender Parties”) that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender Party party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

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SECTION 9.27. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.27, the following terms have the following meanings:

“ BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“ Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“ Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“ QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

EXHIBIT B

Schedules

[Attached]

1.1(c) – Approved Take Out Parties

•	Industrial Developments International, Inc. and the Special Situation Property Fund of JP Morgan Chase Bank, N.A.

•	MSREF Fund V

•	CBRE Investment Management

•	MSD Capital

•	Principal Financial

•	Metlife

•	Prudential Financial

6.01(a) – Existing Indebtedness

Guarantee/Overdraft Facilities
Country	Debtor	Description of Indebtedness	Currency	Amount
Australia	CBRE ( C ) Pty Ltd	Asset Finance Facility	AUD	750,000
Australia	CBRE ( C ) Pty Ltd	Electronic Payaway Facility	AUD	1,500,000
Australia	CBRE ( C ) Pty Ltd	Encashment Facility	AUD	18,400
Australia	CBRE ( C ) Pty Ltd	Overdraft Facility	AUD	1,000,000
Australia	CBRE (A) Pty Ltd, CBRE (C ) Pty Ltd, CBRE (GCS) Pty Ltd, CBRE (P) Pty Ltd, CBRE (V) Pty Ltd, CBRE Capital Advisors (Asia Pacific) Pty Ltd, CBRE Pty Ltd, CBRE Residential Valuations Pty Ltd	Guarantee Facility	AUD	15,000,000
Austria	CBRE GmbH	UniCredit Bank - Overdraft Facility	EUR	10,000
Belgium	CBRE Investment Management	BOFA - Rental Guarantee	EUR	70,760
Canada	CBRE Limited	Uncommited Line of Credit by The Bank of Nova Scotia	CAD	3,000,000
Czech Republic	CBRE s.r.o.	HSBC Bank - Guarantee	EUR	155,712
EMEA	CBRE Inc	EMEA Guarantee Facility with ING	EUR	25,000,000
France	CBRE Holdings SAS	HSBC Bank - Overdraft Facility	EUR	5,000,000
Germany	CBRE GmbH	HSBC Bank - Credit Agreement	EUR	2,700,000
Hong Kong	CBRE Limited	Guarantee Facility	USD	500,000
Hong Kong	CBRE Limited	Guarantee Facility	HKD	14,000,000
Hong Kong	CBRE Limited	Overdraft Facility	HKD	9,000,000
India	CBRE South Asia Pvt Ltd	Bank Guarantee Facility	INR	350,000,000
India	CBRE South Asia Pvt Ltd	Facility as per RBI Mandate	INR	100,000,000

Israel	ISP Workplace Services Ltd	Guarantees issued by Leumi	ILS	1,426,515
Israel	Ramot entities	Hapoalim Bank / Leumi Bank	ILS	16,000,000
Israel	RAMOT M.A MANAGEMENT & MAINTENANCE (1993) LTD	Guarantees issued by Leumi	ILS	3,975,102
Israel	RPM	Guarantees issued by Leumi	ILS	12,053
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by Banca Monte dei Paschi di Siena S.p.A.	EUR	282,000
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by Banca MPS SpA	EUR	16,795
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by Intesa San Paolo Spa	EUR	640,107
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by MPS	EUR	10,899
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by Unicredit	EUR	1,389,548
Japan	CBRE KK	Mitsubishi Tokyo UFJ Bank Credit Line	JPY	600,000,000
Japan	CBRE KK	Sumitomo Mitsui Banking Corporation Credit Line	JPY	800,000,000
Luxembourg	CBRE Investment Management	Rental Guarantee - Rue Fort Wallis	EUR	105,000
Malaysia	CBRE GWS SDN. BHD.	Guarantee Facility	MYR	1,487,000
Norway	CBRE AS	Danske Bank - Guarantee	NOK	2,500,000
Panama	CBRE Services Inc - Panama City Branch	Daylight Overdraft - Cash	USD	100,000
Peru	CBRE Services SA	Daylight Overdraft - Cash	USD	245,000
Poland	CBRE Sp. z o.o.	Danske Bank - Guarantee Facility	EUR	756,000
Portugal	CBRE Sociedade de Mediaçao Lda	Client guarantee: DEKA (Asset Services agreement)	EUR	350,000
Singapore	CBRE (Pte) Ltd	Guarantee & Overdraft Facility	SGD	4,400,000
Spain	CBRE Project Management S.A.	CaixaBank Bank - Guarantee Facility	EUR	1,000,000
Spain	CBRE Project Management S.A.	Santander Bank - Credit Line - Multiproduct Facility	EUR	1,800,000
Spain	CBRE Project Management S.A.	Santander Bank - Guarantee Facility - Multiproduct Facility	EUR	1,000,000
Switzerland	CBRE GWS GmbH	Guarantees issued by UBS	CHF	485,517
United Kingdom	CBRE Managed Services Limited	Guarantee issued by Chubb	GBP	100,000
United Kingdom	CBRE Managed Services Limited	Guarantee issued by Zurich Insurance Public Limited Company	GBP	480,205

United Kingdom	Turner and Townsend Holdings Ltd	Guarantees	GBP	8,250,000
United States	Knox Logistics VII LLC (Majestic)	Knox Logistics VII LLC (Majestic) - Loan Payment Guaranty	USD	317,386
Vietnam	CBRE (Viet Nam) Co Ltd	Credit Card Facility	VND	550,000,000
Vietnam	CBRE (Viet Nam) Co Ltd	Guarantee Facility	VND	10,000,000,000

Guarantees / Letters of Credit Issued
Country	Debtor	Description of Indebtedness	Currency	Amount
United States	CBRE Services Inc	200 Park LP	USD	1,998,100
Cayman Islands	Raven Insurance Company Ltd	ACE American Insurance Company	USD	32,045
United States	CBRE Inc.	ACE American Insurance Company	USD	947,668
India	CBRE South Asia Private Ltd	Advance Bank Guarantee	INR	540,000
India	CBRE South Asia Pvt Ltd	Advance Bank Guarantee	INR	150,648
India	CBRE South Asia Pvt Ltd	Advance Bank Guarantee	INR	1,000,000
India	CBRE South Asia Pvt Ltd	Advance Bank Guarantee	INR	2,104,049
India	CBRE South Asia Pvt Ltd	Advance Bank Guarantee	INR	2,187,400
India	CBRE South Asia Pvt Ltd	Advance Bank Guarantee	INR	3,075,000
India	CBRE South Asia Pvt Ltd	Advance Bank Guarantee	INR	3,948,474
India	CBRE South Asia Pvt Ltd	Advance Bank Guarantee	INR	5,300,013
India	CBRE South Asia Private Ltd	Advance payment guarantee	INR	11,853,000
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	276,283
United States	CBRE Inc.	Bank of America, N.A.	USD	1,220,000
United States	Trammell Crow Company LLC	City of Arvada, Colorado	USD	156,349
United States	Trammell Crow Company LLC	City of Arvada, Colorado	USD	203,560
Canada	CBRE Limited	City of Toronto	CAD	150,000
United States	MacArthur Landlord LLC	DC Water	USD	500,000

United States	Trammell Crow Company LLC	District of Columbia	USD	243,260
United States	Trammell Crow Company LLC	District of Columbia	USD	730,000
United States	CBRE Inc.	Fannie Mae	USD	9,999,999
Canada	CBRE Limited	Government of Canada	CAD	2,000,000
Canada	CBRE Limited	HM the Queen in Rt of the Prov. Of B.C.	CAD	10,000,000
Canada	CBRE Limited	Ontario Infrastructure and Lands Corporation	CAD	5,000,000
India	CBRE South Asia Private Ltd	Payment guarantee	INR	837,972
Australia	CB Richard Ellis Pty Ltd	Rental guarantee	AUD	130,086
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	47,557
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	62,573
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	76,356
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	98,768
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	119,972
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	284,801
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	347,276
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	687,638
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	838,458
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	857,508
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	1,322,200
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	3,200,141
Australia	Thelem Consulting Pty Ltd	Rental guarantee	AUD	132,449
New Zealand	CBRE Limited	Rental guarantee	NZD	1,089,069
Singapore	CBRE PTE. LTD.	Rental guarantee	SGD	341,915
Singapore	CBRE PTE. LTD.	Rental guarantee	SGD	751,059
Canada	CBRE Limited	Suncor Energy Products Partnership	CAD	2,200,000
Cayman Islands	Raven Insurance Company Ltd	Zurich American Insurance Company	USD	10,500,000

Cayman Islands	Raven Insurance Company Ltd	Zurich American Insurance Company	USD	14,424,000
Cayman Islands	Raven Insurance Company Ltd	Zurich American Insurance Company	USD	25,815,000
Cayman Islands	Raven Insurance Company Ltd	Zurich American Insurance Company	USD	34,200,000
United States	CBRE Inc.	Zurich American Insurance Company	USD	12,881,000
United States	CBRE Inc.	Zurich American Insurance Company	USD	13,119,000

Cash Deposits
Country	Debtor	Description of Indebtedness	Currency	Amount
Bulgaria	CBRE d.o.o. (Bulgaria Branch)	Rental Deposit	EUR	11,779
Czech Republic	CBRE Investment Management	Rental Deposit	EUR	23,211
Germany	CBRE GWS Industrial Services GmbH	Rental Deposit	EUR	140,000
Germany	CBRE GWS IFM Industrie GmbH	Rental Deposit	EUR	127,823
Italy	CBRE SRL	Deposit	EUR	1,000
Italy	CBRE SRL	Deposit	EUR	370
Italy	CBRE SPA	Deposit	EUR	96
Italy	CBRE SPA	Deposit	EUR	1,000
Italy	CBRE SPA	Deposit	EUR	15,375
Italy	CBRE VALUATION SPA	Deposit	EUR	155
Italy	CBRE VALUATION SPA	Deposit	EUR	1,900
Serbia	CBRE d.o.o.	Rental Deposit	RSD	738,673
Serbia	CBRE d.o.o.	Rental Deposit	EUR	37,382
United Kingdom	CBRE Ltd	Deposit	EUR	4,000
United Kingdom	CBRE Ltd	Rental Deposit - Bow Street	GBP	35,000
Belgium	CBRE S.A.	Deposit held at Fortis/BNP Paribas to secure issued Bank Guarantee	EUR	250,000
Germany	CBRE Investment Management	Deposit held at Commezbank to secure issued Rental Bank Guarantee	EUR	142,000

Switzerland	CBRE (Zurich) AG	Deposit held at Bank to secure issued Rental Bank Guarantee	CHF	27,026
Switzerland	CBRE (Geneva) SA	Deposit held at Bank to secure issued Rental Bank Guarantee	CHF	138,838

Pension Guarantees
Country	Debtor	Description of Indebtedness	Currency	Amount
United Kingdom	CB Hillier Parker Pension Scheme Trustee Ltd	Guarantee by CB/TCC Global Hldgs Ltd with CB Hillier Parker Pension Scheme Trustees Ltd.	GBP	25,000,000
United Kingdom	Richard Ellis St Quintin Trustee Ltd	For Richard Ellis St. Quintin Trustee Ltd as trustee of the Richard Ellis St. Quintin Retirement Fund	GBP	2,594,917
United Kingdom	Richard Ellis St Quintin Trustee Ltd	For Richard Ellis St. Quintin Trustee Ltd as trustee of the Richard Ellis St. Quintin Retirement Fund	GBP	11,300,000
United Kingdom	CB Hillier Parker Pension Scheme Trustee Ltd	Guarantee by CB/TCC Global Hldgs Ltd with CB Hillier Parker Pension Scheme Trustees Ltd.	GBP	31,000,000
United Kingdom	BDO Svetovanje d.o.o.	Parent Guarantee - VAT fiscal representative	EUR	15,000

Revolver Facility
Country	Debtor	Description of Indebtedness	Currency	Amount
United Kingdom	Turner and Townsend Holdings Ltd	Revolving Credit Facility - March 2027	GBP	120,000,000

Short Term Borrowings
Country	Debtor	Description of Indebtedness	Currency	Amount
Colombia	CBRE Colombia SAS	Card Issuance Coverage	USD	100,000
Israel	St. Quintin Bank Loans - GWS Israel Ramot	On call - St. Quintin bank loans	USD	4,123,000
Mexico	CBRE Inmobiliario S de RL de CV	Card Issuance Coverage	USD	7,000
Mexico	CRE GCS de RL de CV	Card Issuance Coverage	USD	25,000
Mexico	CBRE Mexico GWS S de RL de CV	Card Issuance Coverage	USD	15,000
Mexico	CBRE SA de CV	Card Issuance Coverage	USD	15,000

Panama	CBRE Services INC	Card Issuance Coverage	USD	50,000
United Kingdom	Turner and Townsend Holdings Ltd	Revolving Credit Facility - March 2027	GBP	20,000,000

Long Term Borrowings
Country	Debtor	Description of Indebtedness	Currency	Amount
Luxembourg	CBRE Global Acquisition Company Sarl	Credit Suisse Credit Agreements - Euro Term Loans	EUR	400,000,000

Schedule 6.02(a) – Existing Liens

CBRE Services, Inc. (f/k/a CB Richard Ellis Services, Inc.)

•	Lien with respect to CBRE Services, Inc. (agreement with Bank of America, N.A) – financial assets, financial instruments and collateral accounts

CBRE, Inc. (f/k/a CB Richard Ellis Inc.)

•	Lien with respect to CBRE, Inc. (agreement with Konica Minolta Premier Finance) – equipment

•	Various liens with respect to CBRE, Inc. (agreements with HYG Financial Services, Inc.) – equipment

•	Various liens with respect to CBRE, Inc. (agreements with Wells Fargo Vendor Financial Services, LLC) – equipment

•	Various liens with respect to CBRE, Inc. (agreements Popular Equipment Finance, LLC) – equipment

•	Lien with respect to CBRE, Inc. (agreement with Ele Funding, LLC) – equipment

•	Various liens with respect to CBRE, Inc. (agreements with Signature Financial LLC) - equipment

•	Lien with respect to CBRE, Inc. (agreement with GFC Leasing a Division of Gordon Flesch Co Inc.) - equipment

•	Lien with respect to CBRE, Inc. (agreement with Lease Finance Partners, Inc.) – equipment

•	Various liens with respect to CBRE, Inc. (agreements with Wells Fargo Bank, N.A.) – equipment

•	Lien with respect to CBRE, Inc. (agreement with Verdant Commercial Capital, LLC) - equipment

•	Lien with respect to CBRE, Inc. (agreement with MUFG Union Bank, N.A.) – receivables

CBRE Technical Services, LLC

•	Lien with respect to CBRE Technical Services, LLC (agreement with Siemens Financial Services, Inc.) – equipment

CBRE Business Lending, Inc.

•	Lien with respect to CBRE Business Lending, Inc. (agreement with JPMorgan Chase Bank, N.A.) – loans, pledged securities

CBRE Capital Markets, Inc. (f/k/a CBRE Melody & Company)

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with JPMorgan Chase Bank, N.A.) – mortgage loans and accounts

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with Bank of America, N.A.) – mortgage loans and accounts

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with TD Bank, N.A.) – mortgage loans and pledged securities

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with MUFG Union Bank, N.A.) – mortgage loans and pledged securities